As filed with the Securities and Exchange Commission on May 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	02-0563870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

305 College Road East
Princeton, New Jersey 08540
(609) 452-9813

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Mr. Thomas A. Moore
Chief Executive Officer
305 College Road East
Princeton, New Jersey 08540
(609) 452-9813

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq. Marianne C. Sarrazin, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450	Brad L. Shiffman, Esq. Kristina L. Trauger, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174-0208 Telephone: (212) 885-5000 Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share(2)(3)	$23,000,000	$3137.20
Common Stock Purchase Warrants	$11,500	$1.57	(4)
Shares of Common Stock, $0.001 par value per share, underlying Common Stock Purchase Warrants(2)(7)	$14,375,000	$1960.75
Representative’s Common Stock Purchase Warrant	—	(5)
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrant(2)(6)	$750,000	$102.30
Total Registration Fee	$38,136,500	$5201.82

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, under the Securities Act the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
(4)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.
(5)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $750,000 or 125% of $600,000 (3% of $20,000,000).
(7)	There will be issued a warrant to purchase one share of common stock for every two shares offered. The warrants are exercisable at a per share price equal to [125%] of the common stock public offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED , 2013

      Shares of Common Stock

Warrants to Purchase        Shares of Common Stock

We are offering      shares of our common stock and warrants to purchase up to an aggregate of            shares of our common stock. The warrants will have a per share exercise price of $     [[125%] of public offering price of the common stock]. The warrants are exercisable immediately and will expire [five] years from the date of issuance. We expect to effect a 1-for-   reverse stock split of our issued and outstanding common stock prior to the date of this prospectus.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB. We have applied to list our common stock and warrants on The NASDAQ Capital Market under the symbols “ADXS” and “ADXSW,” respectively. No assurance can be given that our application will be approved. On May 14, 2013, the last reported sale price for our common stock on the OTC Bulletin Board was $0.05 per share.

Our business and an investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 94 of this prospectus for a description of compensation payable to the underwriters.

The underwriters may also purchase up to an additional      shares of common stock and      warrants from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover over-allotments, if any

The underwriters expect to deliver the shares and warrants against payment therefor on or about            , 2013.

Aegis Capital Corp

             , 2013

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. Unless otherwise stated or the context requires otherwise, references in this prospectus to “Advaxis,” “we,” “us,” or “our” refer to Advaxis, Inc.

Advaxis, Inc.

Business Overview

We are a clinical development stage biotechnology company focused on the discovery, development and commercialization of our proprietary Lm-LLO immunotherapies to treat cancers and infectious diseases. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes, which we refer to as Listeria or Lm, that have been bioengineered to secrete antigen/adjuvant fusion proteins. We believe that these Lm-LLO strains are a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy because they access and direct antigen presenting cells, or APC, to stimulate anti-tumor T-cell immunity, stimulate and activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable the T-cells to eliminate tumors. Other immunotherapies may employ individual elements of our comprehensive approach, but, to our knowledge, none combine all of these elements together in a coordinated, comprehensive fashion within each individual patient in a single, easily administered, well-tolerated yet comprehensive immunotherapy.

The effectiveness of our approach has been validated by numerous publications in multiple models of human disease. In the clinic, ADXS-HPV, our lead Lm-LLO immunotherapy for the treatment of Human Papilloma Virus-, or HPV-, associated diseases, is well-tolerated and has been administered to both young patients with pre-malignant dysplasia, as well as patients with advanced disease. Clinical efficacy has been demonstrated by apparent prolonged survival, complete and partial tumor responses, and the prolonged stabilization of advanced cancer. The preliminary data from our ongoing Phase 2 clinical trial of ADXS-HPV in patients with recurrent/refractory cervical cancer demonstrate that ADXS-HPV is an active agent in this disease setting with a manageable safety profile. We achieved proof of concept with this Phase 2 study, and over the next two to five years, we plan to advance ADXS-HPV through registrational Phase 3 trials and regulatory approval(s) in the United States and relevant markets for the treatment of women with cervical cancer. We are currently evaluating this same Lm-LLO immunotherapy in Phase 1/2 clinical trials for two other HPV-associated cancers: head and neck cancer and anal cancer. In addition, we plan to advance ADXS-PSA, which is an Lm-LLO immunotherapy directed against prostate-specific antigen, or PSA, our second Lm-LLO immunotherapy, into a Phase 1 dose escalation trial to determine the maximum tolerated dose for the treatment of prostate cancer in the first half of 2014. We plan for this to be a dose escalation trial to evaluate safety and determine the maximum tolerated dose for the treatment of prostate cancer. A third Lm-LLO immunotherapy, ADXS-cHER2, is being evaluated for safety and efficacy in the treatment of companion dogs with human epidural growth factor receptor-2, or HER2, over-expressing osteosarcoma.

We have a robust and extensive patent portfolio that protects our core technology, new constructs, inventions, and improvements. Our current patent portfolio includes 41 issued patents and 35 pending patent applications. To develop our technology, we may enter into commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including pharmaceutical or biotechnology companies or universities during the preclinical or clinical stages. Our current collaborations include the preclinical development of Lm-LLO immunotherapies for a number of indications. We currently have over 15 distinct immunotherapies in various stages of development, developed directly by us and through strategic collaborations with recognized centers of excellence. We will continue to conduct preclinical research to develop additional Lm-LLO constructs to expand our platform technology and may develop additional distinct immunotherapies in the future. We are exploring potential development and commercialization collaborations for certain drug candidates in our development pipeline.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to the substantial investment in research and development. As of January 31, 2013 and October 31, 2012, we had an accumulated deficit of $53,309,473 and $47,601,427, respectively, and stockholders’ deficiency of $7,863,356 and $5,962,724, respectively.

Our Lm-LLO Immunotherapy Platform Technology

Our immunotherapies are based on a platform technology under exclusive license from the University of Pennsylvania, or Penn, that utilizes live attenuated Lm bioengineered to secrete antigen/adjuvant fusion proteins within APC, to generate a strong T-cell immunity. These Lm strains use a fragment of the protein listeriolysin, or LLO, fused to a tumor associated antigen, or TAA, or other antigen of interest and we refer to these as Lm-LLO immunotherapies. We believe these Lm-LLO immunotherapies redirect the potent immune response to Lm that is inherent in humans, to the TAA or antigen of interest. In addition, our technology facilitates the immune response by altering the tumor microenvironment to reduce immunologic tolerance in the tumors but leave normal tissues unchanged. This makes the tumor more susceptible to immune attack.

The field of immunotherapy is a relatively new area of cancer treatment development that holds tremendous promise to generate more effective and better tolerated treatments for cancer than the more traditional, high dose chemotherapy and radiation therapies that have been the mainstay of cancer treatment thus far. There are many approaches toward immunotherapy that have been recently approved or are in development. We believe Lm-LLO immunotherapies will offer a more comprehensive immunotherapy in a single, well-tolerated, easy to administer treatment than other alternative immunotherapy treatments.

The following diagram illustrates how the live attenuated Lm in our immunotherapies are phagocytosed and processed by an APC leading to the stimulation of CD4+ T cell, or helper T cells, and CD8+ T cells, or killer T cells.

Live attenuated Lm bioengineered to secrete an antigen-adjuvant fusion protein (antigen + tLLO) stimulate a profound innate immune response and are phagocytized by APC. Fragments from Lm are processed via the major histocompatibility complex, or MHC, class 2 generating antigen specific CD4 + T cells. Some Lm escapes into the cytosol and secretes antigen-LLO fusion proteins. Fusion protein antigens are presented via MHC class I pathway to generate activated CD8+ T cells. The activated T cells will then find and infiltrate tumors and destroy the tumor cells. Immunologic tolerance in the tumor microenvironment mediated by regulatory T cells, or Tregs, and myeloid-derived suppressor cells, or MDSC, is reduced. Thus we believe Lm-LLO immunotherapies may stimulate innate and adaptive tumor-specific immunity while simultaneously reducing immune tolerance to tumors.

Our Preclinical and Clinical Development Pipeline

Our most advanced drug candidates in clinical development are ADXS-HPV, ADXS-PSA and ADXS-cHER2:

•	ADXS-HPV. ADXS-HPV is an Lm-LLO immunotherapy directed against HPV-associated cancers. ADXS-HPV directs the patient’s own APC to generate a comprehensive immune response focused around creating cytotoxic T-cells that we believe may be capable of infiltrating the tumors and directly killing HPV-transformed cancer cells. At the same time, ADXS-HPV also causes a reduction in the number and function of immunosuppressive regulatory Tregs and myeloid-derived suppressor cells, or MDSC, that protect tumors by deactivating T-cells, thereby potentially enabling the cytotoxic T-cells to be effective at killing tumor cells within the tumor microenvironment.

•	ADXS-PSA. ADXS-PSA is an Lm-LLO immunotherapy directed against PSA. ADXS-PSA is designed to target cells expressing PSA. ADXS-PSA secrets the PSA antigen, fused to LLO, directly inside the APC, that are cable of driving a cellular immune response to PSA expressing cells. In preclinical analysis, the localized effect is the inhibition of the Treg and MDSC cells that we believe may promote immunologic tolerance of the PSA cancer cells of the tumor. We plan to file an Investigational New Drug application, or IND, with the U.S. Food and Drug Administration, or FDA, and advance ADXS-PSA into a Phase 1 dose escalation trial to determine the maximum tolerated dose for the treatment of prostate cancer.
•	ADXS-cHER2. ADXS-cHER2 is an Lm-LLO immunotherapy for HER2 overexpressing cancers (such as breast, gastric and other cancers in humans and for osteosarcoma in canines). ADXS-cHER2 secrets the cHER2 antigen, fused to LLO, directly inside APC that are capable of driving a cellular immune response to cHER2 overexpressing cells. In preclinical analysis, localized effect is the inhibition of the Treg and MDSC cells that we believe may promote immunologic tolerance of the HER2 overexpressing cancer cells of the tumor. We currently are conducting a Phase 1 study in companion dogs evaluating the safety and efficacy of ADXS-cHER2 in the treatment of canine osteosarcoma and plan to meet with the U.S. Department of Agriculture, or USDA, to discuss the requirements to proceed forward with our first immunotherapy in the veterinary market.

The following table summarizes the stage of development of ADXS-HPV, ADXS-PSA and ADXS-cHER2:

We have completed dosing in Lm-LLO-E7-15, a Phase 2 randomized trial designed to assess the safety and efficacy of ADXS-HPV (1x109 cfu) with and without cisplatin (40 mg/m2, weekly x5). 110 patients were randomized to one of two treatment arms with 55 patients per treatment. The primary endpoint of the study is overall survival. As reported at the Society for Immunotherapy of Cancer, or SITC, Annual Meeting in October 2012, the trial completed enrollment and 110 patients received 264 doses of ADXS11-001. As of October 2012, 12-month survival was 33% among a group of 70 patients, which compares favorably with published reports cited by the National Comprehensive Cancer Network Guidelines of historical 12 month survival of 0-22% with single agent therapies considered “active” in recurrent cervical cancer and suggests that ADXS-HPV is an active treatment in this disease. The study is expected to be completed in June 2013.

Tumor responses have been observed in both treatment arms with six complete responses and six partial responses. 51% of patients (34/67) had durable stable disease for at least 3 months as indicated by the orange dashed lines in the waterfall plot below. Tumor reductions have been observed against all high-risk HPV strains detected.

Lm-LLO-E7-15 Best Response Data

(as of October 22, 2012)

ADXS-HPV ± Cisplatin in Patients with Recurrent/Refractory Cervical Cancer

ADXS-HPV continues to demonstrate a well-tolerated and manageable safety profile with 32% of patients reporting Grade 1 or 2. The non-serious adverse events consist predominately of transient, non-cumulative flu-like symptoms associated with infusion that either resolved on their own or responded to symptomatic treatment. Less than 2% of patients reported serious adverse events associated with ADXS-HPV.

Business Strategy

Our strategy is to maintain and fortify a leadership position in the discovery, acquisition and development of Lm-LLO immunotherapies that target for cancer and infectious disease. The fundamental goals of our business strategy include the following:

•	Be the first immunotherapy company to commercialize a therapeutic HPV-associated oncology drug. Because we believe ADXS-HPV is the most clinically advanced anti-cervical cancer immunotherapy, we aim to fortify our leadership position and be the first to commercialize our Lm-LLO immunotherapy for this unmet medical need.
•	Develop and commercialize ADXS-HPV in multiple HPV-associated cancers. We plan to advance ADXS-HPV through registrational Phase 3 trials and regulatory approval in the United States and relevant markets for the treatment of cervical cancer. If successful, we plan to submit a Biologics License Application, or BLA, to the FDA as the basis for marketing approval in the United States of ADXS-HPV for the treatment of cervical cancer. HPV, the target for ADXS-HPV, is expressed on a wide variety of cancers including cervical, head and neck, anal, vulva, vaginal, and penile. Accordingly, we believe that ADXS-HPV should be active in these HPV-associated cancers and these indications could represent significant market opportunities for ADXS-HPV.
•	File three applications requesting Orphan Drug Designation with the FDA and the European Medicines Agency, or EMEA, for ADXS-HPV for use in the treatment of cervical cancer, head and neck cancer and anal cancer. Orphan status is granted by the FDA to promote the development of products that demonstrate promise for the treatment of rare diseases affecting fewer than 200,000 individuals in the United States annually, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug or biological product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation would entitle our company to a seven-year period of marketing exclusivity in the United States for ADXS-HPV if it is approved by the FDA for the treatment of cervical, head and neck and or anal cancer, and would enable us to apply for research funding, tax credits for certain research expenses, and a waiver from the FDA’s application user fee. Orphan drug status in the European Union has similar but not identical benefits in that jurisdiction.
•	Develop ADXS-PSA in prostate cancer. We plan to advance ADXS-PSA into a Phase 1 dose escalation trial to determine the maximum tolerated dose for the treatment of patients with prostate cancer.
•	Leverage our proprietary drug discovery platform to identify new therapeutic immunotherapies. We intend to conduct research relating to the development of the next generations of our Lm-LLO immunotherapies using new antigens of interest; improving the Lm-LLO based platform technology by developing new strains of Listeria that may be more suitable as live vaccine vectors; developing bivalent Lm-LLO immunotherapies; further evaluating synergy of Lm-LLO immunotherapies with cytotoxic therapies and continuing to develop the use of LLO as a component of a fusion protein based immunotherapy. We currently have over 15 distinct immunotherapies in various stages of development, developed directly by us and through strategic collaborations with recognized centers of excellence. We will continue to conduct preclinical research to develop additional Lm-LLO constructs to expand our platform technology and may develop additional distinct immunotherapies in the future.
•	Enter into commercialization collaborations for ADXS-HPV. If ADXS-HPV is approved by the FDA and other regulatory authorities for first use, we plan to either enter into commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including pharmaceutical companies or commercialize these products ourselves in North America and Europe through direct sales and distribution.
•	Develop commercialization capabilities in India, China, South America, North America and Europe. We believe that the infrastructure required to commercialize our oncology products is relatively limited, which may make it cost-effective for us to internally develop a marketing effort and sales force. If ADXS-HPV is approved by the FDA and other regulatory authorities for first use and we do not enter into commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including pharmaceutical companies, we plan to commercialize these products ourselves in North America and Europe through direct sales and distribution. However, we will remain opportunistic in seeking strategic partnerships in these and other markets when advantageous.
•	Continue to both leverage and strengthen our intellectual property portfolio. We plan to continue to leverage our Lm-LLO immunotherapies intellectual property portfolio to create value. We intend to file new patent applications, in-license new intellectual property and take other steps to strengthen, leverage, and expand our intellectual property position.

Short-Term Strategic Goals and Objectives

During the next 12 months, our strategic goals and objectives include the following:

•	Complete our Phase 2 clinical study in India of ADXS-HPV in the treatment of recurrent/refractory cervical cancer, optimize the dose and schedule through additional Phase 1/2 trials and finalize the registration strategy;
•	Continue to support the Phase 2 clinical trial of ADXS-HPV in the treatment of advanced cervical cancer with the Gynecologic Oncology Group, or GOG, largely underwritten by the NCI;
•	Continue our collaboration with the Cancer Research, United Kingdom, or CRUK, to support the Phase 1/2 clinical trial of ADXS-HPV in the treatment of head and neck cancer, entirely underwritten by the CRUK;
•	Continue our collaboration with the Brown University, Oncology Group, or BrUOG, to support the Phase 1/2 clinical trial of ADXS-HPV in the treatment of anal cancer, entirely underwritten by the BrUOG;

•	Request Orphan Drug Designation for three separate indications: the treatment of cervical cancer, the treatment of HPV-positive head and neck cancer, and the treatment of HPV-positive anal cancer;
•	Continue our collaboration with the School of Veterinary Medicine at Penn to support the Phase 1/2 clinical trial of ADXS-cHER2 in canine osteosarcoma;
•	Continue to develop and maintain strategic and development collaborations with academic laboratories, clinical investigators and potential commercial partners;
•	Continue the preclinical analyses and manufacturing activities required to support the IND submission for ADXS-PSA for the treatment of prostate cancer in preparation for a Phase 1/2 study; and
•	Continue the preclinical development of additional Lm-LLO constructs as well as research to expand our platform technology.

Risks

We are a development stage company and have generated minimal revenues to date. Since our inception, we have incurred substantial losses. Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should carefully consider the following risks, which are discussed more fully in “Risk Factors” beginning on page 13 of this prospectus.

•	We are a development stage company.
•	As a result of our current lack of financial liquidity and negative stockholders’ equity, our auditors have expressed substantial concern about our ability to continue as a “going concern.”
•	We have significant indebtedness, which may restrict our business and operations, adversely affect our cash flow and restrict our future access to sufficient funding to finance desired growth.
•	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
•	We can provide no assurance of the successful and timely development of new products.
•	Our research and development expenses are subject to uncertainty.
•	We are subject to numerous risks inherent in conducting clinical trials.
•	The successful development of immunotherapies is highly uncertain.
•	We must comply with significant government regulations.
•	We can provide no assurance that our clinical product candidates will obtain regulatory approval or that the results of clinical studies will be favorable.
•	We may not obtain or maintain the benefits associated with orphan drug designation, including market exclusivity.
•	We rely upon patents to protect our technology. We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others.
•	We are dependent upon our license agreement with Penn; if we fail to make payments due and owing to Penn under our license agreement, our business will be materially and adversely affected.
•	If we are unable to obtain licenses needed for the development of our product candidates, or if we breach any of the agreements under which we license rights to patents or other intellectual property from third parties, we could lose license rights that are important to our business.
•	We have no manufacturing, sales, marketing or distribution capability and we must rely upon third parties for such.

•	If we are unable to establish or manage strategic collaborations in the future, our revenue and drug development may be limited.
•	We may incur substantial liabilities from any product liability claims if our insurance coverage for those claims is inadequate.
•	We may incur significant costs complying with environmental laws and regulations.
•	If we use biological materials in a manner that causes injury, we may be liable for damages.
•	We need to attract and retain highly skilled personnel; we may be unable to effectively manage growth with our limited resources.
•	We depend upon our senior management and key consultants and their loss or unavailability could put us at a competitive disadvantage.
•	The biotechnology and immunotherapy industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with more substantial enterprises.
•	The price of our common stock and warrants may be volatile.
•	You may have difficulty selling our shares because they are deemed “penny stocks.”
•	A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.
•	A limited public trading market may cause volatility in the price of our common stock and warrants.
•	There is no assurance of an established public trading market.
•	We may not be able to achieve secondary trading of our stock in certain states because our common stock is not nationally traded.
•	Speculative nature of warrants.
•	If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.
•	Our internal control over financial reporting and our disclosure controls and procedures have been ineffective in the past, and may be ineffective again in the future, and failure to improve them at such time could lead to errors in our financial statements that could require a restatement or untimely filings, which could cause investors to lose confidence in our reported financial information, and a decline in our stock price.
•	Our executive officers and directors can exert significant influence over us and may make decisions that do not always coincide with the interests of other stockholders.
•	Sales of additional equity securities may adversely affect the market price of our common stock and your rights in us may be reduced.
•	Additional authorized shares of common stock available for issuance may adversely affect the market price of our securities.
•	The accounting treatment for our convertible securities and certain of our warrants is complex and subject to judgments concerning the valuation of embedded derivative rights within the applicable securities. Fluctuations in the valuation of these rights could cause us to take charges to our earnings and make our financial results unpredictable.
•	We do not intend to pay cash dividends.
•	If we sell shares of our common stock under our committed equity line financing facility, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.

•	If we are not able to satisfy the conditions to each draw down under the committed equity line financing facility, we will not be able to sell our common stock pursuant to the committed equity line financing facility.
•	Our certificate of incorporation, Bylaws and Delaware law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.
•	Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.
•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.
•	We intend to effect a reverse stock split of our outstanding common stock prior to this offering. However, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock and warrants on The NASDAQ Capital Market, in which case this offering may not be completed.
•	Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The NASDAQ Capital Market.
•	Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of The NASDAQ Capital Market.
•	The reverse stock split may decrease the liquidity of the shares of our common stock.
•	Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Recent Developments

We are seeking stockholder approval at our Annual Meeting of Stockholders scheduled for June 5, 2013 of two proposals related to our authorized share capital. One proposal seeks stockholder approval of a reverse stock split at a ratio ranging from 1-for-70 to 1-for-200 of all the issued and outstanding shares of our common stock, the final ratio to be determined at the discretion of the Board of Directors. The other proposal seeks stockholder approval to decrease our authorized share capital from 1,005,000,000 consisting of 1,000,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock to 305,000,000 consisting of 300,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. Our Board does not intend to decrease our authorized share capital until after it effects the reverse stock split.

We recently signed a memorandum of understanding with FusionVax that sets out the framework for entry into a definitive agreement to license ADXS-HPV for commercialization in Asia (except India). Under the terms of the memorandum of understanding, Advaxis and FusionVax will work together over the next six months to draft an agreement that exclusively licenses the rights to ADXS-HPV to FusionVax for the Asia territory, exclusive of India, for all indications. Subject to the entry into of a definitive agreement, FusionVax will pay us an up-front payment, certain event-based financial milestones, an annual exclusive licensing fee, and an annual net sales royalty in countries with issued patents. In exchange for the up-front payment, we will provide FusionVax an equal amount worth of our common stock. FusionVax will be responsible for conducting clinical trials and pursuing commercialization of ADXS-HPV in Asia and, in exchange, we will pay FusionVax net sales annual royalty on ADXS-HPV in the United States of less than 1%.

On April 26, 2013, in a private placement, we issued JMJ Financial a convertible promissory note. The face amount of the note reflects an aggregate principal amount of $800,000 for total consideration of $720,000 (or a 10% original issue discount). However, we have currently only borrowed $425,000 from JMJ Financial under this convertible promissory note. JMJ Financial paid us $300,000 in cash and exchanged a promissory note with an aggregate principal amount of $125,000 that we issued to JMJ Financial on December 26, 2012 as consideration for the note. JMJ Financial has no obligation to lend us the remaining $295,000 of available principal amount under the note and may never do so. The convertible promissory note matures April 26, 2014 and, in addition to the 10% original issue discount, provides for payment of a one time interest charge of 5% on funded amounts. The convertible promissory note is convertible at any time, in whole or in part, at JMJ Financial’s option into shares of our common stock at the lesser of $0.07 or 70% of the average of the lowest two closing prices in the 20-day pricing period preceding a conversion. However, at no time will JMJ Financial be entitled to convert any portion of the note to the extent that after such conversion, JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of our outstanding shares common stock as of such date. We agreed to reserve at least 20,000,000 shares of our common stock for conversion of the note.

We also granted JMJ Financial the right, at its election, to participate in the next public offering of our securities by exchanging, in whole or in part, the funded portion of this note for a subscription to such public offering in an amount equal to 125% of the sum of the funded portion of the principal amount of being exchanged plus all accrued and unpaid interest, liquidated damages, fees, and other amounts due on such exchanged principal amount. If we complete a public offering of $10,000,000 or more, JMJ Financial has the right, at its election, to require us to repay the note, in whole or in part, in amount equal to 125% of the sum of the funded principal amount being repaid plus all accrued and unpaid interest liquidated damages, fees, and other amounts due on such principal amount. Accordingly, JMJ has the right to participate in this offering and could require us to use the proceeds from this offering to repay the note.

Corporate Information

We were originally incorporated in the State of Colorado on June 5, 1987 under the name Great Expectations, Inc. We were a publicly-traded “shell” company without any business until November 12, 2004 when we acquired Advaxis, Inc., a Delaware corporation, through a Share Exchange and Reorganization Agreement, dated as of August 25, 2004, which we refer to as the Share Exchange, by and among Advaxis, the stockholders of Advaxis and us. As a result of the Share Exchange, Advaxis became our wholly-owned subsidiary and our sole operating company. On December 23, 2004, we amended and restated our articles of incorporation and changed our name to Advaxis, Inc. On June 6, 2006, our stockholders approved the reincorporation of our company from Colorado to Delaware by merging the Colorado entity into our wholly-owned Delaware subsidiary. Our date of inception, for financial statement purposes, is March 1, 2002.

Our principal executive offices are located at 305 College Road East, Princeton, New Jersey 08540 and our telephone number is (609) 452-9813. We maintain a website at www.advaxis.com which contains descriptions of our technology, our drugs and the trial status of each drug. The information on our website is not incorporated into this prospectus.

THE OFFERING

Securities offered by us
shares of common stock and warrants to purchase up to an aggregate of shares of common stock.
Common stock to be outstanding immediately after this offering shares of common stock ( if the warrants are exercised in full). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ( if the warrants are exercised in full).
Description of Warrants
The warrants will have a per share exercise price equal to $ [[125%] of public offering price of the common stock]. The warrants are exercisable immediately and expire five years from the date of issuance.
Use of proceeds
We intend to use the net proceeds received from this offering to fund our research and development activities (including to request orphan drug designation for ADXS-HPV) and for working capital and general corporate purposes. We also intend to use $100,000 of the proceeds to make a required payment under the terms of our sublease as modified (see “Business — Description of Property”). See “Use of Proceeds” on page 32.
Risk factors
See “Risk Factors” beginning on page 13 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.
OTC Bulletin Board trading symbol
ADXS.OB.
Proposed Symbol and Listing
We have applied to list our common stock and warrants on The NASDAQ Capital Market under the symbols “ADXS” and “ADXSW,” respectively.

Unless we indicate otherwise, all information in this prospectus:

•	reflects a 1-for- reverse stock split of our issued and outstanding shares of common stock, options and warrants to be effected prior to the date of this prospectus and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share;
•	is based on 573,468,866 shares of common stock issued and outstanding as of April 30, 2013;
•	assumes no exercise by the underwriters of their option to purchase up to an additional shares of common stock and warrants to cover over-allotments, if any.
•	excludes 14,326,099 shares of common stock issuable upon conversion of outstanding warrants to purchase shares of our common stock exercisable at approximately $0.1306 per share and are subject to “weighted-average” anti-dilution protection upon certain equity issuances below $0.1306 per share (as may be further adjusted as defined in the warrant) as of April 30, 2013;
•	excludes 97,023,747 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.15 per share as of April 30, 2013;
•	excludes 60,112,424 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $0.16 per share as of April 30, 2013;
•	excludes 56,936,829 shares of common stock issuable upon conversion of outstanding convertible promissory notes as of April 30, 2013;

•	excludes 6,809,695 shares of common stock earned but not yet issued to our directors under our directors compensation program as of April 30, 2013;
•	1,118,844 shares of common stock earned but not yet issued to an employee; and
•	excludes shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering.

SUMMARY FINANCIAL DATA

The following table sets forth our summary statement of operations data for the fiscal years ended October 31, 2012 and 2011 derived from our audited financial statements and related notes included elsewhere in this prospectus. The summary financial data for the three months ended January 31, 2013 and 2012, and as of January 31, 2013, are derived from our unaudited financial statements appearing elsewhere in this prospectus and are not indicative of results to be expected for the full year. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	Three Months Ended January 31,		Year Ended October 31,
	2013	2012	2012	2011
Revenue	$—	—
Operating Expenses
Research and Development Expenses	979,103	2,212,909	6,646,094	8,078,901
General and Administrative Expenses	1,201,951	1,031,392	5,688,677	4,939,935
Total Operating expenses	2,181,054	3,244,301	12,334,771	13,018,836
Loss from Operations	(2,181,054)	(3,244,301)	(12,334,771)	(13,018,836)
Other Income (expense):
Interest expense	(361,176)	(1,616,882)	(4,536,528)	(4,698,983)
Other Income (expense)	(19,898)	6,744	12,002	(78,911)
(Loss) Gain on note retirement	152,491	(697,642)	(2,187,787)	(461,595)
Net changes in fair value of common stock warrant liability and embedded derivative liability	(4,023,599)	839,750	6,630,610	9,763,113
Net Loss before benefit for income taxes	(6,433,236)	(4,712,331)	(12,416,474)	(8,495,212)
Income tax benefit	725,190	346,787	346,787	379,472
Net Loss	(5,708,046)	(4,365,544)	(12,069,687)	(8,115,740)
Dividends attributable to preferred shares	185,000	185,000	740,000	1,538,686
Net Loss applicable to Common Stock	$(5,893,046)	$(4,550,544)	$(12,809,687)	$(9,654,426)
Net Loss per share, basic and diluted	$(.01)	$(.02)	$(0.04)	$(0.04)
Weighted average number of shares outstanding, basic and diluted	445,628,988	262,831,912	320,602,442	222,918,519

	As of January 31, 2013
	Actual	Pro Forma, As Adjusted(1)
Balance Sheet Data:
Cash and cash equivalents	$100	$
Total assets	3,790,219
Total liabilities	11,653,575
Total shareholders’ (deficiency)	(7,863,356)

(1)	Pro forma, as adjusted amounts give effect to (i) the issuance of common stock and warrants from February 1, 2013 through and immediately prior to the date of this prospectus and (ii) the sale of the shares in this offering at the assumed public offering price of $ per share, which is based on the closing price of our common stock on , 2013, and warrants at the public offering price of $0.01 and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock and warrants. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to our Business and Industry

We are a development stage company.

We are an early development stage biotechnology company with a history of losses and can provide no assurance as to future operating results. As a result of losses that will continue throughout our development stage, we may exhaust our financial resources and be unable to complete the development of our products. We anticipate that our ongoing operational costs will increase significantly as we continue conducting our clinical development program. Our deficit will continue to grow during our drug development period. Since our inception, we have had no revenue, and do not expect to have any revenue for another three to five years, depending on when we can commercialize our immunotherapies, if at all.

We have sustained losses from operations in each fiscal year since our inception, and we expect losses to continue for the indefinite future due to the substantial investment in research and development. As of January 31, 2013 we had an accumulated deficit of $53,309,473 and stockholders’ deficiency of $7,863,356. We expect to spend substantial additional sums on the continued administration and research and development of proprietary products and technologies with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures. If we fail to raise a significant amount of capital, we may need to significantly curtail operations or cease operations in the near future. If any of our product candidates fails in clinical trials or does not gain regulatory approval, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

As a result of our current lack of financial liquidity and negative stockholders’ equity, our auditors have expressed substantial concern about our ability to continue as a “going concern.”

Our limited capital resources and operations to date have been funded primarily with the proceeds from public and private equity and debt financings, as well as state net operating losses, or NOLs, and research tax credits and income earned on investments and grants. Based on our currently available cash, we do not have adequate cash on hand to cover our anticipated expenses for the next 12 months. If we fail to raise a significant amount of capital, we may need to significantly curtail operations, cease operations or seek federal bankruptcy protection in the near future. In addition, from time to time, we may be unable to make payroll due to our lack of cash. These conditions have caused our auditors to raise substantial doubt about our ability to continue as a going concern. Consequently, the audit report prepared by our independent public accounting firm relating to our financial statements for the year ended October 31, 2012 included a going concern explanatory paragraph.

We have significant indebtedness, which may restrict our business and operations, adversely affect our cash flow and restrict our future access to sufficient funding to finance desired growth.

As of January 31, 2013, the total outstanding principal and interest of our indebtedness was approximately $2.6 million, including notes outstanding to our chief executive officer in the amount of approximately $0.4 million. Certain of our indebtedness contain restrictive covenants that limit our ability to issue certain types of indebtedness, which may prevent us from obtaining additional indebtedness on commercially reasonable terms, or at all. If we are not able to service our debt, we will need to refinance all or part of that debt, sell assets, borrow more money or sell securities, which we may not be able to do on commercially reasonable terms, or at all. The terms of our notes include customary events of default and covenants that restrict our ability to incur additional indebtedness. These restrictions and covenants may prevent us from engaging in transactions that might otherwise be considered beneficial to us. A breach of the provisions of our indebtedness could result in an event of default under our outstanding notes. If an event of default occurs under our notes (after any applicable notice and cure periods), the holders will be entitled to accelerate the repayment of amounts outstanding, plus accrued and unpaid interest. In the event of a default under our senior indebtedness, the holders could also foreclose against the assets securing such obligations. In the event of a foreclosure on all or substantially all of our assets, we may not be able to continue to operate as a going concern.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We commenced our Lm-LLO based immunotherapy development business in February 2002 and have existed as a development stage company since such time. Prior thereto we conducted no business. Accordingly, we have a limited operating history. We have no approved products or products pending approval and therefore have not derived any revenue from the sales of products and have not yet demonstrated ability to obtain regulatory approval, formulate and manufacture commercial scale products, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, there is limited information for investors to use as basis for assessing our future viability. Investors must consider the risks and difficulties we have encountered in the rapidly evolving vaccine and immunotherapy industry. Such risks include the following:

•	difficulties, complications, delays and other unanticipated factors in connection with the development of new drugs;
•	competition from companies that have substantially greater assets and financial resources than we have;
•	need for acceptance of our immunotherapies;
•	ability to anticipate and adapt to a competitive market and rapid technological developments;
•	need to rely on multiple levels of complex financing agreements with outside funding due to the length of drug development cycles and governmental approved protocols associated with the pharmaceutical industry; and
•	dependence upon key personnel including key independent consultants and advisors.

We cannot be certain that our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations could be materially and adversely affected. We may be required to reduce our staff, discontinue certain research or development programs of our future products and cease to operate.

We can provide no assurance of the successful and timely development of new products.

Our immunotherapies are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. We will need to complete significant additional clinical trials demonstrating that our product candidates are safe and effective to the satisfaction of the FDA and other non-U.S. regulatory authorities. The drug approval process is time-consuming, involves substantial expenditures of resources, and depends upon a number of factors, including the severity of the illness in question, the availability of alternative treatments, and the risks and benefits demonstrated in the clinical trials. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into licensable, FDA-approvable, commercially competitive products on a timely basis. Failure can occur at any stage of the process. If such programs are not successful, we may invest substantial amounts of time and money without developing revenue-producing products. As we enter a more extensive clinical program for our product candidates, the data generated in these studies may not be as compelling as the earlier results.

Immunotherapies and vaccines that we may develop are not likely to be commercially available until five to ten or more years. The proposed development schedules for our immunotherapies may be affected by a variety of factors, including technological difficulties, clinical trial failures, regulatory hurdles, competitive products, intellectual property challenges and/or changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in this section, there can be no assurance that we will be able to successfully complete the development or marketing of any new products.

Our research and development expenses are subject to uncertainty.

Factors affecting our research and development expenses include, but are not limited to:

•	competition from companies that have substantially greater assets and financial resources than we have;
•	need for acceptance of our immunotherapies;
•	ability to anticipate and adapt to a competitive market and rapid technological developments;
•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;
•	need to rely on multiple levels of outside funding due to the length of drug development cycles and governmental approved protocols associated with the pharmaceutical industry; and
•	dependence upon key personnel including key independent consultants and advisors.

There can be no guarantee that our research and development expenses will be consistent from period to period. We may be required to accelerate or delay incurring certain expenses depending on the results of our studies and the availability of adequate funding.

We are subject to numerous risks inherent in conducting clinical trials.

We outsource the management of our clinical trials to third parties. Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services, place substantial responsibilities on these parties that, if unmet, could result in delays in, or termination of, our clinical trials. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, agents such as ADXS-HPV. We are not certain that we will successfully recruit enough patients to complete our clinical trials nor that we will reach our primary endpoints. Delays in recruitment, lack of clinical benefit or unacceptable side effects would delay or prevent the initiation of the Phase 3 trials of ADXS-HPV.

We or our regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe they present an unacceptable risk to the patients enrolled in our clinical trials or do not demonstrate clinical benefit. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations are subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our products, and we may be criminally prosecuted.

The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval for ADXS-HPV or our other product candidates, which would materially harm our business, results of operations and prospects.

The successful development of immunotherapies is highly uncertain.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Immunotherapies that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	preclinical study results that may show the immunotherapy to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;
•	clinical study results that may show the immunotherapy to be less effective than expected (e.g., the study failed to meet its primary endpoint) or to have unacceptable side effects;
•	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis, or Biologics License Application preparation, discussions with the FDA, an FDA request for additional preclinical or clinical data, or unexpected safety or manufacturing issues;
•	manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make the immunotherapy uneconomical; and
•	the proprietary rights of others and their competing products and technologies that may prevent the immunotherapy from being commercialized.

Success in preclinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one immunotherapy to the next, and may be difficult to predict.

Even if we are successful in getting market approval, commercial success of any of our product candidates will also depend in large part on the availability of coverage and adequate reimbursement from third-party payers, including government payers such as the Medicare and Medicaid programs and managed care organizations, which may be affected by existing and future health care reform measures designed to reduce the cost of health care. Third-party payers could require us to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert our resources. If government and other health care payers were not to provide adequate coverage and reimbursement levels for one any of our products once approved, market acceptance and commercial success would be reduced.

In addition, if one of our products is approved for marketing, we will be subject to significant regulatory obligations regarding the submission of safety and other post-marketing information and reports and registration, and will need to continue to comply (or ensure that our third party providers) comply with cGMPs, and GCPs, for any clinical trials that we conduct post-approval. In addition, there is always the risk that we or a regulatory authority might identify previously unknown problems with a product post-approval, such as adverse events of unanticipated severity or frequency. Compliance with these requirements is costly, and any failure to comply or other issues with our product candidates post-market approval could have a material adverse effect on our business, financial condition and results of operations.

We must comply with significant government regulations.

The research and development, manufacture and marketing of human therapeutic and diagnostic products are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, research and development activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. If we obtain approval for any of our product candidates, our operations will be directly or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statue and the federal False Claims Act, and privacy laws. Noncompliance with applicable laws and requirements can result in various adverse consequences, including delay in approving or refusal to approve product licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, civil and criminal penalties, recall or seizure of products, exclusion from having our products reimbursed by federal health care programs, the curtailment or restructuring of our operations, injunctions against shipping products and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts

The process of obtaining requisite FDA approval has historically been costly and time-consuming. Current FDA requirements for a new human biological product to be marketed in the United States include: (1) the successful conclusion of preclinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical trials to establish the safety and efficacy of the investigational new drug for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a Biologic License Application, or BLA, for a biological investigational new drug, to allow commercial distribution of a biologic product. The FDA also requires that any drug or formulation to be tested in humans be manufactured in accordance with its Good Manufacturing Practices, or GMP, regulations. This has been extended to include any drug that will be tested for safety in animals in support of human testing. The GMPs set certain minimum requirements for procedures, record-keeping and the physical characteristics of the laboratories used in the production of these drugs. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our immunotherapies through clinical testing and to market.

We can provide no assurance that our clinical product candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

We are currently evaluating the safety and efficacy of ADXS-HPV in a number of ongoing clinical trials. However, even though the initiation and conduct of these trials is in accordance with the governing regulatory authorities in each country, as with any investigational new drug (under an IND in the United States, or the equivalent in countries outside of the United States), we are at risk of a clinical hold at any time based on the evaluation of the data and information submitted to the governing regulatory authorities.

There can be delays in obtaining FDA (U.S.) and/or other necessary regulatory approvals in the United States and in countries outside the United States for any investigational new drug and failure to receive such approvals would have an adverse effect on the investigational new drug’s potential commercial success and on our business, prospects, financial condition and results of operations. The time required to obtain approval by the FDA and non-U.S. regulatory authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. For example, the FDA or non-U.S. regulatory authorities may disagree with the design or implementation of our clinical trials or study endpoints; or we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks. In addition, the FDA or non-U.S. regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials or the data collected from clinical trials of our product candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere. The FDA or non-U.S. regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and the approval policies or regulations of the FDA or non-U.S. regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

In addition to the foregoing, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. We have not submitted for nor obtained regulatory approval for any product candidate and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

We may not obtain or maintain the benefits associated with orphan drug designation, including market exclusivity.

Although we intend to request orphan drug designation for ADXS-HPV for use in the treatment of cervical cancer, head and neck cancer and anal cancer in the United States and the European Union, we may not receive the benefits associated with orphan drug designation. This may result from a failure to maintain orphan drug status, or result from a competing product reaching the market that has an orphan designation for the same disease indication. Under U.S. rules for orphan drugs, if such a competing product reaches the market before ours does, the competing product could potentially obtain a scope of market exclusivity that limits or precludes our product from being sold in the United States for seven years. Even if we obtain exclusivity, the FDA could subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. A competitor also may receive approval of different products for the same indication for which our orphan product has exclusivity, or obtain approval for the same product but for a different indication for which the orphan product has exclusivity.

In addition, the European exclusivity period is ten years but can be reduced to six years if the drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the FDA or EMEA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

We rely upon patents to protect our technology. We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies, including the Lm-LLO based immunotherapy platform technology, and the proprietary technology of others with whom we have entered into collaboration and licensing agreements.

As of December 2012, we have 41 patents that have been issued and 35 patent applications that are pending. We have licensed all of these patents and 24 of the pending patent applications from Penn. We have obtained the rights to all future patent applications in this field originating in the laboratories of Dr. Yvonne Paterson and Dr. Fred Frankel. Further, we rely on a combination of trade secrets and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. Such competitive events, technologies and patents may limit our ability to raise funds, prevent other companies from collaborating with us, and in certain cases prevent us from further developing our technology due to third party patent blocking rights.

Although we have successfully defended our intellectual property concerning our Listeria-based technology in challenges to our patents, there can be no guarantees that we will be successful in the future in similar challenges or that other patents or intellectual property in our portfolio will not be challenged. If we are not successful in defending our intellectual property, it would have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon our license agreement with Penn; if we fail to make payments due and owing to Penn under our license agreement, our business will be materially and adversely affected.

Pursuant to the terms of our Second and Third Amendment Agreements with Penn, as amended, we have acquired exclusive worldwide licenses for patents and patent applications related to our proprietary Listeria vaccine technology. The license provides us with the exclusive commercial rights to the patent portfolio developed at Penn as of the effective date of the license, in connection with Dr. Paterson and requires us to pay various milestone, legal, filing and licensing payments to commercialize the technology. As of January 31, 2013, we owed Penn approximately $574,000 in patent expenses (including licensing fees). We can provide no assurance that we will be able to make all payments due and owing thereunder, that such licenses will not be terminated or expire during critical periods, that we will be able to obtain licenses from Penn for other rights that may be important to us, or, if obtained, that such licenses will be obtained on commercially reasonable terms. The loss of any current or future licenses from Penn or the exclusivity rights provided therein could materially harm our financial condition and operating results.

If we are unable to obtain licenses needed for the development of our product candidates, or if we breach any of the agreements under which we license rights to patents or other intellectual property from third parties, we could lose license rights that are important to our business.

If we are unable to maintain and/or obtain licenses needed for the development of our product candidates in the future, we may have to develop alternatives to avoid infringing on the patents of others, potentially causing increased costs and delays in drug development and introduction or precluding the development, manufacture, or sale of planned products. Some of our licenses provide for limited periods of exclusivity that require minimum license fees and payments and/or may be extended only with the consent of the licensor. We can provide no assurance that we will be able to meet these minimum license fees in the future or that these third parties will grant extensions on any or all such licenses. This same restriction may be contained in licenses obtained in the future.

Additionally, we can provide no assurance that the patents underlying any licenses will be valid and enforceable. To the extent any products developed by us are based on licensed technology, royalty payments on the licenses will reduce our gross profit from such product sales and may render the sales of such products uneconomical. In addition, the loss of any current or future licenses or the exclusivity rights provided therein could materially harm our business financial condition and our operations.

We have no manufacturing, sales, marketing or distribution capability and we must rely upon third parties for such.

We do not intend to create facilities to manufacture our products and therefore are dependent upon third parties to do so. We currently have agreements with Recipharm Cobra Biologics Limited and Vibalogics GmbH for production of our immunotherapies for research and development and testing purposes. We depend on our manufacturers to meet our deadlines, quality standards and specifications. Our reliance on third parties for the manufacture of our drug substance, investigational new drugs and, in the future, any approved products, creates a dependency that could severely disrupt our research and development, our clinical testing, and ultimately our sales and marketing efforts if the source of such supply proves to be unreliable or unavailable. If the contracted manufacturing source is unreliable or unavailable, we may not be able to manufacture clinical drug supplies of our immunotherapies, and our preclinical and clinical testing programs may not be able to move forward and our entire business plan could fail. If we are able to commercialize our products in the future, there is no assurance that our manufacturers will be able to meet commercialized scale production requirements in a timely manner or in accordance with applicable standards or current GMP. As of January 31, 2013, we have overdue balances with Vibalogics GmbH in the amount of $415,000.

If we are unable to establish or manage strategic collaborations in the future, our revenue and drug development may be limited.

Our strategy includes eventual substantial reliance upon strategic collaborations for marketing and commercialization of ADXS-HPV, and we may rely even more on strategic collaborations for research, development, marketing and commercialization of our other immunotherapies. To date, we have not entered into any strategic collaborations with third parties capable of providing these services although we have been heavily reliant upon third party outsourcing for our clinical trials execution and production of drug supplies for use in clinical trials. In addition, we have not yet licensed, marketed or sold any of our immunotherapies or entered into successful collaborations for these services in order to ultimately commercialize our immunotherapies. Establishing strategic collaborations is difficult and time-consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. For example, potential collaborators may reject collaborations based upon their assessment of our financial, clinical, regulatory or intellectual property position. If we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our immunotherapies or the generation of sales revenue. To the extent that we enter into co-promotion or other collaborative arrangements, our product revenues are likely to be lower than if we directly marketed and sold any products that we may develop.

Management of our relationships with our collaborators will require:

•	significant time and effort from our management team;
•	coordination of our research and development programs with the research and development priorities of our collaborators; and
•	effective allocation of our resources to multiple projects.

If we continue to enter into research and development collaborations at the early phases of drug development, our success will in part depend on the performance of our corporate collaborators. We will not directly control the amount or timing of resources devoted by our corporate collaborators to activities related to our immunotherapies. Our corporate collaborators may not commit sufficient resources to our research and development programs or the commercialization, marketing or distribution of our immunotherapies. If any corporate collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

We may incur substantial liabilities from any product liability claims if our insurance coverage for those claims is inadequate.

We face an inherent risk of product liability exposure related to the testing of our immunotherapies in human clinical trials, and will face an even greater risk if the approved products are sold commercially. An individual may bring a liability claim against us if one of the immunotherapies causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our immunotherapies;
•	damage to our reputation;
•	withdrawal of clinical trial participants;
•	costs of related litigation;
•	substantial monetary awards to patients or other claimants;
•	loss of revenues;
•	the inability to commercialize immunotherapies; and
•	increased difficulty in raising required additional funds in the private and public capital markets.

We have insurance coverage on our clinical trials for each clinical trial site. We do not have product liability insurance because we do not have products on the market. We currently are in the process of obtaining insurance coverage and to expand such coverage to include the sale of commercial products if marketing approval is obtained for any of our immunotherapies. However, insurance coverage is increasingly expensive and we may not be able to maintain insurance coverage at a reasonable cost and we may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise.

We may incur significant costs complying with environmental laws and regulations.

We and our contracted third parties use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we store these materials and wastes resulting from their use at our or our outsourced laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. Compliance with such laws and regulations may be costly.

If we use biological materials in a manner that causes injury, we may be liable for damages.

Our research and development activities involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials complies with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We do not carry specific biological waste insurance coverage, workers compensation or property and casualty and general liability insurance policies that include coverage for damages and fines arising from biological exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended or terminated.

We need to attract and retain highly skilled personnel; we may be unable to effectively manage growth with our limited resources.

As of April 30, 2013, we had 12 employees, 11 of which were full time employees. Our ability to attract and retain highly skilled personnel is critical to our operations and expansion. We face competition for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than we have. Even if we have the financial resources to expand our operations and staff following completion of this offering, we may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, or integrating them into our operations our business, prospects, financial condition and results of operations will be materially adversely affected. In such circumstances we may be unable to conduct certain research and development programs, unable to adequately manage our clinical trials and other products, and unable to adequately address our management needs.

We depend upon our senior management and key consultants and their loss or unavailability could put us at a competitive disadvantage.

We depend upon the efforts and abilities of our senior executives, as well as the services of several key consultants, including Yvonne Paterson, Ph.D. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of, key-person life insurance. For a more detailed description of our consulting agreements, see “Business — Collaborations, Partnerships and Agreements” beginning on page 57 of this prospectus.

The biotechnology and immunotherapy industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with more substantial enterprises.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, our actual or proposed immunotherapies could become obsolete before we recoup any portion of our related research and development and commercialization expenses. Competition in the biopharmaceutical industry is based significantly on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing and marketing. We compete with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions and governmental agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

We are aware of certain investigational new drugs under development or approved products by competitors that are used for the prevention, diagnosis, or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that have the potential to directly compete with our immunotherapies even though their approach to may be different. The biotechnology and biopharmaceutical industries are highly competitive, and this competition comes from both biotechnology firms and from major pharmaceutical companies, including companies like: Aduro Biotech, Agenus Inc., Bionovo Inc., Bristol-Myers Squibb, Celgene Corporation, Celldex Therapeutics, Cerus Corporation, Dendreon Corporation, Inovio Pharmaceutical Inc., Oncolytics Biotech Inc., Oncothyreon Inc., each of which is pursuing cancer vaccines and/or immunotherapies. Many of these companies have substantially greater financial, marketing, and human resources than we do (including, in some cases, substantially greater experience in clinical testing, manufacturing, and marketing of pharmaceutical products). We also experience competition in the development of our immunotherapies from universities and other research institutions and compete with others in acquiring technology from such universities and institutions. In addition, certain of our immunotherapies may be subject to competition from investigational new drugs and/or products developed using other technologies, some of which have completed numerous clinical trials.

We believe that our immunotherapies under development and in clinical trials will address unmet medical needs in the treatment of cancer. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop immunotherapies, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market is expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

Risks Related to our Securities and this Offering

The price of our common stock and warrants may be volatile.

The trading price of our common stock and warrants may fluctuate substantially. The price of our common stock and warrants that will prevail in the market after this offering may be higher or lower than the price you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock and warrants. Those factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;
•	fluctuations in stock market prices and trading volumes of similar companies;
•	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;
•	general economic conditions and trends;
•	positive and negative events relating to healthcare and the overall pharmaceutical and biotech sector;
•	major catastrophic events;
•	sales of large blocks of our stock;
•	significant dilution caused by the anti-dilutive clauses in our financial agreements;
•	departures of key personnel;
•	changes in the regulatory status of our immunotherapies, including results of our clinical trials;
•	events affecting Penn or any future collaborators;
•	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
•	regulatory developments in the United States and other countries;

•	failure of our common stock or warrants to be listed or quoted on the Nasdaq Stock Market, NYSE Amex Equities or other national market system;
•	changes in accounting principles; and
•	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

You may have difficulty selling our shares because they are deemed “penny stocks.”

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1, promulgated under the Exchange Act. Penny stocks are, generally, stocks:

•	with a price of less than $5.00 per share;
•	that are neither traded on a “recognized” national exchange nor listed on an automated quotation system sponsored by a registered national securities association meeting certain minimum initial listing standards; and
•	of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenue of less than $6.0 million for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a “penny stock” for the investor’s account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any “penny stock” to that investor. This procedure requires the broker-dealer to:

•	obtain from the investor information about his or her financial situation, investment experience and investment objectives;
•	reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of “penny stock” transactions;
•	provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and
•	receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors, who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding our common stock for an indefinite period of time.

Although we are asking our stockholders to approve a reverse stock split to increase the price per share of our common stock such that it would not be subject to the “penny stock” rules, no assurance can be given that we will be able to effect such reverse stock split or that the per share price of our common stock will improve following the reverse stock split such that our stock will no longer be subject to these rules.

A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

Because our common stock is considered a “penny stock,” there is a risk that the Depository Trust Company (DTC) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. In the past, DTC has placed a deposit chill on our shares, and although the chill is currently removed, no assurance can be given that a chill will not be reinstated in the future. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

A limited public trading market may cause volatility in the price of our common stock and warrants.

The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings. Also there are large blocks of restricted stock that have met the holding requirements under Rule 144 that may be sold without restriction. Our stock is thinly traded due to the limited number of shares available for trading on the market thus causing large swings in price. In addition, there is no established trading market for the warrants being offered in this offering. Although, we intend to apply for listing of our common stock and warrants on The Nasdaq Stock Market, no assurance can be given that our application will be approved, or that, if the application is approved, the price of our common stock will be less volatile, or that the price of the warrants will not be volatile.

There is no assurance of an established public trading market.

Our common stock began trading on the OTC Bulletin Board on July 28, 2005 and is quoted under the symbol ADXS.OB. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock and warrants may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock and warrants will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;
•	changes in interest rates;
•	significant dilution caused by the anti-dilutive clauses in our financial agreements;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock and warrants;
•	investor perceptions of our company and the technologies industries generally; and
•	general economic and other national conditions.

Although, we have applied for listing of our common stock and warrants on The Nasdaq Stock Market, no assurance can be given that our application will be approved.

We may not be able to achieve secondary trading of our stock in certain states because our common stock is not nationally traded.

Because our common stock is not listed for trading on a national securities exchange, our common stock is subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. This regulation covers any primary offering we might attempt and all secondary trading by our stockholders. If we fail to take appropriate steps to register our common stock or qualify for exemptions for our common stock in certain states or jurisdictions of the United States, the investors in those jurisdictions where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our stockholders. Although, we intend to apply for listing of our common stock and warrants on The Nasdaq Stock Market, no assurance can be given that our application will be approved.

Speculative nature of warrants.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $        per share [125%] of public offering price of the common stock], prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as our company, must be reporting issuers under Section 12 of the Exchange Act, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. For our third quarter 2012, we were unable to file our respective quarterly report on Form 10-Q in a timely manner, but we were able to make the filings and cure our compliance deficiencies with the OTC Bulletin Board within the grace period allowed by the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our internal control over financial reporting and our disclosure controls and procedures have been ineffective in the past, and may be ineffective again in the future, and failure to improve them at such time could lead to errors in our financial statements that could require a restatement or untimely filings, which could cause investors to lose confidence in our reported financial information, and a decline in our stock price.

Our internal control over financial reporting and our disclosure controls and procedures have been ineffective in the past. We have taken steps to improve our disclosure controls and procedures and our internal control over financial reporting, and as of October 31, 2012, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures and internal control over financial reporting were effective. However, there is no assurance that our disclosure controls and procedures will remain effective or that there will be no material weaknesses in our internal control over financial reporting in the future. Additionally, as a result of the historical material weaknesses in our internal control over financial reporting and the historical ineffectiveness of our disclosure controls and procedures, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our executive officers and directors can exert significant influence over us and may make decisions that do not always coincide with the interests of other stockholders.

As of April 30, 2013, our officers and directors and their affiliates, in the aggregate, beneficially own approximately 10.8% of the outstanding shares of our common stock, and our single largest stockholder is our Chairman and Chief Executive Officer, Thomas A. Moore, who beneficially owns approximately 4.99% of the outstanding shares of our common stock as of such date (or 6.2%, if Mr. Moore were to choose to waive the ownership restriction provisions in certain warrants and notes he holds, currently limiting his ownership to 4.99%, and fully convert such notes and exercise such warrants). No other stockholder beneficially owns more than 5% of our outstanding shares of our common stock. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of our assets, an increase in the number of shares authorized for issuance under our stock option plans, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights may be reduced.

We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may be subject to registration rights and warrants with anti-dilutive protective provisions. The sale or the proposed sale of substantial amounts of our common stock or other equity securities in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock.

Additional authorized shares of common stock available for issuance may adversely affect the market price of our securities.

We are currently authorized to issue 1,000,000,000 shares of our common stock. As of April 30, 2013, we had 573,468,866 shares of our common stock issued and outstanding, excluding shares issuable upon exercise of our outstanding warrants, options, convertible promissory notes and shares of common stock earned but not yet issued under our director compensation program. Under our 2011 Employee Stock Purchase Plan, or ESPP, our employees can buy our common stock at a discounted price. To the extent the shares of common stock are issued, options and warrants are exercised or convertible promissory notes are converted, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution. As of April 30, 2013, warrants to purchase 14,326,099 shares of our common stock are exercisable at approximately $.1306 per share and are subject to “weighted-average” anti-dilution protection upon certain equity issuances below $.1306 per share (as may be further adjusted as defined in the warrant). In addition, as of April 30, 2013, we had outstanding options to purchase 60,112,424 shares of our common stock at a weighted average exercise price of approximately $0.14 per share and outstanding warrants to purchase 111,349,846 shares of our common stock; and approximately 4,454,000 shares of our common stock are available for grant under the ESPP. In addition, we also had approximately $938,000 outstanding principal amount and interest of convertible debt as of January 31, 2013 for which the conversion price varies depending on the average trading price of shares of our common stock. Accordingly, if our stock price decreases, we could be required to issue a greater number of shares of our common stock upon conversion of this debt than originally anticipated, which could lead to dilution of your investment in our company.

The accounting treatment for our convertible securities and certain of our warrants is complex and subject to judgments concerning the valuation of embedded derivative rights within the applicable securities. Fluctuations in the valuation of these rights could cause us to take charges to our earnings and make our financial results unpredictable.

Our outstanding convertible promissory notes and certain of our outstanding warrants contain, or may be deemed to contain from time to time, embedded derivative rights in accordance with U.S. generally accepted accounting principles, or GAAP. These derivative rights, or similar rights in securities we may issue in the future, need to be, or may need to be, separately valued as of the end of each accounting period in accordance with GAAP. We record these embedded derivatives as liabilities at issuance, valued using the Black-Scholes Model and a subject to revaluation at each reporting date. Any change in fair value between reporting periods is reported on our statement of operations. At January 31, 2013, and October 31, 2012, the fair value of the embedded derivative liability was $0 as the related securities were paid off, converted or reached maturity. For the three months ended January 31, 2013 and January 31, 2012, we reported loss of approximately $0 and approximately $160,000, respectively, due to changes in the fair value of the embedded derivative liability partially resulting from debt to equity exchanges during the period. For the twelve months ended October 31, 2012 and October 31, 2011, we reported income of approximately $400,000 and approximately $1.9 million, respectively, due to changes in the fair value of the embedded derivative liability partially resulting from debt to equity exchanges during the period. Changes in the valuations of these rights, the valuation methodology or the assumptions on which the valuations are based could cause us to take charges to our earnings, which would adversely impact our results of operations. Moreover, the methodologies, assumptions and related interpretations of accounting or regulatory authorities associated with these embedded derivatives are complex and in some cases uncertain, which could cause our accounting for these derivatives, and as a result, our financial results, to fluctuate. There is a risk that questions could arise from investors or regulatory authorities concerning the appropriate accounting treatment of these instruments, which could require us to restate previous financial statements, which in turn could adversely affect our reputation, as well as our results of operations.

We do not intend to pay cash dividends.

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant. In addition, the terms of our Series B Preferred Stock prohibit the payment of dividends on our common stock for so long as any shares of our Series B Preferred Stock are outstanding.

If we sell shares of our common stock under our committed equity line financing facility, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.

On October 19, 2012, we entered into a committed equity line financing facility, or financing arrangement, under which we may sell up to $10.0 million of our common stock to Hanover over a 24-month period subject to a maximum of 115,000,000 shares of our common stock. In connection with such financing arrangement, we issued 3,500,000 shares of common stock to Hanover upon receipt of their commitment to purchase our common stock in the financing arrangement and we agreed to pay up to 1,800,000 additional shares of our common stock to Hanover to maintain such financing arrangement for the 24-month term, which together with the other 109,700,000 shares of our common stock, represents approximately 20% of our outstanding shares of our common stock as of April 30, 2013. The issuance of such shares of our common stock to Hanover will have an immediately dilutive impact on our existing stockholders.

Hanover may resell some or all of the shares we issue to them pursuant to the financing arrangement and such sales could cause the market price of our common stock to decline significantly with advances under the financing arrangement. To the extent of any such decline, any subsequent advances would require us to issue a greater number of shares of common stock to Hanover in exchange for each dollar of the advance. Under these circumstances, our existing stockholders would experience greater dilution and the total amount of financing that we will be able to raise pursuant to the financing arrangement could be significantly lower than $10.0 million. Although Hanover is precluded from short sales of shares acquired pursuant to advances under the financing arrangement, the sale of our common stock under the financing arrangement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

If we are not able to satisfy the conditions to each draw down under the committed equity line financing facility, we will not be able to sell our common stock pursuant to the committed equity line financing facility.

Our ability to sell securities pursuant to the committed equity line financing facility is subject to conditions to each draw down notice that we present to Hanover requiring Hanover to purchase a specified number of shares of our common stock, which we refer to in this prospectus as a draw down, that must be satisfied prior to the closing of any sale of our common stock pursuant to such draw down. These include, among others:

•	accuracy in all material respects of our representations and warranties (except for such representations and warranties qualified by materiality, which shall be accurate in all respects) and our compliance with covenants in all material respects (including, without limitation, our prior delivery to Hanover of any commitment fee shares or maintenance fee shares to be issued to Hanover pursuant to the Purchase Agreement);
•	a resale registration statement with respect to shares of our common stock to be purchased by Hanover in such draw down must have been declared effective by the SEC and must be available for resale of such shares of our common stock by Hanover;
•	no material adverse effect on us shall have occurred or be continuing;
•	all the material filings by us required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, shall have been filed with the SEC; and
•	the number of shares of our common stock in such draw down shall not exceed:
º	300% of the average trading volume of our common stock during the 10 trading day period prior to such draw down date;
º	together with the shares of our common stock in all prior draw downs, $10 million of the shares of our common stock; or
º	such number of shares of our common stock that would result in Hanover beneficially owning more than 9.99% of our common stock after giving effect to such draw down.

We may not be able to satisfy these conditions and/or the other conditions to a draw down under the committed equity line financing facility. If we are unable to satisfy such conditions, we will not be able to sell any of our common stock pursuant to the committed equity line financing facility.

Our certificate of incorporation, Bylaws and Delaware law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our certificate of incorporation, Bylaws and Delaware law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 5,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. Our Board of Directors has designated 1,000 shares as Series A, none of which are outstanding, and 2,500 shares as Series B, 740 shares of which are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our certificate of incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation, Bylaws and Delaware law, as applicable, among other things; provide the Board of Directors with the ability to alter the Bylaws without stockholder approval, and provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

We are also subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to shares of common stock and warrants to purchase up to an aggregate of shares of common stock offered in this offering at a public offering price of $     per share, and after deducting the underwriter’s discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $     per share. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options or warrants are ultimately exercised, you will sustain further future dilution.

Risks Related to Our Reverse Stock Split

We intend to effect a reverse stock split of our outstanding common stock prior to this offering. However, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock and warrants on The NASDAQ Capital Market, in which case this offering may not be completed.

We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the Listing Rules of The NASDAQ Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares and warrants on The NASDAQ Capital Market, in which case this offering may not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The NASDAQ Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of The NASDAQ Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company's common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The NASDAQ Capital Market's minimum bid price requirement. In addition to specific listing and maintenance standards, The NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of The NASDAQ Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on The NASDAQ Capital Market. Our failure to meet these requirements may result in our common stock being delisted from The NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could,” “continue,” “project” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors.” Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and industry data contained in this prospectus have been obtained from sources believed to be reliable.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock and warrants offered pursuant to this prospectus will be approximately $      million, or approximately $      million if the underwriters exercise in full their option to purchase additional shares of common stock and additional warrants, assuming a public offering price of $      per share of common stock, which is based on the closing price of the our common stock on            , 2013, and $0.01 per warrant, and after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend use the net proceeds from this offering to fund our research and development activities (including to request orphan drug designation for ADXS-HPV) and for working capital and general corporate purposes. We also intend to use $100,000 of the proceeds to make a required payment under the terms of our sublease as modified (see “Business — Description of Property”).

Other than described above, we have not yet determined the amount of the remaining net proceeds to be used specifically for any purposes. Accordingly, our management will have significant discretion and flexibility in applying the majority of the net proceeds from this offering. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on the OTC Bulletin Board under the symbol ADXS.OB since July 28, 2005. From March 1, 2011 through April 1, 2011, our common stock was traded on the OTCQB Market place, a new market for OTC-traded companies that are registered and current in their reporting obligations to the SEC or a U.S. banking or insurance regulator. The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and, particularly because our common stock is traded infrequently, may not necessarily represent actual transactions or a liquid trading market. These prices do not reflect the expected reverse stock split that we intend to effect in connection with this offering. Prior to this offering, there was no trading market for the warrants.

Fiscal 2013	High	Low
Third Quarter (through May 14, 2013)	$0.06	$0.05
Second Quarter (February 1, 2013 – April 30, 2013)	$0.14	$0.07
First Quarter (November 1, 2012 – January 31, 2013)	$0.07	$0.03

Fiscal 2012	High	Low
Fourth Quarter (August 1, 2012 – October 31, 2012)	$0.08	$0.04
Third Quarter (May 1, 2012 – July 3, 2012)	$0.14	$0.07
Second Quarter (February, 2012 – April 30, 2012)	$0.17	$0.11
First Quarter (November 1, 2011 – January 31, 2012)	$0.19	$0.14

Fiscal 2011	High	Low
Fourth Quarter (August 1, 2011 – October 31, 2011)	$0.17	$0.13
Third Quarter (May 1, 2011 – July 31, 2011)	$0.25	$0.14
Second Quarter (February, 2011 – April 30, 2011)	$0.22	$0.11
First Quarter (November 1, 2010 – January 31, 2011)	$0.16	$0.11

The closing price of our common stock on the OTC Bulletin Board on May 14, 2013 was $0.05 per share. As of April 15, 2013, we had 93 stockholders of record of our common stock. An application has been made to list the common stock and the warrants on The NASDAQ Capital Market under the symbols “ADXS” and “ADXSW,” respectively.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

The terms of our Series B Preferred Stock prohibit the payment of dividends on our common stock for so long as any shares of our Series B Preferred Stock are outstanding.

Holders of Series B preferred stock are entitled to receive dividends, which accrue in shares of Series B preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends are payable upon redemption of the Series B preferred stock or upon the liquidation, dissolution or winding up of our company. The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation:

•	senior to our common stock and any other class or series of preferred stock (other than Series A preferred stock or any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange);
•	pari passu with any outstanding shares of our Series A preferred stock (none of which are issued and outstanding as of the date hereof); and
•	junior to all of our existing and future indebtedness and any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of January 31, 2013 was $      or $      per share of common stock, based upon       shares outstanding, after giving effect to issuances of common stock and warrants from February 1, 2013 through and immediately prior to the date of this offering. After giving effect to the sale of the shares and warrants in this offering at the assumed public offering price of $      per share and $   per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at January 31, 2013 would have been approximately $     , or $      per share. This represents an immediate increase in pro forma net tangible book value of approximately $      per share to our existing stockholders, and an immediate dilution of $      per share to investors purchasing securities in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of January 31, 2013	$
Increase in net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after this offering		$
Amount of dilution in net tangible book value per share to new investors in this offering		$

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $     per share, representing an immediate increase to existing stockholders of $     per share and an immediate dilution of $     per share to new investors. If any shares are issued upon exercise of outstanding options, warrants, or convertible notes, new investors will experience further dilution.

CAPITALIZATION

The following table sets forth our capitalization, as of January 31, 2013:

•	on an actual basis;
•	on a pro forma basis to give effect to the issuance of common stock and warrants from February 1, 2013 through and immediately prior to the date of this offering; and
•	on a pro forma as adjusted basis to give effect to (i) the issuance of common stock and warrants from February 1, 2013 through and immediately prior to the date of this offering and (ii) the sale of the securities in this offering at the assumed public offering price of $ per share and $ per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

	As of January 31, 2013
	Actual	Pro Forma	Pro Forma As Adjusted
Short term and long term notes payable(1)	2,578,478
Stockholders’ Equity (deficiency):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; Series B Preferred Stock; issued and outstanding 740 at January 31, 2013. Liquidation preference of $9,907,570, actual, pro forma and pro forma, as adjusted, respectively.	—
Common Stock – $0.001 par value; authorized 1,000,000,000 shares, issued and outstanding 493,415,628 at January 31, 2013, pro forma and pro forma, as adjusted, respectively.	493,415
Additional paid-in capital	55,487,126
Promissory Note Receivable	(10,534,424)
Deficit accumulated during the development stage	(53,309,473)
Total shareholders’ (equity)	(7,863,356)	$	$
Total Capitalization	$(5,284,878)

Notes:

(1)	The amount represents the sum of the funded short and long term debt from the following captions of our balance sheet: short-term convertible notes, note payable-officer, notes payable-other and the long-term convertible note exclusive of fair value adjustment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a clinical development stage biotechnology company with the intent to develop safe and effective immunotherapies for cancer and infectious diseases. These immunotherapies are based on a platform technology under exclusive license from Penn that utilizes live attenuated Lm bioengineered to secrete antigen/adjuvant fusion proteins. These Lm strains use a fragment of the protein listeriolysin, or LLO, fused to a tumor associated antigen, or TAA, or other antigen of interest which we refer to these as Lm-LLO immunotherapies. We believe these Lm-LLO agents redirect the potent immune response to Lm which is inherent in humans, to the TAA or antigen of interest. Lm-LLO based immunotherapies stimulate the immune system to induce antigen-specific anti-tumor immune responses involving both innate and adaptive arms of the immune system. In addition, this technology facilitates the immune response by altering the microenvironment of tumors to make them more susceptible to immune attack.

Our lead construct, ADXS-HPV, is being evaluated in five ongoing clinical trials for HPV-associated diseases as follows: recurrent/refractory cervical cancer (India), locally advanced cervical cancer (with the Gynecologic Oncology Group (GOG), largely underwritten by the National Cancer Institute (NCI); U.S cervical intraepithelial neoplasia, grades 2 and 3 (CIN 2/3) (U.S.), head and neck cancer (with the Cancer Research, United Kingdom (CRUK), (UK)) and anal cancer (Brown University, Oncology Group (BrUOG), U.S.). In addition, we have developed immunotherapies for prostate cancer and HER2 overexpressing cancers (such as breast, gastric and other cancers in humans and osteosarcoma in canines). Over fifteen distinct constructs are in various stages of development, developed directly by us and through strategic collaborations with recognized centers of excellence.

We have no customers. Since our inception in 2002, we have focused our development efforts on understanding our technology and establishing a drug development pipeline that incorporates this technology into therapeutic immunotherapies, currently those targeting HPV-associated diseases (cervical cancer, CIN  2/3, head and neck cancer and anal cancer), prostate cancer, and HER2 overexpressing cancers. Although no immunotherapies have been commercialized to date, research and development and investment continues to be placed behind the pipeline and the advancement of this technology. Pipeline development and the further exploration of the technology for advancement entail risk and expense. We anticipate that our ongoing operational costs will increase significantly as we continue conducting our clinical development program.

If we fail to raise a significant amount of capital, we may need to significantly curtail operations or cease operations in the near future. Any sale of our common stock or issuance of rights to acquire our common stock below $0.025287 per share (as may be further adjusted) with respect to certain of our outstanding debt instruments or $0.1306 per share (as may be further adjusted) with respect to certain of our outstanding warrants will trigger a significant dilution due to the anti-dilution protection provisions contained therein.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to the substantial investment in research and development. As of January 31, 2013 and October 31, 2012, we had an accumulated deficit of $53,309,473 and $47,601,427, respectively and stockholders’ deficiency of $7,863,356 and $5,962,724, respectively. Our research and development costs decreased from approximately $8.1 million for the year ended October 31, 2011 to approximately $6.6 million for the year ended October 31, 2012. Research and development expenses decreased by approximately $1,234,000 to approximately $979,000 for the three months ended January 31, 2013 as compared with approximately $2,213,000 for the three months ended January 31, 2012. Our projected annual staff, overhead, laboratory and nonclinical expenses are estimated to be approximately $4.1 million for the current fiscal year ended October 31, 2013. We expect to incur significant additional costs. The timing and estimated costs of these projects are difficult to predict. We may attempt to accelerate the timing of the required financing and, conversely, if the trial or trials are not successful we may slow our spending and defer the timing of additional financing. While we will attempt to attract a corporate partnership and grants, we have not assumed the receipt of any additional financial resources in our cash planning.

To date, we have outsourced many functions of drug development including manufacturing and clinical trial management. Accordingly, the expenses of these outsourced services account for a significant amount of our accumulated loss. We cannot predict when, if ever, any of our immunotherapies will become commercially viable or approved by the U.S. Food and Drug Administration, or FDA. We expect to spend substantial additional sums on the continued research and development of proprietary products and technologies, including conducting clinical trials for our immunotherapies, with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures.

Recent Financing Activities

JMJ Note

On April 26, 2013, in a private placement, we issued JMJ Financial a convertible promissory note. The face amount of the note reflects an aggregate principal amount of $800,000 for total consideration of $720,000 (or a 10% original issue discount). However, we have currently only borrowed $425,000 from JMJ Financial under this convertible promissory note. JMJ Financial paid us $300,000 in cash and exchanged a promissory note with an aggregate principal amount of $125,000 that we issued to JMJ Financial on December 26, 2012 as consideration for the note. JMJ Financial has no obligation to lend us the remaining $295,000 of available principal amount under the note and may never do so. We have no obligation to pay JMJ Financial any amounts on the unfunded portion of the note. We may not prepay any portion of the note without JMJ Financials consent.

The convertible promissory note matures April 26, 2014 and, in addition to the 10% original issue discount, provides for payment of a one time interest charge of 5% on funded amounts. The convertible promissory note is convertible at any time, in whole or in part, at JMJ Financial’s option into shares of our common stock at the lesser of $0.07 or 70% of the average of the lowest two closing prices in the 20-day pricing period preceding a conversion. However, at no time will JMJ Financial be entitled to convert any portion of the note to the extent that after such conversion, JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of our outstanding shares common stock as of such date. We agreed to reserve at least 20,000,000 shares of our common stock for conversion of the note. The note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion with the require timeframes.

The convertible promissory note includes customary event of default provisions, and provides for a default rate of the lesser of 18% or the maximum permitted by law. Upon the occurrence of an event of default, the lender may require us to pay in cash an amount equal to the “Mandatory Default Amount” which is defined in the note to mean the greater of (i) the outstanding principal amount of the note plus all interest, liquidated damages and other amounts owing under the note, divided by the conversion price on the date payment of such amount is demanded or paid in full, whichever is lower, multiplied by the volume-weighted-average price, or VWAP, on the date payment of such amount is demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of the note plus 100% of all interest, liquidated damages and other amounts owing under the note.

We also granted JMJ Financial the right, at its election, to participate in the next public offering of our securities by exchanging, in whole or in part, the funded portion of this note for a subscription to such public offering in an amount equal to 125% of the sum of the funded portion of the principal amount of being exchanged plus all accrued and unpaid interest, liquidated damages, fees, and other amounts due on such exchanged principal amount. If we complete a public offering of $10,000,000 or more, JMJ Financial has the right, at its election, to require us to repay the note, in whole or in part, in amount equal to 125% of the sum of the funded principal amount being repaid plus all accrued and unpaid interest liquidated damages, fees, and other amounts due on such principal amount. Accordingly, JMJ has the right to participate in this offering and could require us to use the proceeds from this offering to repay the note.

New Jersey Economic Development Authority

On December 13, 2012 we announced that we had received preliminary approval for $796,913 from the sale of certain net operating loss carryovers from prior years through the Technology Business Tax Certificate Transfer Program sponsored by the New Jersey Economic Development Authority (NJEDA). On January 24, 2013, we received approximately $725,192 after sales commission and other expenses in this non-dilutive funding.

Tonaquint Note

On December 13, 2012, we entered into a securities purchase agreement with Tonaquint, Inc., the Tonaquint Purchase Agreement, whereby we issued Tonaquint a convertible promissory note for the initial principal sum of $890,000. We refer to this note as the Tonaquint Note. The Tonaquint Note bears interest at a rate of 8% and is due 26 months after its issue date. The Tonaquint Note can currently be converted at any time, from time to time, at the option of the holder, in whole or in part, a fixed price of $0.16 per share but is subject to adjustment if and whenever on or after six months from the issue date we issue shares of our common stock or other securities convertible into or exchangeable for shares of our common stock below the current conversion price of $0.16.

On the closing date, Tonaquint (i) funded us with $400,000 in cash, (ii) issued a secured mortgage note in the principal amount of $200,000, which we refer to as Mortgage Note 1, and (iii) issued an additional secured mortgage note in the principal amount of $200,000, which we refer to as Mortgage Note 2. Mortgage Note 1 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) eight months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions. Mortgage Note 2 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) 10 months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions.

We have agreed to make installment payments on the Tonaquint Note beginning six months after closing in cash or in stock. If we choose to make installment payments in stock, then such stock will be issued at a price per share equal to 80% of the average of the 5 lowest daily closing bid prices for the common stock during the 20 consecutive trading days prior to the installment date (which is adjusted to 70% if the average of the 3 lowest volume weighted average prices during such 20-day period is less than $0.01 per share). Tonaquint has the right to receive additional shares or our common stock if the market price of our common stock is lower than the price per share of our common stock on the installment date. Tonaquint has the right to receive additional shares if the market price of our common stock is lower than the price per share of our common stock on the installment date.

On December 13, 2012, we also issued Tonaquint a warrant to purchase that number of shares equal to 75% of the principal sum of $890,000 under the Tonaquint Note divided by market price as of the issue date as defined in the warrant agreement. This warrant expires 5-years from the issue date and provides for a variable exercise price per share as defined in the warrant agreement. On March 14, 2013, we issued 21,327,990 shares of our common stock resulting from the partial cashless exercise of the warrant issued to Tonaquint during the three months ended January 31, 2013. Additionally, on March 13, 2013 and March 19, 2013 Tonaquint paid us accelerated payments (including interest income) of $202,493 and $202,657 respectively owed to us under Mortgage Note 1 and Mortgage Note 2 described above. Accordingly, we will record an increase to cash, interest income and short-term convertible notes received during the second fiscal quarter of 2013. Warrants to purchase up to 10,785,345 shares of our common stock issued to Tonaquint remain outstanding.

Private Placements of Convertible Notes to Hanover

On December 6, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover Holdings I, LLC, or Hanover, a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share.

On December 5, 2012, Hanover exchanged certain other notes that had been issued to Hanover in September and October 2012 for convertible notes in the form of the Hanover December 2012 Note in all material respects (other than date of issuance, exchange date, the maturity date of May 19, 2012 solely with respect to the exchanged note issued in exchange for the prior note from September 2012 and the maturity date of June 19, 2013 solely with respect to the exchange note issued in exchange for the prior note from October 2012) that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which we refer to as the Exchanged Hanover PIPE Notes. Each of the Hanover December 2012 Notes and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

Equity Enhancement Program

On October 26, 2012, we entered into a Common Stock Purchase Agreement with Hanover. Under the agreement, we may, subject to certain customary conditions require Hanover to purchase up to $10.0 million of shares of our common stock over the 24-month term following the effectiveness of the resale registration statement described below. We refer to this financing arrangement (often called a committed equity line) as the Equity Enhancement Program. Over the 24-month term following the effectiveness of the resale registration statement, we generally have the right, but not the obligation, to direct Hanover to periodically purchase shares of our common stock in specific amounts under certain conditions at our sole discretion. The purchase price for such shares of common stock will be the higher of (i) the minimum price, which we refer to as the Floor Price, set forth in our notice electing to effect such issuance, which we refer to as the Draw Down Notice, and (ii) 90% of the arithmetic average of the five lowest closing sale prices of the common stock during the applicable ten trading day pricing period (or, if less, the arithmetic average of all trading days with closing sale prices in excess of the Floor Price), subject to adjustment upon an alternative transaction. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable pricing period.

In consideration for Hanover’s execution and delivery of the purchase agreement, we issued Hanover 3,500,000 shares of our common stock, which we refer to as the Commitment Fee Shares. We have also agreed to issue Hanover up to 1,800,000 additional shares of our common stock, which we refer to as the Maintenance Fee Shares, during any full calendar quarter during the term of the purchase agreement, if no shares of our common stock have been purchased or sold because we did not deliver a draw down notice to Hanover. The number of Maintenance Fee Shares to be delivered to Hanover, from time to time, with respect to any calendar quarter, will be equal to approximately $15,000 worth of shares of our common stock at a 10% discount to market.

As of April 15, 2013 we have received $2,706,310 and have issued 40,390,514 shares of our common stock pursuant to this arrangement.

Upon the effectiveness of the registration statement, of which this prospectus is a part, we will amend the Purchase Agreement, thereby ceasing our ability to sell any additional shares of common stock to Hanover for a six month time period.

Results of Operations

Three Months Ended January 31, 2013 Compared to Three Months Ended January 31, 2012

Revenue

We did not record any revenue for the three months ended January 31, 2013 and 2012.

Research and Development Expenses

Research and development expenses decreased by approximately $1,234,000 to approximately $979,000 for the three months ended January 31, 2013 as compared with approximately $2,213,000 for the same period a year ago. This is primarily attributable to clinical trial expenses, which decreased in the current year resulting from lower costs due to the near completion of dosing patients in our India trial and less clinical trial activity. In addition, overall compensation decreased in the current period resulting from fewer employees when compared with the same period a year ago.

We anticipate a significant increase in research and development expenses as a result of expanded development and commercialization efforts primarily related to clinical trials and product development. In addition, expenses will be incurred in the development of strategic and other relationships required to license manufacture and distribute our product candidates.

General and Administrative Expenses

General and administrative expenses increased by approximately $171,000 or 17%, to approximately $1,202,000 for the three months ended January 31, 2013 as compared with approximately $1,031,000 for the same period a year ago. This was the result of higher legal fees. In addition, overall compensation expense increased during the current period resulting from additional employees and costs related to employee benefits. These increases were slightly offset by a decrease in travel and entertainment related expenses in the current period when compared with the same period a year ago.

Interest Expense

For the three months ended January 31, 2013, interest expense decreased significantly to approximately $361,000 from $1,617,000 in the same period a year ago resulting from the significant reduction in overall debt from approximately $6.3 million in outstanding principal at January 31, 2012 to approximately $1.7 million in outstanding principal at January 31, 2013. These reductions included the $4.5 million aggregate principal value of convertible promissory notes exchanged for shares of our common stock and warrants in May 2012 and approximately $4.3 million aggregate principal value of various convertible promissory notes converted during 2012. During the three months ended January 31, 2013, we recorded approximately $157,000 in non-cash interest expense related to the issuance of 3.5 million shares (Commitment Fee Shares) under the Hanover Purchase Agreement.

Other Expense

Other expense was approximately $20,000 for the three months ended January 31, 2013 as a result of unfavorable changes in foreign exchange rates relating to transactions with certain vendors.

Other income was approximately $7,000 for the three months ended January 31, 2012 as compared with other expenses of approximately $17,000 in the same period a year ago as a result of favorable changes in foreign exchange rates relating to transactions with certain vendors.

(Loss) Gain on Note Retirement and Accounts Payable

For the three months ended January 31, 2013, we recorded non-cash income of approximately $152,500 primarily resulting from the settlement of outstanding payables with shares of our common stock, resulting in non-cash income of approximately $576,000, offset by non-cash charges to income of approximately $424,000 resulting from the extinguishment of debt instruments during the period..

For the three months ended January 31, 2012, we recorded a non-cash charge to income of approximately $697,000 mainly resulting from the conversion of some convertible promissory notes by investors, into shares of our common stock in addition to the exchange by an investor of 2007 warrants that contained anti-dilution provisions, for a larger number of warrants with no anti-dilution provisions in addition to the conversion of some bridge notes into shares of our common stock.

Changes in Fair Values

For the three months ended January 31, 2013, we recorded non-cash expense from changes in the fair value of the warrant liability of approximately $4,000,000 compared with income of approximately $840,000 in same period a year ago. In the current period, the increase in expense of approximately $4,000,000 resulted from an increase in the fair value of each liability warrant due to an increase in our share price from $0.045, at October 31, 2012 to $0.072 at January 31, 2013 and the number of outstanding liability warrants increased during the current period compared to the same period a year ago.

For the three months ended January 31, 2012, we recorded income from changes in the fair value of the warrant liability and embedded derivative liability of approximately $840,000 resulting from a decrease in the Black-Scholes value of each liability warrant due to a smaller range of share prices used in the calculation of the BSM Model volatility input somewhat offset by a slight increase in our share price over the three months ended January 31, 2012.

Potential future increases or decreases in our stock price will result in increased or decreased warrant and embedded derivative liabilities, respectively, on our balance sheet and therefore increased or decreased expenses being recognized in our statement of operations in future periods.

Income Tax Benefit

We may be eligible, from time to time, to receive cash from the sale of our net operating losses under the State of New Jersey NOL Transfer Program. In the three months ended January 31, 2013, we received a net cash amount of approximately $725,000 from the sale of our state net operating losses and research and development tax credits for the periods ended October 31, 2010 and 2011.

In the three months ended January 31, 2012, we received a net cash amount of $346,787 from the sale of our state net operating losses for the periods through October 31, 2010.

Fiscal Year 2012 Compared to Fiscal Year 2011

Revenue

We recorded no revenue for the years ended October 31, 2012 and October 31, 2011.

Research and Development Expenses

Research and development expenses decreased by approximately $1,433,000 to approximately $6,646,000 for the fiscal year ended October 31, 2012 as compared with approximately $8,079,000 for the same period a year ago. This is primarily attributable to clinical trial expenses, which decreased in the current year resulting from lower manufacturing costs due to the near completion of dosing patients in our India trial and less clinical trial activity. These decreases were slightly offset by an increase in expenses related to the initiation of preclinical trial studies in other cancer indications.

We anticipate a significant increase in research and development expenses as a result of expanded development and commercialization efforts primarily related to clinical trials and product development. In addition, expenses will be incurred in the development of strategic and other relationships required to license manufacture and distribute our product candidates.

General and Administrative Expenses

General and administrative expenses increased by approximately $749,000 or 15%, to approximately $5,689,000 for the fiscal year ended October 31, 2012 as compared with approximately $4,940,000 for the same period a year ago. This was primarily the result of noncash expenses related to the issuance of shares of our common stock under various agreements entered into in the current period as well as an increase in stock-based compensation related to the issuance of additional options to employees, consultants and directors. In addition, we incurred penalties and fees resulting from the late filing of certain registration statements related to our various capital raises. These increases were slightly offset by lower in legal and consulting costs in the current period when compared with the same period a year ago.

Interest Expense

In the fiscal year ended October 31, 2012, interest expense decreased by approximately $162,000 to approximately $4,537,000 from approximately $4,699,000 for the fiscal year ended October 31, 2011. We recorded less interest expense in the current period primarily resulting from the significant reduction in overall debt including the $4.5 million aggregate principal value of convertible promissory notes exchanged for shares of our common stock and warrants in May, 2012 and approximately $4.3 million aggregate principal value of various convertible promissory notes converted during 2012. These decreases were somewhat offset by additional interest expense related to the issuance of convertible promissory notes in the aggregate principal amount of approximately $3.2 million during the current period. Additionally, certain common shares issued to an investor, were recognized as a beneficial conversion feature resulting in noncash interest expense in the current period.

Other Expense/Income

Other income was approximately $12,000 for the fiscal year ended October 31, 2012 as a result of favorable changes in foreign exchange rates relating to transactions with certain vendors. Other expenses were approximately $79,000 in the fiscal year ended October 31, 2011 resulting from a write-off of intangible assets and unfavorable changes in foreign exchange rates relating to transactions with certain vendors.

Gain (Loss) on Note Retirement, Warrant Exchanges and Accounts Payable

For the fiscal year ended October 31, 2012, we recorded a charge to income of approximately $2,188,000, primarily resulting from the extinguishment of debt instruments in the aggregate amount of $8.8 million in exchange for shares of our common stock and warrants. These losses were partially offset by noncash gains resulting from the issuance of shares to Numoda in payment of a trade payable under a stock purchase agreement.

For the fiscal year ended October 31, 2011, we recorded income of approximately $462,000, primarily due to the exchange by an investor of 2007 warrants that contained anti-dilution provisions, for a larger number of warrants with no anti-dilution provisions.

Changes in Fair Values

The change in fair value of the common stock warrant liability and embedded derivative liability increased income by approximately $6.0 million for the fiscal year ended October 31, 2012 compared to income of approximately $9.8 million for the fiscal year ended October 31, 2011. In the current fiscal year, essentially all of the $6.6 million resulted from a decrease in the Black-Scholes value of each liability warrant due primarily to a decrease in our share price from $0.14 at October 31, 2011 to $0.045, at October 31, 2012. In addition, there was a decrease in the Black-Scholes value of each liability warrant due to a smaller range of share prices used in the calculation of the Black-Scholes-Merton Model volatility input.

For the fiscal year ended October 31, 2011, we recorded income as the fair value of its warrant and embedded derivative liability decreased primarily due to declines in the underlying stock price (and therefore decreases in the corresponding warrant liability and embedded derivative liability) from share prices as high as $0.21, at April 30, 2011, to share prices as low as $0.14 at October 31, 2011. In addition, the number of warrants increased in the current fiscal year, increasing the income recorded due to changes in fair value from decreases in the underlying stock price.

Potential future increases or decreases in our stock price will result in increased or decreased warrant and embedded derivative liabilities, respectively, on our balance sheet and therefore increased expenses being recognized in our statement of operations in future periods.

Income Tax Benefit

In the fiscal year ended October 31, 2012, we recorded an income tax benefit of approximately $347,000 in income, due to the receipt of a net operating losses tax credit from the State of New Jersey tax program compared to approximately $379,000 in net operating losses tax credits received from the State of New Jersey tax program in the year ended October 31, 2011. In December 2012, we received notification that we will receive a net cash amount of approximately $725,000 from the sale of our net operating losses and research and development tax credits for the years ended October 31, 2010 and 2011. We received this amount in January 2013.

Liquidity and Capital Resources

Since our inception through January 31, 2013, we have reported accumulated net losses of approximately $53.5 million and recurring negative cash flows from operations. We anticipate that we will continue to generate significant losses from operations for the foreseeable future.

Our limited capital resources and operations to date have been funded primarily with the proceeds from public, private equity and debt financings, NOL tax sales and income earned on investments and grants. We have sustained losses from operations in each fiscal year since our inception, and we expect losses to continue for the indefinite future, due to the substantial investment in research and development. As of January 31, 2013 and October 31, 2012, we had an accumulated deficit of $53,309,473 and $47,601,427, respectively and stockholders’ deficiency of $7,863,356 and $5,962,724, respectively.

Based on our available cash of approximately $700,000 on March 13, 2013, we do not have adequate cash on hand to cover our anticipated expenses for the next 12 months. If we fail to raise a significant amount of capital, we may need to significantly curtail or cease operations in the near future. These conditions have raised substantial doubt about our ability to continue as a going concern. Although we are working diligently to raise funds, including through this offering, no assurances can be provided that we will have sufficient cash and credit to sustain operations or that we will be successful in obtaining additional funding.

Cash used in operating activities, for the three months ended January 31, 2013, was approximately $1.8 million (offset by proceeds from sale of our state NOLs and research tax credits of approximately $0.7 million, resulting in net cash used of $1.1 million) primarily from spending associated with our clinical trial programs and general & administrative spending. For the year ended October 31, 2012, cash used in operating activities was approximately $4.6 million, resulting from resarch and development spending of approximately $3.2 million. General and administrative spending on day-to-day operations was approximately $1.4 million.

Cash used in investing activities, for the three months ended January 31, 2013, was approximately $44,000 resulting from legal and administrative spending in support of our patents. For the year ended October 31, 2012, cash used in investing activities was approximately $397,000 resulting from legal cost spending in support of our intangible assets (patents) and costs paid to Penn for patents.

Cash provided by financing activities, for the three months ended January 31, 2013, was approximately $1.2 million, primarily consisting of net proceeds received from the sale of convertible promissory notes ($0.8 million) and the sale of our common stock primarily from the use of the Hanover Equity Enhancement Program ($0.4 million). For the year ended October 31, 2012, cash provided by financing activities was approximately $3.9 million, primarily consisting of net proceeds received from the sale of convertible promissory notes ($3.5 million) and the exercise of warrants ($0.4 million).

For the three months ended January 31, 2013, we issued to certain accredited investors convertible promissory notes in the aggregate principal amount of approximately $753,500 for an aggregate net purchase price of approximately $750,000. These convertible promissory notes were issued with either original issue discounts ranging from 15% to 25% or are interest-bearing and are convertible into shares of our common stock. Some of these convertible promissory notes were issued along with warrants. These convertible promissory notes mature between January and November of 2014. In addition, during the three months ended January 31, 2013, Mr. Moore loaned us $3,800 under the Moore Notes.

For the year ended October 31, 2012, we issued to certain accredited investors convertible promissory notes in the aggregate principal amount of approximately $3,670,000 for an aggregate net purchase price of approximately $3.1 million. These convertible promissory notes were issued with either original issue discounts ranging from 15% to 25% or are interest-bearing and are convertible into shares of our common stock. Some of these convertible promissory notes were issued along with warrants. These convertible promissory notes mature between January and June of 2013.

During the three months ended January 31, 2013, we issued 1,778,571 shares of our common stock, to accredited investors, at a price per share of $0.035, resulting in total net proceeds of $62,250. In addition, during January 2013, we received $15,000, under a stock purchase agreement. On February 11, 2013, we issued the accredited investor 428,572 shares at a price per share of $0.035.

On October 26, 2012, we entered into a Common Stock Purchase Agreement with Hanover Holdings that is sometimes referred to as a committed equity line financing facility, which requires Hanover to purchase up to $10.0 million of shares of our common stock over the 24-month term following the date of effectiveness of the resale registration statement which was December 12, 2012. In December 2012 and January 2013, we issued 11,390,514 shares of our common stock to Hanover in connection with the settlement of drawdowns pursuant to the Hanover Purchase Agreement, at prices ranging from approximately $0.0266 to $0.0374 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We received total net proceeds of approximately $350,633 in connection with these drawdowns.

In February and March 2013, the we issued 20,000,000 shares of our common stock to Hanover in connection with the settlement of drawdowns pursuant to the Hanover Purchase Agreement, at prices ranging from approximately $0.0644 to $0.095 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We received total net proceeds of approximately $1,649,520 in connection with these drawdowns.

For the year ended October 31, 2012, we received proceeds of approximately $412,000 resulting from the exercise of approximately 2,745,000 warrants at an exercise price of $0.15.

For the year ended October 31, 2012, we repaid a total of approximately $88,000 in principal value of convertible promissory notes.

Off-Balance Sheet Arrangements

As of January 31, 2013 and October 31, 2012, respectively, we had no off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in accordance with GAAP accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if:

•	it requires assumption to be made that were uncertain at the time the estimate was made, and
•	changes in the estimate of difference estimates that could have been selected could have material impact in our results of operations or financial condition.

Actual results could differ from those estimates and the differences could be material. The most significant estimates impact the following transactions or account balances: stock compensation, warrant valuation, impairment of intangibles, dilution caused by ratchets in the warrants and other agreements.

Stock Based Compensation

We have an equity plan which allows for the granting of stock options to our employees, directors and consultants for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Stock-based compensation for directors is reflected in general and administrative expenses in the statements of operations. Stock-based compensation for employees and consultants could be reflected in research and development expenses or general and administrative expenses in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, receivables, accounts payable and accrued expenses approximated fair value, as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value, as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we used the Black-Scholes valuation model which approximated the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method, which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

New Accounting Pronouncements

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurements (ASC Topic 820). This ASU provides additional guidance on fair value disclosures. This guidance contains certain updates to the measurement guidance as well as enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for “Level 3” measurements including enhanced disclosure for: (1) the valuation processes used by the reporting entity; and (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. This guidance is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. Other than requiring additional disclosures on our “Level 3” disclosures, the adoption of this new guidance did not have a material impact on our consolidated results of operations and financial position.

In July 2012, the FASB issued ASU 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” This ASU simplifies how entities test indefinite-lived intangible assets for impairment which improve consistency in impairment testing requirements among long-lived asset categories. These amended standards permit an assessment of qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. For assets in which this assessment concludes it is more likely than not that the fair value is more than its carrying value, these amended standards eliminate the requirement to perform quantitative impairment testing as outlined in the previously issued standards. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this standard did not have a material impact on our consolidated financial position and results of operations.

In February 2013, the FASB issued ASU No. 2013-02, “Reporting of Amounts Reclassified Out of Other Comprehensive Income.” ASU 2013-02 finalized the reporting for reclassifications out of accumulated other comprehensive income, which was previously deferred, as discussed below. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, they do require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. An entity is also required to present on the face of the financials where net income is reported or in the footnotes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. Other amounts need only be cross-referenced to other disclosures required that provide additional detail of these amounts. The amendments in this update are effective for reporting periods beginning after December 15, 2012. Early adoption is permitted.

BUSINESS

General

We are a clinical development stage biotechnology company focused on the discovery, development and commercialization of our proprietary Lm-LLO immunotherapies to treat cancers and infectious diseases. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes, which we refer to as Listeria or Lm, bioengineered to secrete antigen/adjuvant fusion proteins. We believe that these Lm-LLO strains are a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy because they access and direct antigen presenting cells to stimulate anti-tumor T-cell immunity, stimulate and activate the immune system with the equivalent of multiple adjuvants and simultaneously reduce tumor protection in the tumor microenvironment to enable the T-cells to eliminate tumors. Other immunotherapies may employ individual elements of our comprehensive approach, but, to our knowledge, none combine all of these elements together in a coordinated, comprehensive fashion within each individual patient in a single, easily administered, well-tolerated yet comprehensive immunotherapy.

The effectiveness of our approach has been validated by numerous publications in multiple models of human disease. In the clinic, ADXS-HPV, our lead Lm-LLO immunotherapy for the treatment of Human Papilloma Virus-, or HPV-associated diseases, is well-tolerated and has been administered to both young patients with pre-malignant dysplasia, as well as patients with advanced disease. Clinical efficacy has been demonstrated by apparent prolonged survival, complete and partial tumor responses, and the prolonged stabilization of advanced cancer. The preliminary data from our ongoing Phase 2 clinical trial of ADXS-HPV in patients with recurrent/refractory cervical cancer demonstrate that ADXS-HPV is an active agent in this disease setting with a manageable safety profile. We achieved proof of concept with this Phase 2 study, and over the next two to five years, we plan to advance ADXS-HPV through registrational Phase 3 trials and regulatory approval(s) in the United States and relevant markets for the treatment of women with cervical cancer. We are currently evaluating this same Lm-LLO immunotherapy in Phase 1/2 clinical trials for two other HPV-associated cancers: head and neck cancer and anal cancer. In addition, we plan to advance ADXS-PSA, our second Lm-LLO immunotherapy, into a Phase 1 dose escalation trial to determine the maximum tolerated dose for the treatment of prostate cancer in the first half of 2014. A third Lm-LLO immunotherapy, ADXS-cHER2, is being evaluated for safety and efficacy in the treatment of companion dogs with human epidural growth factor receptor-2, or HER2, over-expressing osteosarcoma.

Our Lm-LLO Immunotherapy Platform Technology

Our immunotherapies are based on a platform technology under exclusive license from the University of Pennsylvania, or Penn, that utilizes live attenuated Lm bioengineered to secrete antigen/adjuvant fusion proteins. These Lm strains use a fragment of the protein listeriolysin, or LLO, fused to a tumor associated antigen, or TAA, or other antigen of interest and we refer to these as Lm-LLO immunotherapies. Regardless of which antigen(s) is fused to LLO, the proposed mechanism of action is basically the same. We believe these Lm-LLO immunotherapies redirect the potent immune response to Lm that is inherent in humans, to the TAA or antigen of interest. Lm-LLO immunotherapies stimulate the immune system to induce antigen-specific anti-tumor immune responses involving both innate and adaptive arms of the immune system. In addition, our technology facilitates the immune response by altering the tumor microenvironment to reduce immunologic tolerance in the tumors but leave normal tissues unchanged. This makes the tumor more susceptible to immune attack by inhibiting the T-cells, or Tregs, and myeloid-derived suppressor cells, or MDSC, that we believe promote immunologic tolerance of cancer cells in the tumor.

The field of immunotherapy is a relatively new area of cancer treatment development and holds tremendous promise to generate more effective and better tolerated treatments for cancer than the more traditional, high dose chemotherapy and radiation therapies that have been the mainstay of cancer treatment thus far. There are many approaches toward immunotherapy that have been recently approved or are in development:

•	Approach 1: Collect the patient’s antigen presenting cells and treat them in a laboratory, and then give them back to the patient so that they might stimulate the generation of T-cells that can attack the tumors. Lm-LLO immunotherapies access those cells directly, right inside the patient, and eliminate the need to collecting the cells and processing them in a laboratory.

•	Approach 2: Stimulate the activity of the immune system by adding adjuvants to increase the activity. However, individual adjuvants can activate the immune system in an imbalanced and sometimes counterproductive way that may increase the levels of cells that block cancer killing cells from doing their job. Lm-LLO immunotherapies by themselves act as multiple adjuvants and stimulate a comprehensive immune response. Lm-LLO immunotherapies stimulate the specific type of immunologic environment to generate the type of immunity that is required to kill the targeted cancerous cells.
•	Approach 3: Block one of the many mechanisms of immunologic tolerance. Tumors can sometimes escape the immune system by hiding behind immunologic tolerance usually reserved to protect normal tissues. However the non-tumor specific blocking of immune tolerance can give rise to serious and sometimes fatal auto-immune side effects. Lm-LLO immunotherapies have the unique ability to over-ride several mechanisms of immune tolerance that may be protecting tumors but do not change the immune tolerance of normal tissues, thereby avoiding auto-immune side effects.

As is described further below, we believe our Lm-LLO immunotherapies will offer a more comprehensive immunotherapy in a single, well-tolerated, easy to administer treatment.

Mechanism of Action

Our platform technology is based on the use of live attenuated Lm bioengineered with multiple copies of a plasmid that encode a fusion protein sequence that includes a fragment of LLO joined to the tumor associated antigen, or TAA, of interest. Due to the attenuation of the Lm strains, these bacteria are nonpathogenic and are therefore no longer able to cause an infection. Lm stimulate a profound innate immune response and are phagocytized by antigen presenting cells, or APC. APC are phagocytic sentinel cells that circulate throughout the body taking up and breaking down foreign and dying cells.

The specific details of the intracellular life cycle of Lm are important for the understanding of our platform technology. The following diagram illustrates how the live attenuated bioengineered Lm in our Lm-LLO immunotherapies are phagocytized and processed by an APC:

Lm-LLO immunotherapies are bioengineered with multiple copies of a plasmid that encode a fusion protein sequence that includes a fragment of LLO joined to the TAA of interest. Some Lm escape from the phagolysosome via LLO, which forms pores in the membrane of the phagolysosome and allows the Lm to escape into the cytosol and secrete antigen-LLO fusion proteins. These fusion protein antigens are presented via the MHC class I pathway to generate activated CD8+ T cells, or killer T cells. The majority of Lm are broken down in the phagolysosome and the Lm fragments are processed via the MHC class II pathway generating antigen-specific CD4+ T cells, or helper T cells. We believe the activated T cells will then find and infiltrate tumors and destroy the tumor cells. Immunologic tolerance in the tumor microenvironment is mediated by Tregs and MDSC is reduced. Thus we believe Lm-LLO immunotherapies may simultaneously stimulate innate and adaptive tumor-specific immunity while simultaneously reducing immune tolerance to tumors.

Research and Development Program

Our Development Pipeline

The following table summarizes the stage of development of our three most advanced clinical drug candidates:

Our first Lm-LLO based immunotherapy, ADXS-HPV, uses HPV-E7, an antigen that is present in Human Papilloma Virus (HPV). HPV-associated diseases account for approximately 6-8% of all cancers worldwide, including cervical cancer, CIN 2/3, head and neck cancers, anal cancer and others. ADXS-PSA is directed against prostate cancer. ADXS-cHER2 is directed against HER2, an antigen found in HER2 overexpressing cancers such as breast, gastric and other cancers, as well as canine osteosarcoma. By varying the antigen, we believe we will be able to create different immunotherapies that may be useful across multiple therapeutic areas and tumor types such as ADXS-PSA for the treatment of prostate cancer and ADXS-cHER2, for the treatment of human epidural growth factor receptor-2, or HER2, over-expressing cancers such as breast, gastric and other human cancers as well as canine osteosarcoma.

Our most advanced drug candidates in clinical development are ADXS-HPV, ADXS-PSA and ADXS-cHER2:

Immunotherapy	Indication	Stage of Clinical Development
ADXS-HPV	Cervical Cancer	Phase 1 Company sponsored & completed in 2007 with 15 patients.
	Cervical Cancer	Phase 2 Company sponsored study, initiated in November 2010 in India in 110 patients with recurrent/refractory cervical cancer. We completed enrollment in May 2012.
Cervical Cancer	Phase 2 The Gynecologic Oncology Group (GOG) of the National Cancer Institute (NCI) is conducting a study in
67 patients with recurrent/refractory cervical cancer. As of April 2013, 8 patients have been enrolled in the safety run-in portion of the study. The study is in the process of opening group wide to the GOG.

Immunotherapy	Indication	Stage of Clinical Development
	CIN 2/3	Phase 2 Company sponsored study, initiated in March 2010 in the United States. We completed enrollment of the low-dose cohort in September 2011 (41 patients). We completed enrollment of the mid-dose cohort in June 2012 (40 patients). Based on the results from cohorts 1 and 2, we have not identified a statistically significant clinical dose. We are therefore evaluating our options for this indication.
	Head & Neck Cancer	Phase 1/2 The Cancer Research UK (CRUK) is funding a study of 27 patients with head and neck cancer at 3 UK sites. 11 patients have been enrolled in the study April 2013.
ADXS-HPV	Anal Cancer	Phase 1/2 The Brown University Oncology Group (BrUOG) is funding and conducting a study in 25 patients with anal cancer at Brown University, M.D. Anderson Cancer Center, Montefiore Medical Center and Boston Medical Center. The study opened for enrollment in December 2012. 1 patient has been enrolled in the study as of April 2013.
ADXS-PSA	Prostate Cancer	Phase 1 Company sponsored (timing has not yet been determined).
ADXS-cHER2	Canine Osteosarcoma	Phase 1 Company sponsored study, dosing commenced in July of 2012. Seven dogs have been enrolled in the study as of April 2013.

Overview of Drug Candidates

ADXS-HPV Franchise

Of the more than 100 strains of HPV, 15 are known to be sexually transmitted “high-risk” oncogenic types of HPV that are responsible for 6-8% of all cancers worldwide. HPV infection can cause cells to become cancerous through the expression of the E6 and E7 genes. According to the WHO Human Papillomavirus and Related Cancers in the World Summary Report 2010, there are 500,000 new cases of cervical cancer caused by HPV worldwide every year. Current preventative vaccines cannot protect the 20 million women who are already infected with HPV; and of the high risk oncogenic strains, only HPV 16 and 18 are present in these vaccines. Challenges with acceptance, accessibility and compliance have resulted in only a third of young women being vaccinated in the United States and even less in other countries around the world. HPV is associated with 20 – 50% of oral squamous cell carcinomas. HPV-associated head and neck cancer is growing at an epidemic rate in western countries; and occurs more frequently (3:1) in men than women. In the United States, the number of HPV-positive head and neck cancer cases has already equaled the number of cases of cervical cancer and continues to increase in frequency. HPV is associated with 80 – 100% of anal cancers and is also increasing in frequency.

ADXS-HPV is an Lm-LLO immunotherapy directed against HPV. ADXS-HPV is designed to target cells expressing the HPV gene E7. Expression of the E7 gene from high-risk HPV strains is responsible for the transformation of infected cells into dysplastic and malignant tissues and in the laboratory, was more effective than ADXS vectors targeting HPV E6. Eliminating these cells can eliminate the dysplasia or malignancy. ADXS-HPV is designed to direct antigen-presenting cells to generate powerful innate and cellular immune responses to HPV transformed cells resulting in the infiltration of cytotoxic T cells and attack on tumors. At the same time, we believe ADXS-HPV treatment may cause a reduction in the number and function of immunosuppressive regulatory Tregs and MDSC in the tumors that are protecting tumors from immune attack. ADXS-HPV is being evaluated in five ongoing clinical trials for HPV-associated diseases: recurrent/refractory cervical cancer (India), locally advanced cervical cancer (with the Gynecologic Oncology Group (GOG), largely underwritten by the National Cancer Institute (NCI); U.S cervical intraepithelial neoplasia, grades 2 and 3 (CIN 2/3) (U.S.), head and neck cancer (with the Cancer Research, United Kingdom (CRUK), (U.K.))

and anal cancer (Brown University, Oncology Group (BrUOG), U.S.). Our next goal is to conduct Phase 1/2 trials to optimize the dose and schedule of ADXS-HPV, which we believe may further increase efficacy with respect to both clinical response and survival. Additional studies will investigate how best to combine ADXS-HPV with existing cytotoxic treatments. We plan to advance ADXS-HPV through registrational Phase 3 trials and regulatory approval in the United States and relevant markets for the treatment of cervical cancer. We also plan to evaluate ADXS-HPV in Phase 1/2 clinical trials for the treatment of patients with HPV-positive head and neck cancer and HPV-positive anal cancer.

ADXS-PSA

ADXS-PSA is an Lm-LLO immunotherapy directed against prostate-specific antigen, or PSA. ADXS-PSA is designed to target cells expressing PSA. ADXS-PSA secrets the PSA antigen, fused to LLO, directly inside the APC that are cable of driving a cellular immune response to PSA expressing cells. In preclinical analysis, the localized effect is the inhibition of the Treg and MDSC cells that we believe may promote immunologic tolerance of the PSA cancer cells of the tumor. We plan to file an Investigational New Drug application, or IND, with the U.S. Food and Drug Administration, or FDA, and advance ADXS-PSA into a Phase 1 dose escalation trial to determine the maximum dose for the treatment of prostate cancer in early 2014.

ADXS-cHER2

ADXS-cHER2 is an Lm-LLO immunotherapy for HER2 overexpressing cancers (such as breast, gastric and other cancers in humans and for osteosarcoma in canines). ADXS-cHER2 secrets the cHER2 antigen, fused to LLO, directly inside antigen presenting cells that we believe are capable of driving a cellular immune response to cHER2 overexpressing cells. In preclinical analysis, the localized effect is the inhibition of the Treg and MDSC cells, an effect that we believe will promote immunologic tolerance of the HER2 overexpressing cancer cells of the tumor. We currently are conducting a Phase 1 study in companion dogs evaluating the safety and efficacy of ADXS-cHER2 in the treatment of canine osteosarcoma and plan to meet with the U.S. Department of Agriculture, or USDA, to discuss the requirements to proceed forward our first immunotherapy in the veterinary market.

Recent Clinical Research Developments

We have completed dosing in Lm-LLO-E7-15, a Phase 2 randomized trial designed to assess the safety and efficacy of ADXS-HPV (1x109 cfu) with and without cisplatin (40 mg/m2, weekly x5)). 110 patients were randomized to one of two treatment arms with 55 patients per treatment. The primary endpoint of the study is overall survival. As reported at the SITC Annual Meeting in October 2012, the trial completed enrollment and 110 patients received 264 doses of ADXS11-001. The percentage of patients alive at 6 months was 65%; at 9 months was 44%; at 12 months was 33% and at 18 months was 17%. The National Comprehensive Cancer Network Guidelines cite historical 12 month survival data of 0 – 22% with single agent therapy in recurrent cervical cancer. This study shows 12 month survival of 33% among a group of 70 patients:

•	Published Phase 2 single agent trials report 12 months survival of 0 – 22%*
•	Study expected to complete June 2013

*	NCCN Guidelines:

Plaxe SC, et. al., 2002, Cancer Chemother Pharmacol; 50: 151-4.
Garcia AA, et. al., 2007, Am J Clin Oncol; 30: 428-431.

In February 2013, a data update (represented in red font in the above table) was conducted and an abstract was submitted to the 2013 the American Society of Clinical Oncology, or ASCO, Annual Meeting. Abstract # 5529, titled ADXS11-001 immunotherapy targeting HPV-E7: Preliminary survival data from a P2 study in Indian women with recurrent/refractory cervical cancer”, has been selected for presentation at the Poster Discussion Session: Gynecologic Cancer to be held on June 2, 2013. The presentation will describe 12 month survival and updated safety, tumor response, and survival data as well as histological data for the first time. The data continue to be encouraging and are consistent with the data presented in October 2012. Per the ASCO embargo policy, which is a policy regulating when certain information may be published, the data in the abstract is embargoed and may not be published until 6:00 p.m. May 15, 2013.

Tumor responses have been observed in both treatment arms with six complete responses, or CR: four in the ADXS alone group; two in the ADXS+ cisplatin treatment arm and six partial responses, or PR; three in the ADXS alone treatment arm; three in the ADXS+ cisplatin treatment arm. 51% of patients (34/67) had durable stable disease for at least 3 months as indicated by the orange dashed lines in the waterfall plot below. Activity against different high risk HPV strains beyond HPV 16 and HPV 18 have been observed.

Lm-LLO-E7-15 Best Response Data

(as of October 22, 2012)

ADXS-HPV ± Cisplatin in Patients with Recurrent/Refractory Cervical Cancer

ADXS-HPV continues to demonstrate a well-tolerated and manageable safety profile with 32% of patients reporting Grade 1 or 2. Non-serious adverse events consist predominately of transient, non-cumulative flu-like symptoms associated with infusion that either resolved on their own or responded to symptomatic treatment. Less than 2% of patients reported serious adverse events associated with ADXS-HPV. Published studies on chemotherapy treated patients like these report 100% of patients experiencing severe adverse events, usually multiple times. Serious adverse events result in death, are life-threatening, cause significant disability or require inpatient hospitalization.

Business Strategy

Our strategy is to maintain and fortify a leadership position in the discovery, acquisition and development of Lm-LLO immunotherapies that target for cancer and infectious disease. The fundamental goals of our business strategy include the following:

•	Be the first immunotherapy company to commercialize a therapeutic HPV-associated oncology drug. Because we believe ADXS-HPV is the most clinically advanced anti-cervical cancer immunotherapy, we aim to fortify our leadership position and be the first to commercialize our Lm-LLO immunotherapy for this unmet medical need.
•	Develop and commercialize ADXS-HPV in multiple HPV-associated cancers. We plan to advance ADXS-HPV through registrational Phase 3 trials and regulatory approval in the United States and relevant markets for the treatment of cervical cancer. If successful, we plan to submit a Biologics License Application, or BLA, to the FDA as the basis for marketing approval in the United States of ADXS-HPV for the treatment of cervical cancer. HPV, the target for ADXS-HPV, is expressed on a wide variety of cancers including cervical, head and neck, anal, vulva, vaginal, and penile. Accordingly, we believe that ADXS-HPV should be active in these HPV-associated cancers and these indications could represent significant market opportunities for ADXS-HPV.
•	File three applications requesting Orphan Drug Designation with the FDA and the EMEA for ADXS-HPV for use in the treatment of cervical cancer, head and neck cancer and anal cancer. Orphan status is granted by the FDA to promote the development of products that demonstrate promise for the treatment of rare diseases affecting fewer than 200,000 individuals in the United States annually, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug or biological product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation would entitle our company to a seven-year period of marketing exclusivity in the United States for ADXS-HPV if it is approved by the FDA for the treatment of cervical, head and neck and or anal cancer, and would enable us to apply for research funding, tax credits for certain research expenses, and a waiver from the FDA’s application user fee. Orphan drug status in the European Union has similar but not identical benefits in that jurisdiction.
•	Develop ADXS-PSA in prostate cancer. We plan to advance ADXS-PSA into a Phase 1 dose escalation trial to determine the maximum tolerated dose for the treatment of patients with prostate cancer.
•	Leverage our proprietary drug discovery platform to identify new therapeutic immunotherapies. We intend to utilize our proprietary discovery platform to identify new antigen-associated drug candidates. We may conduct some of these efforts internally and/or leverage our platform to forge strategic collaborations. We have utilized our proprietary drug discovery platform to identify a number of preclinical drug candidates and may initiate studies to support IND submissions either alone or in collaboration with strategic partners. Specifically, we intend to conduct research relating to the development of the next generations of our Lm-LLO immunotherapies using new antigens of interest; improving the Lm-LLO based platform technology by developing new strains of Listeria that may be more suitable as live vaccine vectors; developing bivalent Lm-LLO immunotherapies; further evaluating synergy of Lm-LLO immunotherapies with cytotoxic therapies and continuing to develop the use of LLO as a component of a fusion protein based immunotherapy. We currently have over 15 distinct immunotherapies in various stages of development, developed directly by us and through strategic collaborations with recognized centers of excellence. We will continue to conduct preclinical research to develop additional Lm-LLO constructs to expand our platform technology and may develop additional distinct immunotherapies in the future.
•	Enter into commercialization collaborations for ADXS-HPV. If ADXS-HPV is approved by the FDA and other regulatory authorities for first use, we plan to either enter into commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including pharmaceutical companies or commercialize these products ourselves in North America and Europe through direct sales and distribution.
•	Develop commercialization capabilities in India, China, South America, North America and Europe. We believe that the infrastructure required to commercialize our oncology products is relatively limited, which may make it cost-effective for us to internally develop a marketing effort and sales force. If ADXS-HPV is approved by the FDA and other regulatory authorities for first use and we do not enter into commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including pharmaceutical companies, we plan to commercialize these products ourselves in North America and Europe through direct sales and distribution. However, we will remain opportunistic in seeking strategic partnerships in these and other markets when advantageous.
•	Continue to both leverage and strengthen our intellectual property portfolio. We believe we have a strong intellectual property position relating to the development and commercialization of Lm-LLO immunotherapies. We plan to continue to leverage this portfolio to create value. In addition to strengthening our existing intellectual property position, we intend to file new patent applications, in-license new intellectual property and take other steps to strengthen, leverage, and expand our intellectual property position.

Short-Term Strategic Goals and Objectives

During the next 12 months, our strategic goals and objectives include the following:

•	Complete our Phase 2 clinical study in India of ADXS-HPV in the treatment of recurrent/refractory cervical cancer, optimize the dose and schedule through additional Phase 1/2 trials and finalize the registration strategy;
•	Continue to support the Phase 2 clinical trial of ADXS-HPV in the treatment of advanced cervical cancer with the GOG, largely underwritten by the NCI;

•	Continue our collaboration with the CRUK to support the Phase 1/2 clinical trial of ADXS-HPV in the treatment of head and neck cancer, entirely underwritten by the CRUK;
•	Continue our collaboration with the BrUOG to support the Phase 1/2 clinical trial of ADXS-HPV in the treatment of anal cancer, entirely underwritten by the BrUOG;
•	Request Orphan Drug Designation for three separate indications: the treatment of cervical cancer, the treatment of HPV-positive head and neck cancer, and the treatment of HPV-positive anal cancer;
•	Continue our collaboration with the School of Veterinary Medicine at Penn to support the Phase 1/2 clinical trial of ADXS-cHER2 in canine osteosarcoma;
•	Continue to develop and maintain strategic and development collaborations with academic laboratories, clinical investigators and potential commercial partners;
•	Continue the preclinical analyses and manufacturing activities required to support the IND submission for ADXS-PSA for the treatment of prostate cancer in preparation for a Phase 1/2 study; and
•	Continue the preclinical development of additional Lm-LLO constructs as well as research to expand our platform technology.

Recent Developments

We are seeking stockholder approval of two proposals at our Annual Meeting of Stockholders scheduled for June 5, 2013 related to our authorized share capital. One proposal seeks stockholder approval of reverse stock split at a ratio ranging from 1-for-70 to 1-for-200 of all the issued and outstanding shares of our common stock, the final ratio to be determined at the discretion of the Board of Directors. The other proposal seeks stockholder approval to decrease our authorized share capital from 1,005,000,000 consisting of 1,000,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock to 305,000,000 consisting of 300,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. Our Board does not intend to decrease our authorized share capital until after it effects the reverse stock split.

We recently signed a memorandum of understanding with FusionVax that sets out the framework for entry into a definitive agreement to license ADXS-HPV for commercialization in Asia (except India). Under the terms of the memorandum of understanding, Advaxis and FusionVax will work together over the next six months to draft an agreement that exclusively licenses the rights to ADXS-HPV to FusionVax for the Asia territory, exclusive of India, for all indications. Subject to the entry into of a definitive agreement, FusionVax will pay us an up-front payment, certain event-based financial milestones, an annual exclusive licensing fee, and an annual net sales royalty in countries with issued patents. In exchange for the up-front payment, we will provide FusionVax an equal amount worth of our common stock. FusionVax will be responsible for conducting clinical trials and pursuing commercialization of ADXS-HPV in Asia and, in exchange, we will pay FusionVax net sales annual royalty on ADXS-HPV in the United States of less than 1%.

On April 26, 2013, in a private placement, we issued JMJ Financial a convertible promissory note. The face amount of the note reflects an aggregate principal amount of $800,000 for total consideration of $720,000 (or a 10% original issue discount). However, we have currently only borrowed $425,000 from JMJ Financial under this convertible promissory note. JMJ Financial paid us $300,000 in cash and exchanged a promissory note with an aggregate principal amount of $125,000 that we issued to JMJ Financial on December 26, 2012 as consideration for the note. JMJ Financial has no obligation to lend us the remaining $295,000 of available principal amount under the note and may never do so. The convertible promissory note matures April 26, 2014 and, in addition to the 10% original issue discount, provides for payment of a one time interest charge of 5% on funded amounts. The convertible promissory note is convertible at any time, in whole or in part, at JMJ Financial’s option into shares of our common stock at the lesser of $0.07 or 70% of the average of the lowest two closing prices in the 20-day pricing period preceding a conversion. However, at no time will JMJ Financial be entitled to convert any portion of the note to the extent that after such conversion, JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of our outstanding shares common stock as of such date. We agreed to reserve at least 20,000,000 shares of our common stock for conversion of the note.

We also granted JMJ Financial the right, at its election, to participate in the next public offering of our securities by exchanging, in whole or in part, the funded portion of this note for a subscription to such public offering in an amount equal to 125% of the sum of the funded portion of the principal amount of being exchanged plus all accrued and unpaid interest, liquidated damages, fees, and other amounts due on such exchanged principal amount. If we complete a public offering of $10,000,000 or more, JMJ Financial has the right, at its election, to require us to repay the note, in whole or in part, in amount equal to 125% of the sum of the funded principal amount being repaid plus all accrued and unpaid interest liquidated damages, fees, and other amounts due on such principal amount. Accordingly, JMJ has the right to participate in this offering and could require us to use the proceeds from this offering to repay the note.

Our History

We were originally incorporated in the State of Colorado on June 5, 1987 under the name Great Expectations, Inc. In 1999, we became a reporting company under the Exchange Act. We were a publicly-traded “shell” company without any business until November 12, 2004 when we acquired Advaxis, Inc., a Delaware corporation, through Share Exchange. As a result of such acquisition, Advaxis become our wholly-owned subsidiary and our sole operating company. On December 23, 2004, we amended and restated our articles of incorporation and changed our name to Advaxis, Inc. On June 6, 2006 our stockholders approved the reincorporation of the company from the state of Colorado to the state of Delaware by merging us into its wholly-owned subsidiary. Our date of inception, for financial statement purposes, is March 1, 2002. Our statements of income and cash flows disclose our accumulated losses and net cash increases (decreases), respectively since inception. Our principal executive offices are located at 305 College Road East, Princeton, NJ 08540 and our telephone number is (609) 452-9813.

We maintain a website at www.advaxis.com that contains descriptions of our technology, our drugs and the trial status of each drug. The information on, or that can be accessed through, our website is not part of this prospectus.

July 28, 2005 we began trading on the Over-The-Counter Bulletin Board (OTC:BB) under the ticker symbol ADXS.

Collaborations, Partnerships and Agreements

University of Pennsylvania

On July 1, 2002 we entered into an exclusive worldwide license agreement with Penn with respect to the innovative work of Yvonne Paterson, Ph.D., Associate Dean for Research and Professor in the School of Nursing at Penn, and former Professor of Microbiology at Penn, in the area of innate immunity, or the immune response attributed to immune cells, including dendritic cells, macrophages and natural killer cells, that respond to pathogens non-specifically (subject to certain U.S. government rights). This agreement has been amended from time to time and was amended and restated as of February 13, 2007.

This license, unless sooner terminated in accordance with its terms, terminates upon the later of (a) the expiration of the last to expire of the Penn patent rights; or (b) twenty years after the effective date of the license. Penn may terminate the license agreement early upon the occurrence of certain defaults by us, including, but not limited to, a material breach by us of the Penn license agreement that is not cured within 60 days after notice of the breach is provided to us.

The license provides us with the exclusive commercial rights to the patent portfolio developed at Penn as of the effective date of the license, in connection with Dr. Paterson and requires us to pay various milestone, legal, filing and licensing payments to commercialize the technology. In exchange for the license, Penn received shares of our common stock, which currently represent approximately 0.2% of our common stock outstanding on a fully-diluted basis. As of the date of this prospectus, Penn owns 3,558,530 shares of our common stock. In addition, Penn is entitled to receive a non-refundable initial license fee, license fees, royalty payments and milestone payments based on net sales and percentages of sublicense fees and certain commercial milestones. Under the licensing agreement, Penn is entitled to receive 1.5% royalties on net sales in all countries. Notwithstanding these royalty rates, we have agreed to pay Penn a total of $525,000 over a three-year period as an advance minimum royalty after the first commercial sale of a product under each license (which we are not expecting to begin paying within the next five years). In addition, under the license, we are obligated to pay an annual maintenance fee of $100,000 commencing on December 31, 2010, and each December 31st thereafter for the remainder of the term of the agreement until the first commercial sale of a Penn licensed product. Overall, the amended and restated agreement payment terms reflect lower near term requirements but the savings are offset by higher long term milestone payments for the initiation of a Phase 3 clinical trial and the regulatory approval for the first Penn licensed product. We are responsible for filing new patents and maintaining and defending the existing patents licensed to use and we are obligated to reimburse Penn for all attorneys fees, expenses, official fees and other charges incurred in the preparation, prosecution and maintenance of the patents licensed from Penn.

Furthermore, upon the achievement of the first sale of a product in certain fields, Penn will be entitled to certain milestone payments, as follows: $2.5 million will be due upon the first commercial sale of the first product in the cancer field and $1.0 million will be due upon the date of first commercial sale of a product in each of the secondary strategic fields sold.

As a result of our payment obligations under the license, assuming we have net sales in the aggregate amount of $100.0 million from our cancer products, our total payments to Penn over the next ten years could reach an aggregate of $5.4 million. If over the next 10 years our net sales total an aggregate amount of only $10.0 million from our cancer products, total payments to Penn could be $4.4 million.

As part of the Second Amendment, dated May 10, 2010, we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, for (i) an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and (ii) the assumption of certain historical costs of approximately $462,000 associated with the 23 additional patent applications acquired under the second amendment. As of January 31, 2013, approximately $138,000 of these historical costs remained outstanding.

Strategically, we intend to maintain our relationship with Dr. Paterson and Penn to generate new intellectual property and to exploit all existing intellectual property covered by the license.

Penn is not involved in the management of our company or in our decisions with respect to exploitation of the patent portfolio.

Dr. Yvonne Paterson

Dr. Paterson is the Associate Dean for Research and Professor in the School of Nursing at Penn, and former Professor of Microbiology at Penn, and the inventor of our licensed technology. Dr. Paterson is a fellow of the American Academy for the Advancement of Science, and has been an invited speaker at national and international health field conferences and leading academic institutions. Dr. Paterson has served on many federal advisory boards, such as the NIH expert panel to review primate centers, the Office of AIDS Research Planning Fiscal Workshop and the Allergy and Immunology NIH Study Section. She has written over one hundred publications in the areas of HIV, AIDS and cancer research. Dr. Paterson has trained over forty post-doctoral and doctoral students in the fields of Biochemistry and Immunology.

In the past we have entered into consulting agreements with Dr. Paterson, providing for compensation through cash payments and equity awards. Currently, we do not have a written agreement in place, but Dr. Paterson continues to consult with us on a regular basis, and we intend to continue to compensate Dr. Paterson in cash, equity awards, or a combination thereof as we deem appropriate from time to time.

Recipharm Cobra Biologics Limited (formerly Cobra Biomanufacturing PLC)

We outsource the manufacture and supply of our cervical cancer immunotherapy ADXS-HPV to Recipharm Cobra Biologics Limited, or Cobra. We began this partnership in July 2003. Cobra has extensive experience in manufacturing gene therapy and manufactures and supplies biologic therapeutics for the pharmaceutical and biotech industry. We currently have two agreements with Cobra; one to conduct ongoing stability testing of the ADXS-HPV immunotherapy that they have manufactured, and another to provide analytic services and certification necessary to import ADXS-HPV for use in the United Kingdom head and neck cancer study mentioned below. From inception through January 31, 2013, we have paid Cobra approximately $1.6 million under all agreements.

Vibalogics GmbH

In April 2008, we entered into a series of agreements with Vibalogics GmbH in Cuxhaven Germany to provide fill and finish services for our final clinical materials that were made for our scheduled clinical trials described above. These agreements cover the fill and finish operations as well as specific tests required in order to release the clinical drug supplies for human use. We have recently entered into agreements with Vibalogics to produce two new Lm-LLO immunotherapies, ADXS-PSA and ADXS-cHER2 for research and/or clinical development. As of January 31, 2013, approximately $415,000 in invoices from Vibalogics GmbH remains outstanding.

Numoda Corporation

On June 19, 2009, we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda Corporation, which we refer to as Numoda, a leading clinical trial and logistics management company, to oversee Phase 2 clinical activity with ADXS-HPV for the multicenter Phase 2 U.S. trial of ADXS-HPV in CIN 2/3 and to act as our U.S. CRO for the multicenter Phase 2 study of ADXS-HPV in recurrent/refractory cervical cancer being conducted in India. The scope of the Project Agreement covers over three years, with an estimated cost of approximately $12.2 million for both trials. In May 2010, we issued 3,500,000 shares of common stock to Numoda Capital at a price per share of $0.17 in satisfaction of $595,000 of services rendered to us by Numoda. As of January 31, 2013, we have paid Numoda approximately $7.8 million for clinical trial activities. The Master Agreement with Numoda terminated on June 12, 2012. The Project Agreement with Numoda continues until the project that is the subject of such agreement is completed, unless earlier terminated in accordance with the Master Agreement with Numoda.

On June 13, 2012, we entered into a stock purchase agreement with Numoda, pursuant to which we issued to Numoda 15 million shares of our common stock at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by us to Numoda pursuant to the Master Agreement.

National Cancer Institute Gynecologic Oncology Group

On December 13, 2009, we entered into an agreement for GOG to conduct a multicenter, Phase 2 clinical trial of ADXS-HPV, our Lm-LLO based immunotherapy targeted to HPV, in 67 patients with recurrent or refractory cervical cancer who have failed prior cytotoxic therapy. This Phase 2 trial is being underwritten by GOG and will be conducted by GOG investigators. This patient population is similar to the patient population that in the cervical cancer study being conducted in India as well as the patients in the Phase 1 trial of ADXS-HPV. Under this Clinical Trial Services Agreement, we are responsible for covering the costs of translational research and agreed to pay a total of $8,003 per patient, with the majority of the costs of this study underwritten by GOG. This agreement shall continue in force until we receive completed case histories for all participants in the clinical trial and questions about data submitted have been resolved, unless terminated earlier upon the occurrence of certain events, including, but not limited to, the FDA imposing a permanent hold on the drug which is subject to the clinical trial, a material breach by us of the agreement that is not cured within a reasonable time period after notice of the breach is provided to us, or sixty days prior written notice by either party for any reason. The safety run-in portion of the study completed enrollment (6 patients) in 2012.

Cancer Research UK

On February 9, 2010, Cancer Research UK (CRUK), the UK organization dedicated to cancer research, agreed to fund the cost of a clinical trial to investigate the use of ADXS-HPV, our Lm-LLO based immunotherapy targeted to HPV, for the treatment of head and neck cancer. This Phase 1/2 clinical trial will investigate the safety and efficacy of ADXS-HPV in 45 head and neck cancer patients who have previously failed treatment with surgery, radiotherapy and chemotherapy – alone or in combination. We will provide the study drug, with all other associated costs to be funded by CRUK. The study is to be conducted at 3 sites in the United Kingdom (Aintree Hospital at the University of Liverpool, The Royal Marsden Hospital in London and Cardiff Hospital at the University of Wales). Aintree Hospital enrolled 6 patients into the study in 2012.

School of Veterinary Medicine at Penn

On August 17, 2010, we entered into a clinical trial agreement with the School of Veterinary Medicine at Penn to investigate the use of ADXS-cHER2 for the treatment of canine osteosarcoma in 9 dogs. This study commenced dosing in July of 2012, with 7 dogs enrolled and 5 dogs dosed as of December 2012.

National Cancer Institute Vaccine Section

On November 1, 2010, we entered into a Cooperative Research and Development Agreement (CRADA) with the Vaccine Section of NCI for the development of live attenuated Listeria immunotherapies for the treatment of cancer. We agreed to provide all live Listeria immunotherapies. NCI will use different in vitro and in vivo models to elucidate the effect of our live attenuated Listeria immunotherapies on many different types of immune cells, and will investigate the mechanisms by which live Listeria immunotherapies reduce cancer induced immune inhibition that protects tumors from immune attack. We and NCI will use the results of this work to enhance the anti-tumor effects of live Listeria immunotherapies as therapeutic agents for the treatment of cancer and as therapeutic immune adjuvants that alter the tumor milieu which may enable them to be used with other modalities of cancer treatment. We have paid a total of $150,000 pursuant to this three year CRADA.

University of British Columbia

On November 8, 2010, we entered into a structured collaboration with the laboratory of Dr. Tobias Kollmann at the University of British Columbia to develop live attenuated Listeria immunotherapies for the treatment of infectious disease and to develop new dosage forms of Listeria immunotherapies. The same immune-stimulating properties that we have under development to develop live Listeria immunotherapies as safe and effective therapies for the treatment of cancer, also may have application for the treatment of infectious disease. Dr. Kollmann is an immunologist and neonatal vaccinologist who has published extensively on the use of Listeria immunotherapies as potential therapeutic agents for the treatment of childhood diseases. Under the terms of this collaboration, Dr. Kollmann is using our proprietary Listeria vaccine vectors for the development of novel infectious disease applications. From inception through January 31, 2013, we have paid approximately $110,000 pursuant to this collaboration. As of January 31, 2013, we have an outstanding balance due to University of British Columbia of approximately $93,000.

Wistar Institute

In April 2011, we started collaborating with the Wistar Institute to explore the potential of FAP (fibroblast activation protein) as a target for immune attack and as the basis for the development of an Advaxis immunotherapy. Therapeutically targeting FAP might significantly reduce tumor growth, as it has in some mouse studies. There is no financial obligation in our collaboration with the Wistar Institute.

Georgia Health Sciences University Cancer Center

On March 20, 2012, we announced the continuation of our collaboration with Dr. Samir N. Khleif, the former Chief of the Vaccines Section at the National Cancer Institute, at his new position as Director of the Georgia Health Sciences University Cancer Center in Augusta, Georgia. Dr. Khleif and his laboratory will continue to elaborate the molecular immunologic mechanisms by which live, attenuated strains of Lm can effect therapeutic changes in cancer and other diseases.

Karolinska Institutet

On April 5, 2012, we entered into a research collaboration with the laboratory of Professor Marianne van Hage at the Karolinska Intitutet in Stockholm, Sweden to evaluate the potential of Advaxis immunotherapies to treat and prevent allergies in established scientific models of allergic diseases. Professor Marianne van Hage’s research is focused on further understanding the molecular mechanisms of underlying allergic disease and the function of allergens and to develop new diagnostic markers and new strategies for vaccination.

Brown University Oncology Group

In January 2013, we entered into an agreement with The Miriam Hospital, an affiliate of Brown University Oncology Group (BrUOG), to evaluate the safety and effectiveness of ADXS-HPV when combined with standard chemotherapy and radiation treatment for anal cancer. BrUOG will fund and conduct a Phase 1/2 study of ADXS-HPV in 25 patients with anal cancer at Brown University, M.D. Anderson Cancer Center, Montefiore Medical Center, Boston Medical Center, and other sites.

Intellectual Property

Protection of our intellectual property is important to our business. We have a robust and extensive patent portfolio that protects our core technology, new constructs, inventions, and improvements. Currently, our patent portfolio includes 41 issued patents and 35 pending patent applications. All of these patents and patent applications are assigned from Penn with the exception of 11 pending patent applications, which are owned by our company. We continuously add to this portfolio by filing applications to protect our ongoing research and development efforts. We aggressively prosecute and defend our patents and proprietary technology and have successfully defended critical patents in the European Patent Court. Our material patents that cover the use, methods, and compositions of our Lm-LLO immunotherapies for certain constructs including, but not limited to, ADXS-HPV, ADXS-PSA, and ADXS-cHER2, expire at various dates between 2013 and 2024, prior to available patent extensions.

Some of the key patents acquired from Penn are for the development of preclinical constructs. In 2011, we licensed a patent pertaining to antigen ISG-15 from Penn, which has been investigated as an effective immunological target for the treatment of a number of different cancers in animal models, including ovarian, colon, breast and other cancers. Other licensed patents include Lm-LLO immunotherapies that were found in a number of animal models to have the ability to induce therapeutic Th-1 immune responses, a response that can enhance effectiveness of immunotherapies. We have also been issued patents that protect a new strain of Listeria as an improvement over the strain currently in clinical testing that is more attenuated, more immunogenic and does not contain an antibiotic resistance gene.

Our approach to the intellectual property portfolio is to create significant offensive and defensive patent protection for every immunotherapy and technology platform that we develop. We endeavor to maintain a coherent and aggressive strategic approach to building our patent portfolio with an emphasis in the field of cancer vaccines.

We successfully defended our intellectual property concerning our Lm-based technology by contesting a challenge made by Anza Therapeutics, Inc., which we refer to as Anza, to our patent position in Europe on a claim not available in the United States. The European Patent Office, which we refer to as the EPO, Board of Appeals in Munich, Germany ruled in favor of the Trustees of Penn and us, Penn’s exclusive licensee, and reversed a patent ruling that revoked a technology patent that had resulted from an opposition filed by Anza. The ruling of the EPO Board of Appeals is final and cannot be appealed. The granted claims, the subject matter of which was discovered by Dr. Yvonne Paterson, are directed to the method of preparation and composition of matter of recombinant bacteria expressing tumor antigens for the treatment of patients with cancer.

The successful development of our immunotherapies will include our ability to create and maintain intellectual property related to our drug candidates.

Material patents currently underlying the license agreement with Penn are shown in the table below.

Title	Expiration	Product Candidate	Jurisdiction
Specific Immunotherapy of Cancer Using a Live Recombinant Bacterial Vaccine Vector	18-Apr-2017	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States, Germany, Switzerland, France, Ireland, UK, Belgium, Japan, Canada
Live, Recombinant Listeria Monocytogenes and Production of Cytotoxic T-Cell Response	03-Nov-2015	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States
Methods and Compositions for Immunotherapy of Cancer	08-Nov-2014	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States

Title	Expiration	Product Candidate	Jurisdiction
Fusion of Non-Hemolytic, Truncated Form of Listeriolysin O to Antigens to Enhance Immunogenicity	2-Aug-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States, Germany, France, Great Britain Israel, European Union
Compositions and Methods for Enhancing Immunogenicity of Antigens	2-Aug-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States, Germany, France European Union, Israel
Compositions and Methods for Enhancing Immunogenicity of Antigens	15-Nov-2023	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States
Methods and Compositions for Immunotherapy of Cancer	08-Nov-2014	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States
Compositions and Methods for Enhancing Immunogenicity of Antigens	29-Mar-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	United States
Immunogenic Compositions Comprising DAL/DAT Double-Mutant, Auxotrophic, Attenuated Strains of Listeria and their Methods of Use	18-Nov-2017	ADXS-PSA and ADXS-HER	United States
Isolated Nucleic Acids Comprising Listeria DAL and DAT Genes	18-Nov-2017	ADXS-PSA and ADXS-HER	United States
Isolated Nucleic Acids Comprising Listeria DAL and DAT Genes	18-Nov-2017	ADXS-PSA and ADXS-HER	United States
Immunogenic Compositions Comprising DAL/DAT Double Mutant, Auxotrophic Attenuated Strains of Listeria and their Methods of Use	31-Jan-2020	ADXS-PSA and ADXS-HER	United States
Methods and Compositions for Immunotherapy of Cancer	13-Jul-2016	ADXS-HER2	United States
Listeria-based and LLO-based Vaccines	24-Sep-2024	ADXS-HER2	United States

Governmental Regulation

The Drug Development Process

The FDA requires that pharmaceutical and certain other therapeutic products undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public. Clinical testing, known as clinical trials or clinical studies, is either conducted internally by pharmaceutical or biotechnology companies or is conducted on behalf of these companies by Clinical Research Organizations, which we refer to as CROs.

The process of conducting clinical studies is highly regulated by the FDA, as well as by other governmental and professional bodies. Below, we describe the principal framework in which clinical studies are conducted, as well as describe a number of the parties involved in these studies.

Protocols.  Before commencing clinical studies, the sponsor of an investigational new drug must typically receive governmental and institutional approval. In the United States, Federal approval is obtained by submitting an IND to the FDA and amending it for each new proposed study. The clinical research plan is known in the industry as a protocol. A protocol is the blueprint for each drug study. The protocol sets forth, among other things, the following:

•	Criteria for subject or patient inclusion/exclusion;
•	Dosing requirements and timing;
•	Tests to be performed; and
•	Evaluations and data assessment.

Institutional Review Board (Ethics Committee).  An institutional review board is an independent committee of professionals and lay persons which reviews clinical research studies involving human beings and is required to adhere to guidelines issued by the FDA. The institutional review board does not report to the FDA and its members are not appointed by the FDA, but its records are audited by the FDA. All clinical studies must be approved by an institutional review board. The institutional review board is convened by the site or institution where the protocol will be conducted and its role is to protect the rights of the subjects and patients in the clinical studies. It must approve the protocols to be used and then oversee the conduct of the study, including oversight of the communications which we or the CRO conducting the study at that specific site proposes to use to recruit subjects or patients, and the informed consent form which the subjects or patients will be required to sign prior to their enrollment in the clinical studies.

Clinical Trials.  Human clinical studies or testing of an investigational new drug prior to FDA approval are generally done in three stages known as Phase 1, Phase 2, and Phase 3 testing. The names of the phases are derived from the CFR 21 that regulates the FDA. Generally, there are multiple studies conducted in each phase.

Phase 1. Phase 1 studies involve testing an investigational new drug on a limited number of patients. Phase 1 studies determine a drug’s basic safety, maximum tolerated dose and how the drug is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year. Typically, cancer therapies are initially tested on late stage cancer patients.

Phase 2.  Phase 2 trials involve larger numbers of patients that have been diagnosed with the targeted disease or condition. Phase 2 testing typically lasts an average of one to three years. In Phase 2, the drug is tested to determine its safety and effectiveness for treating a specific disease or condition. Phase 2 testing also involves determining acceptable dosage levels of the drug. If Phase 2 studies show that an investigational new drug has an acceptable range of safety risks and probable effectiveness, a company will continue to evaluate the investigational new drug in Phase 3 studies.

Phase 3.  Phase 3 studies involve testing even larger numbers of patients, typically several hundred to several thousand patients. The purpose is to confirm effectiveness and long-term safety on a large scale. These studies generally last two to six years. Given the larger number of patients required to conduct Phase 3 studies, they are generally conducted at multiple sites and often times in multiple countries.

Biologic License Application.  The results of the clinical trials using biologics are submitted to the FDA as part of Biologic License Application, which we refer to as BLA. Following the completion of Phase 3 studies, if the Sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of the investigational new drug, the Sponsor submits a BLA to the FDA requesting that the investigational new drug be approved for sale. The application is a comprehensive, multi-volume filing that includes the results of all preclinical and clinical studies, information about the drug’s composition, and the Sponsor’s plans for manufacturing, packaging, labeling and testing the investigational new drug. The FDA’s review of an application is designated either as a standard review with a target review time of 10 months or a priority review with a target of 6 months. Depending upon the completeness of the application and the number and complexity of requests and responses between the FDA and the Sponsor, the review time can take months to many years, with the mean review lasting 13.1 months. Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

The drug approval process is time-consuming, involves substantial expenditures of resources, and depends upon a number of factors, including the severity of the illness in question, the availability of alternative treatments, and the risks and benefits demonstrated in the clinical trials.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug or biological product available in the United States for this type of disease or condition will be recovered from sales of the product. If a sponsor demonstrates that a drug is intended to treat a rare disease or condition, the FDA grants orphan drug designation to the product for that use. The benefits of orphan drug designation can obtain substantial incentives, including research and development tax credits and exemption from user fees, enhanced access to advice from the FDA while the drug is being developed, and market exclusivity once the product reaches approval and begins sales, provided that the new product is first to market. In order to qualify for these incentives, a company must apply for designation of its product as an “Orphan Drug” and obtain approval from the FDA. Orphan product designation does not convey any advantage in or shorten the duration of the regulatory review and approval process. A drug that is approved for the orphan drug designated indication is granted seven years of orphan drug exclusivity. During that period, the FDA generally may not approve any other application for the same product for the same indication, although there are exceptions, most notably when the later product is shown to be clinically superior to the product with exclusivity.

We intend to file three applications for Orphan Drug Designation with the FDA for ADXS-HPV for use in the treatment of cervical cancer, head and neck cancer and anal cancer.

Orphan drug status in the European Union has similar but not identical benefits in that jurisdiction. The applicable exclusivity period, for example, is ten years in Europe, and can be reduced to six years if the drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

Non-U.S. Regulation

Before our products can be marketed outside the United States, they are subject to regulatory approval of the respective authorities in the country in which the product should be marketed. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. No action can be taken to market any product in a country until an appropriate application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. Even if a product is approved by a regulatory authority, satisfactory prices might not be approved for such product.

In Europe, marketing authorizations may be submitted at a centralized, a decentralized or national level. The centralized procedure is mandatory for the approval of biotechnology products and provides for the grant of a single marketing authorization that is valid in all European Union member states. As of January 1995, a mutual recognition procedure is available at the request of the applicant for all medicinal products that are not subject to the centralized procedure. There can be no assurance that the chosen regulatory strategy will secure regulatory approvals on a timely basis or at all.

While we intend to market our products outside the United States in compliance with our respective license agreements, we have not made any applications with non-U.S. authorities. Our current business strategy, however, includes filing three applications to request Orphan Drug Designation with the EMEA for ADX-HPV for use in the treatment of cervical cancer, head and neck cancer and anal cancer.

Manufacturing

The FDA requires that any drug or formulation to be tested in humans be manufactured in accordance with its GMP regulations. This has been extended to include any drug that will be tested for safety in animals in support of human testing. The GMPs set certain minimum requirements for procedures, record-keeping and the physical characteristics of the laboratories used in the production of these drugs.

We have entered into agreements with Cobra and Vibalogics for the manufacture of a portion of our immunotherapies. Both companies have extensive experience in manufacturing gene therapy products for investigational studies. Both companies are full service manufacturing organizations that manufacture and supply biologic based therapeutics for the pharmaceutical and biotech industry. These services include cell banking, GMP manufacturing and stability testing.

Our agreements with Vibalogics cover the manufacture of GMP material for two immunotherapies ADXS-PSA, an Lm-LLO immunotherapy for the treatment of prostate cancer, and ADXS-cHER2, an Lm-LLO immunotherapy for the treatment of HER2 overexpressing cancers (such as breast, gastric and other cancers and for canine osteosarcoma).

Our agreement with Cobra covers GMP manufacturing in several stages, including process development, manufacturing of non-GMP material for toxicology studies and manufacturing of GMP material for the Phase 1 and Phase 2 trials.

Competition

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, our actual or proposed immunotherapies could become obsolete before we recoup any portion of our related research and development and commercialization expenses. The biotechnology and biopharmaceutical industries are highly competitive, and this competition comes from both biotechnology firms and from major pharmaceutical companies, including: Aduro Biotech, Agenus Inc., Bristol-Myers Squibb, Celgene Corporation, Celldex Therapeutics, Dendreon Corporation, Inovio Pharmaceutical Inc., Oncolytics Biotech Inc., Oncothyreon Inc., et al., each of which is pursuing cancer vaccines and/or immunotherapies.

Many of these companies have substantially greater financial, marketing, and human resources than we do (including, in some cases, substantially greater experience in clinical testing, manufacturing, and marketing of pharmaceutical products). We also experience competition in the development of our immunotherapies from universities and other research institutions and compete with others in acquiring technology from such universities and institutions. In addition, certain of our immunotherapies may be subject to competition from investigational new drugs and/or products developed using other technologies, some of which have completed numerous clinical trials.

Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential immunotherapies or of competitors’ products may be an important competitive factor. Accordingly, the speed with which we can develop immunotherapies, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

Employees

As of April 30, 2013, we had 12 employees, 11 of which were full time employees. None of our employees is represented by a labor union, and we consider our relationship with our employees to be good.

Because we intend to continue to outsource many functions, we do not anticipate any significant increase in the number of employees in the clinical area and the research and development area to support clinical requirements, and in the general and administrative and business development areas over the next two years, even as we expand our research and development activities.

Description of Property

Our corporate offices are currently located at 305 College Road East, Princeton, New Jersey 08540. On April 1, 2011, we entered into a Sublease Agreement for such office, which is an approximately 10,000 square foot leased facility in Princeton, NJ approximately 12 miles south of our prior location. The agreement has a termination date of November 29, 2015.

On March 13, 2013, we entered into a modification of the Sublease Agreement whereby all unpaid accrued lease amounts and future lease amounts through June 30, 2013, which we estimated to be approximately $450,000, would be satisfied by a payment in total of $200,000, with $100,000 paid on March 13, 2013 and $100,000 payable upon the consummation of a future capital raising transactions. Accordingly, we intend to this offering as use proceeds from this offering to pay this obligation. See “Use of Proceeds.” In addition, lease payments for the period July 1, 2013 through November 30, 2015 will be reduced to a total of $20,000 per month.

Legal Proceedings

On March 22, 2013, we were notified that a lawsuit against Advaxis had been filed by Brio Capital L.P., which we refer to as Brio, in the Supreme Court of the State of New York, County of New York, titled Brio Capital L.P. v. Advaxis Inc., Case No. 651029/2013, which we refer to as the Action. The complaint in the Action alleges, among other things, that Advaxis breached the terms of certain warrants to purchase shares of our common stock that we originally issued to Brio on October 17, 2007 and on June 18, 2009, each at an initial exercise price of $0.20 per share, and that Brio has suffered damages as a result thereof. Brio’s complaint seeks (i) a preliminary and permanent injunction directing us to issue to Brio 2,717,777 shares of our common stock, along with the necessary corporate resolutions and legal opinions to enable Brio to sell such common stock publicly without restriction; and (ii) damages of at least $500,000 (in an amount to be determined at trial), along with interest, costs and attorneys’ fees related to the Action. On April 15, 2013, in partial settlement of the Brio lawsuit, we issued 2,717,777 shares of common stock and provided certain corporate resolutions and legal opinions necessary to enable Brio Capital L.P. to sell such common stock publicly without restriction. We believe the remaining claims under the Action are entirely without merit, and we intend to vigorously defend against them.

In addition to the foregoing, we are from time to time involved in legal proceedings in the ordinary course of our business. We do not believe that any of these claims and proceedings against us is likely to have, individually or in the aggregate, a material adverse effect on our financial condition or results of operations.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following are our current executive officers and directors and their respective ages and positions as of May 15, 2013:

Name	Age	Position
Thomas A. Moore	62	Chief Executive Officer and Chairman of the Board
Roni Appel	46	Director
Richard Berman	70	Director
Dr. Thomas McKearn	64	Director
Dr. James Patton	55	Director
Daniel O’Connor	48	Executive Vice President
Mark J. Rosenblum	59	Chief Financial Officer, Senior Vice President and Secretary
Robert G. Petit	53	Chief Scientific Officer

Directors

Thomas A. Moore.  Mr. Moore was appointed to our Board of Directors as an independent director in September 2006 and then was named CEO of Advaxis, Inc. in December 2006. Previously, from June 2002 to June 2004, Mr. Moore was President and Chief Executive Officer of Biopure Corporation, a developer of oxygen therapeutics that are intravenously administered to deliver oxygen to the body’s tissues. From 1996 to November 2000, he was President and Chief Executive Officer of Nelson Communications. Previously, Mr. Moore had a 23-year career with the Procter & Gamble Company in multiple managerial positions, including President of Health Care Products where he was responsible for prescription and over-the-counter medications worldwide, and group vice president of the Procter & Gamble Company. Mr. Moore’s extensive business, managerial, executive and leadership experience in the healthcare industry make him particularly qualified to serve as our director.

Roni A. Appel.  Mr. Appel has served as a member of our Board of Directors since November 2004. He was our President and Chief Executive Officer from January 1, 2006 and Secretary and Chief Financial Officer from November 2004, until he resigned as our Chief Financial Officer on September 7, 2006 and as our President, Chief Executive Officer and Secretary on December 15, 2006. From December 15, 2006 to December 2007, Mr. Appel served as a consultant to us. Mr. Appel currently is a self-employed consultant. Previously, he served as Chief Executive Officer of Anima Cell Metrology Ltd., from 2008 through January 31, 2013. From 1999 to 2004, he was a partner and managing director of LV Equity Partners (f/k/a LibertyView Equity Partners). From 1998 until 1999, he was a director of business development at Americana Financial Services, Inc. From 1994 to 1998, he was an attorney and completed his MBA at Columbia University. Mr. Appel’s longstanding service with us and his entrepreneurial investment career in early stage biotech businesses qualify him to serve as our director.

Richard J. Berman.  Mr. Berman has served as a member of our Board of Directors since September 1, 2005. Richard Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc. From 1998 to 2012, Mr. Berman served as a Director of Easy Link Int’l. Mr. Berman is currently a director of three public companies: Advaxis, Inc., Neostem, Inc. (since 2005), and Lustros, Inc. (since 2012). From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Mr. Berman’s extensive knowledge of our industry, his role in the governance of publicly held companies and his directorships in other life science companies qualify him to serve as our director.

Dr. Thomas J. McKearn.  Dr. McKearn has served as a member of our Board of Directors since July 2002. He brings more than 30 years of experience in the translation of biotechnology science into oncology products. As one of the founders of Cytogen Corporation, an Executive Director of Strategic Science and Medicine at Bristol-Myers Squibb, then for ten years, from 2002 to 2012, at Agennix, Inc. (formerly GPC-Biotech) as VP of Medical Affairs and later as the VP of Strategic Clinical Affairs, and now as the President, Research & Development at Onconova, he has worked to bring the most innovative laboratory findings into the clinic and through the FDA regulatory process for the benefit of cancer patients who need better ways to cope with their afflictions. Prior to entering the biotechnology industry in 1981, Dr. McKearn received his medical, graduate and post-graduate training at the University of Chicago and served on the faculty of the Medical School at the University of Pennsylvania. Dr. McKearn’s experience in managing life science companies, his knowledge of medicine and his commercialization of biotech products qualify him to serve as our director.

Dr. James P. Patton.  Dr. Patton has served as a member of our Board of Directors since February 2002, as Chairman of our Board of Directors from November 2004 until December 31, 2005 and as our Chief Executive Officer from February 2002 to November 2002. Since February 1999, Dr. Patton has been the Vice President of Millennium Oncology Management, Inc., which provides management services for radiation oncology care to four sites. Dr. Patton has been a trustee of Dundee Wealth US, a mutual fund family, since October 2006. He is a founder and has been chairman of VAL Health, LLC, a health care consultancy, from 2011 to the present. In addition, he was President of Comprehensive Oncology Care, LLC since 1999, a company that owned and operated a cancer treatment facility in Exton, Pennsylvania until its sale in 2008. From February 1999 to September 2003, Dr. Patton also served as a consultant to LibertyView Equity Partners SBIC, LP, a venture capital fund based in Jersey City, New Jersey. From July 2000 to December 2002, Dr. Patton served as a director of Pinpoint Data Corp. From February 2000 to November 2000, Dr. Patton served as a director of Healthware Solutions. From June 2000 to June 2003, Dr. Patton served as a director of LifeStar Response. He earned his B.S. from the University of Michigan, his Medical Doctorate from Medical College of Pennsylvania, and his M.B.A. from Penn’s Wharton School. Dr. Patton was also a Robert Wood Johnson Foundation Clinical Scholar. He has published papers regarding scientific research in human genetics, diagnostic test performance and medical economic analysis. Dr. Patton’s experience as a trustee and consultant to funds that invest in life science companies provide him with the perspective from which we benefit. Additionally, Dr. Patton’s medical experience and service as a principal and director of other life science companies make Dr. Patton particularly qualified to serve as our director.

Executive Officers

Daniel J. O’Connor, Esq.  Mr. O’Connor joined our company on January 1, 2013, as our Senior Vice President, Corporate Development and Chief Legal Officer and was appointed our Executive Vice President effective May 3, 2013. Mr. O’Connor has 15 years of executive, legal, and regulatory experience in the biopharmaceutical industry with ImClone Systems, PharmaNet and Bracco Diagnostics. Joining ImClone in 2003, Mr. O’Connor supported the clinical development, launch, and commercialization of ERBITUX(R). As ImClone’s senior vice president, general counsel, and secretary, he played a key role in resolving numerous issues facing ImClone, including extensive licensing negotiations, in advance of the company being sold to Eli Lilly in 2008. Prior to joining ImClone, Mr. O’Connor was PharmaNet’s general counsel and instrumental in building the company from a start-up contract research organization to an established world leader in clinical research. Mr. O’Connor was also a criminal prosecutor in New Jersey and gained leadership experience as a Captain in the U.S. Marines, serving in the Persian Gulf in 1990. Most recently, from 2009 to 2013, Mr. O’Connor was the vice president and general counsel of Bracco Diagnostics, a large private pharmaceutical and medical device company.

Mark J. Rosenblum.  Effective as of January 5, 2010, Mr. Rosenblum joined our company as our Chief Financial Officer, Senior Vice President and Secretary. From August 1985 through June 2003, Mr. Rosenblum was employed by Wellman, Inc., a public chemical manufacturing company. Between 1996 and 2003, Mr. Rosenblum was the Chief Accounting Officer, Vice President and Controller at Wellman, Inc. Mr. Rosenblum was the Chief Financial Officer of HemobioTech, Inc., a public company primarily engaged in the commercialization of human blood substitute technology licensed from Texas Tech University, from April 1, 2005 until December 31, 2009. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree from the University of South Carolina. Mr. Rosenblum is a certified public accountant.

Robert G. Petit, Ph.D., Chief Scientific Officer.  Dr. Petit joined our company in October 2010 and was appointed Chief Scientific Officer effective May 3, 2013. Dr. Petit has 25 years of experience in all medical and scientific aspects of pharmaceutical development with a particular focus on immunotherapy for cancer. His diverse professional experience includes discovery, translational development, selection of candidate drugs, licensing due diligence, design and conduct of complete U.S. and international clinical development programs from preclinical through Phase 4. He has designed, planned, and executed U.S. and global clinical development programs for 13 drugs, three immunotherapies, two cellular immunotherapies, and five therapeutic vaccine programs. He has experience with five New Drug Application/Biologic License Application filings and significant regulatory interactions with FDA/Health Ministries. He has held several INDs and has been awarded several U.S. and international patents. His industry experience has been gained within large pharma, mid-sized specialty pharma, and small biopharma. Dr. Petit joined Advaxis from Bristol-Myers Squibb, where he served from December 2005 to October 2010 as the U.S. Medical Lead for Yervoy (Ipilimumab), Director of Medical Strategy for New Oncology Products, and Director of Global Clinical Research. Before Bristol Myers-Squibb, Robert was the Vice President of Clinical Development at both MGI Pharma and Aesgen Inc., following several years within the Pharmacia organization. Dr. Petit co-founded the Cancer Immunotherapy Program at St. Luke’s Hospital in Milwaukee and was Assistant Professor of Pathology and Laboratory Medicine at the University of Wisconsin Medical School. Dr. Petit received his doctorate from the Ohio State University College of Medicine in Immunology and Medical Microbiology with a focus on Viral Oncology.

Key Employees

Chris French, MBA, Executive Director of Medical Affairs.  Ms. French joined our company in 2011 as our Executive Director of Medical Affairs from Bristol Myers-Squibb where she was U.S. Director of Oncology Scientific Communications and medical strategy lead in U.S. Oncology Medical Affairs New Products. Ms. French has over 20 years of basic science research and pharmaceutical experience in drug development in start-up, midsize and large pharmaceutical companies. She has held management positions in medical affairs, regulatory affairs, scientific communications, drug development, and business development. Prior to BMS, Ms. French was the Senior Director of Program Management at MGI Pharma; Vice President of Regulatory and Scientific Affairs at Aesgen and the Director of the Dermatology Business Unit at Atrix, Inc. Prior to her pharmaceutical experience, she was a pre-doctoral candidate in Molecular Biology and research scientist at Mayo Graduate School of Medicine and Manager, technology transfer at Mayo Medical Ventures. During her career she has managed over 30 drug development programs, 60 technology transfer projects, and has been responsible for filing nearly 30 Abbreviated New Drug Applications, four New Drug Applications, or NDAs, and contributed to an additional 12 NDAs in multiple therapeutic areas.

Board of Directors.

The Board held six meetings in fiscal 2012. Each director attended 60% or more of the aggregate of: (1) the total number of Board meetings; and (2) the total number of meetings of the committee(s) of which he was a member, if any. We do not have a written policy on board attendance at annual meetings of stockholders. We will encourage, but will not require, our directors to attend the Annual Meeting.

The table below describes the Board’s committees:

Committee Name	Current Members	Number of Meetings in Fiscal 2012	Principal Functions
Audit Committee	R. Berman T. McKearn	4	The Audit Committee is responsible for the following:
	J. Patton (Chairman)		• recommending the engagement of auditors to the full Board;

			• reviewing the results of the audit engagement with the independent registered public accounting firm;

			• identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action;

			• reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

			• reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent registered public accounting firm; and

			• reviewing the auditors’ fees.
Compensation Committee	R. Berman (Chairman) T. McKearn	0	The Compensation Committee determines the salaries and incentive compensation of our officers subject to applicable employment agreements, and provides recommendations for the salaries and incentive compensation of our other employees and consultants.
Nominating and Corporate Governance	R. Berman (Chairman) J. Patton	1	The functions of the Nominating and Corporate Governance Committee include the following:

			• identifying and recommending to the Board individuals qualified to serve as members of the Board and on the committees of the Board;
			• advising the Board with respect to matters of board composition, procedures and committees;

  •

developing and recommending to the Board a set of corporate governance principles applicable to us and overseeing corporate governance matters generally including review of possible conflicts and transactions with persons affiliated with directors or members of management; and

			• overseeing the annual evaluation of the Board and our management.

Director Independence

In accordance with the disclosure requirements of the SEC, and because the Over-The-Counter Bulletin Board, which we refer to as the OTC Bulletin Board, does not have its own rules for director independence, we have adopted the NASDAQ listing standards for independence effective April 2010. Although we are not presently listed on any national securities exchange, each of our directors, other than Mr. Thomas A. Moore, is independent in accordance with the definition set forth in the NASDAQ rules. Each current member of each of our Board committees is an independent director under the NASDAQ standards applicable to such committees. The Board considered the information included in transactions with related parties as outlined below along with other information the Board considered relevant, when considering the independence of each director.

Audit Committee

The Audit Committee of our Board of Directors is currently composed of three directors, all of whom satisfy the independence and other standards for Audit Committee members under the NASDAQ rules (although our securities are not listed on the NASDAQ stock market but are quoted on the OTC Bulletin Board). For fiscal 2012, the Audit Committee was composed of Mr. Berman and Dr. Patton, with Mr. Berman serving as the Audit Committee’s financial expert as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Dr. McKearn was appointed to the Audit Committee in April 2013.

The Audit Committee operates under a written Audit Committee Charter, which is available to stockholders on our website at http://www.advaxis.com/investors/corporate-governance/.

Compensation Committee

The Compensation Committee of our Board of Directors consists of Mr. Berman and Dr. McKearn. The Compensation Committee determines the salaries and incentive compensation of our officers subject to applicable employment agreements, and provides recommendations for the salaries and incentive compensation of our other employees and consultants. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman, with the assistance of our Chief Executive Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer. The Compensation Committee operates under a written Compensation Committee Charter, which is available to stockholders on our website at http://www.advaxis.com/investors/corporate-governance/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors currently consists of Mr. Berman and Mr. Patton. For fiscal 2012, the Nominating and Corporate Governance Committee was composed of Mr. Berman and Mr. Moore. Mr. Patton was appointed to replace Mr. Moore on this Committee in April 2013..

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter, which is available to stockholders on our website at http://www.advaxis.com/investors/corporate-governance/.

The Nominating and Corporate Governance Committee will consider director candidates recommended by eligible stockholders. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Nominating and Corporate Governance, Attention: Chairman, Advaxis, Inc., 305 College Road East, Princeton, New Jersey, 08540. Any recommendations for director made to the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for membership on our Board of Directors, and should include the following information for each person being recommended or nominated for election as a director:

•	The name, age, business address and residence address of the person;
•	The principal occupation or employment of the person;
•	The number of shares of our common stock that the person owns beneficially or of record; and
•	Any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

In addition, the stockholder’s notice must include the following information about such stockholder:

•	The stockholder’s name and record address;
•	The number of shares of our common stock that the stockholder owns beneficially or of record;
•	A description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination is to be made;
•	A representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons named in such stockholder’s notice; and
•	Any other information about the stockholder that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

The notice must include a written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of ours unless recommended by the Nominating and Corporate Governance Committee and nominated by our Board of Directors or nominated in accordance with the procedures set forth above. Candidates proposed by stockholders for nomination are evaluated using the same criteria as candidates initially proposed by the Nominating and Corporate Governance Committee.

We must receive the written nomination for an annual meeting not less than 90 days and not more than 120 days prior to the first anniversary of the previous year’s annual meeting of stockholders, or, if no annual meeting was held the previous year or the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after the anniversary date, we must receive the written nomination not more than 120 days prior to the annual meeting and not less than the later of 90 days prior to the annual meeting or ten days following the day on which public announcement of the date of the annual meeting is first made. For a special meeting, we must receive the written nomination not less than the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the date of the special meeting is first made.

The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to our Board of Directors (including incumbent directors) will enhance our Board of Director’s management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, biotechnology, or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors as a whole. Other characteristics, including but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee’s qualification.

Candidates for director nominees are evaluated by Nominating and Corporate Governance Committee in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

While we do not have a formal diversity policy for Board membership, we will seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors will consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Board Leadership Structure

Thomas A. Moore has been the Chairman of the Board and our Chief Executive Officer since December 15, 2006. We believe that having one person, particularly Mr. Moore with his wealth of industry and executive management experience, his extensive knowledge of the operations of our company and his own history of innovation and strategic thinking, serve as both Chief Executive Officer and Chairman is the best leadership structure for us because it demonstrates to our employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of our resources. We do not have a lead independent director. We believe that we are well-served by this structure.

As described above, four of our five directors are independent. In addition, all of the directors on each of the Audit Committee and Compensation Committee, and on the Nominating and Corporate Governance Committee, are independent directors. The committee chairs set the agendas for their committees and report to the full Board on their work. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight and expertise from outside the company and industry, while our Chairman and Chief Executive Officer and Mr. Appel (also, an independent director) bring company-specific experience and expertise.

Risk Oversight

The Board has an active role in overseeing our risk management and is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. The Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed. The Chairman and Chief Executive Officer’s extensive knowledge of us uniquely qualifies him to lead the Board in assessing risks. The Board believes that its work and the work of the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

SUMMARY COMPENSATION TABLE

The following table sets forth the information as to compensation paid to or earned by our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal years ended October 31, 2012 and 2011. These individuals are referred to in this proxy statement as our named executive officers. As none of our named executive officers received non-equity incentive plan compensation or nonqualified deferred compensation earnings during the fiscal years ended October 31, 2012 and 2011, we have omitted those columns from the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Award(s)		Option Award(s)(1)		All Other Compensation		Total
Thomas A. Moore, CEO and Chairman	2012	$350,000	—	—		$592,000	(6)	$43,985	(2)	$985,985
	2011	$350,000	—	—		—		$21,294	(2)	$371,294
Dr. John Rothman, Former Executive VP of Science & Operations*	2012	$275,000	—	$30,000	(3)	$444,000	(7)	$33,516	(4)	$782,516
	2011	$275,000	$83,000	$30,000	(3)	$—		$34,665	(4)	$422,665
Mark J. Rosenblum Chief Financial Officer	2012	$250,000	—	$—		$310,800	(8)	$21,335	(5)	$582,135
	2011	$250,000	$72,000	$—		—		$19,211	(5)	$341,211

*	On March 6, 2013, we announced the departure of Dr. John Rothman effective March 1, 2013 Dr. Rothman will continue to assist us as a consultant for a period of one year.
(1)	The amounts shown in this column represent the fair value on grant date determined by multiplying the number of options granted by the closing price of our common stock on the date of grant in accordance with ASC 718. The grant date values have been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (Note 11, Stock Options).
(2)	Based on our cost of Mr. Moore’s coverage for health care and interest received by Mr. Moore for the Moore Notes
(3)	Represents $30,000 of base salary paid in shares of our common stock in lieu of cash, based on the average monthly stock price.
(4)	Based on our cost of Dr. Rothman’s coverage for health care and the 401K company match he received.
(5)	Based on our cost of Mr. Rosenblum’s coverage for health care.
(6)	In the fiscal year ended October 31, 2012, we granted stock options to purchase 4,000,000 shares of our common stock to Mr. Moore in connection with services he performed. The material terms of this grant are described below under the heading “Discussion of Summary Compensation Table.”
(7)	In the fiscal year ended October 31, 2012, we granted stock options to purchase 3,000,000 shares of our common stock to Dr. Rothman in connection with services he performed. The material terms of this grant are described below under the heading “Discussion of Summary Compensation Table.”
(8)	In the fiscal year ended October 31, 2012, we granted stock options to purchase 2,100,000 shares of our common stock to Mr. Rosenblum in connection with services he performed. The material terms of this grant are described below under the heading “Discussion of Summary Compensation Table.”

Discussion of Summary Compensation Table

Moore Employment Agreement and Option Agreements.  We are party to an employment agreement with Mr. Moore, dated as of August 21, 2007 (memorializing an oral agreement dated December 15, 2006), that provides that he will serve as our Chairman of the Board and Chief Executive Officer for an initial term of two years. For so long as Mr. Moore is employed by us, Mr. Moore is also entitled to nominate one additional person to serve on our Board of Directors. Following the initial term of employment, the agreement was renewed for a one year term, and is automatically renewable for additional successive one year terms, subject to our right and Mr. Moore’s right not to renew the agreement upon at least 90 days’ written notice prior to the expiration of any one year term.

Under the terms of the agreement, Mr. Moore is entitled to receive a base salary of $350,000 per year, and subject to annual review for increases by our Board of Directors in its sole discretion. The agreement also provides that Mr. Moore is entitled to receive family health insurance at no cost to him. Mr. Moore’s employment agreement does not provide for the payment of a bonus.

In connection with our hiring of Mr. Moore, we agreed to grant Mr. Moore up to 1,500,000 shares of our common stock, of which 750,000 shares were issued on November 1, 2007 upon our successful raise of $4.0 million and 750,000 shares were issued on June 29, 2010 upon our successful raise of an additional $6.0 million (which condition was satisfied in January 2010). We also granted Mr. Moore options to purchase shares of our common stock pursuant to our equity compensation plans. During fiscal 2012, on November 8, 2011, we granted Mr. Moore options to purchase 4,000,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date.

We have also agreed to grant Mr. Moore options to purchase an additional 1,500,000 shares of our common stock if the price of common stock (adjusted for any splits) is equal to or greater than $0.40 for 40 consecutive business days. Pursuant to the terms of his employment agreement, all options will be awarded and vested upon a merger of the company which is a change of control or a sale of the company while Mr. Moore is employed. In addition, if Mr. Moore’s employment is terminated by us, Mr. Moore is entitled to receive severance payments equal to one year’s salary at the then current compensation level.

Mr. Moore has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 12 months thereafter under certain circumstances. In addition, Mr. Moore is subject to a non-solicitation provision for 12 months after termination of his employment.

Rothman Employment Agreement and Option Agreements.  On March 6, 2013, we announced the departure of Dr. John Rothman effective March 1, 2013. Dr. Rothman will continue to assist us as a consultant for a period of one year. Dr. Rothman’s 2011 and 2012 salary was $305,000, consisting of $275,000 in cash and $30,000 in stock, payable in our common stock, based on the average closing stock price. We also granted Dr. Rothman options to purchase shares of our common stock pursuant to our equity compensation programs. During fiscal 2012, on November 8, 2011, we granted Dr. Rothman options to purchase 3,000,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date. In connection with Mr. Rothman’s departure, we agreed to vest all 7,810,000 options outstanding and that all such options would expire February 28, 2016.

Rothman Separation Agreement.  On March 20, 2013, we entered into a Separation Agreement and General Release with Dr. Rothman, pursuant to which Dr. Rothman released us from all claims and agreed to continue to assist us as a consultant until February 28, 2014 in exchange for (i) being compensated on an hourly basis for certain project assignments as requested by us, (ii) receiving an aggregate of approximately $275,000, paid in installments over the course of the one year consulting period, and (iii) all of the options to purchase shares of our common stock held by Dr. Rothman being fully vested with the exercise period of such options being extended until March 1, 2015.

Rosenblum Compensation. Mr. Rosenblum serves as our Chief Financial Officer, Senior Vice President and Secretary. His current salary is $250,000 per annum, with a discretionary bonus of up to 30% of his base compensation awarded annually in March beginning in 2011. While an employment agreement has not been formally entered into, Mr. Rosenblum remains employed by us. We also granted Mr. Rosenblum options to purchase shares of our common stock pursuant to our equity compensation programs. During fiscal 2012, on November 8, 2011, we granted Mr. Rosenblum options to purchase 2,100,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at October 31, 2012. There are no outstanding stock awards, only outstanding option awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas A. Moore	2,500,000	(1)	—		—	0.100	7/21/19
	2,400,000		—		—	0.143	12/15/16
	1,333,333		666,667	(2)	—	0.15	10/14/20
	1,333,333		2,666,667	(3)		.148	11/08/21
Dr. John Rothman(4)	1,750,000		—		—	0.100	7/21/19
	360,000		—		—	0.287	3/1/15
	150,000		—		—	0.260	3/29/16
	300,000	(5)	—		—	0.165	2/15/17
	1,500,000		750,000	(6)	—	0.15	10/14/20
	1,000,000		2,000,000	(7)		0.148	11/08/21
Mark J. Rosenblum	1,000,000		—		—	0.1291	1/05/20
	800,000		400,000	(8)	—	0.15	10/14/20
	700,000		1,400,000			0.148	11/8/21

(1)	Of these options, approximately 833,333 became exercisable on July 21, 2009, approximately 833,333 became exercisable on July 21, 2010 and approximately 833,333 became exercisable on July 21, 2011.
(2)	Of these options, approximately 666,666 became exercisable on October 14, 2011, approximately 666,667 became exercisable on October 14, 2012 and approximately 666,667 will become exercisable on October 14, 2013.
(3)	Of these options, approximately 1,333,333 became exercisable on November 8, 2012, approximately 1,333,333 will become exercisable on November 8, 2013 and approximately 1,333,333 will become exercisable on November 8, 2014.
(4)	Information for Dr. Rothman is at fiscal year-end. Subsequent to fiscal year end, in connection with Dr. Rothman’s departure, we agreed to immediately vest all 7,810,000 outstanding options and agreed to a February 28, 2015 expiration date for all such options.
(5)	Of these options, 75,000 became exercisable on February 15, 2008, 18,750 became exercisable in each quarter from the quarter ended April 30, 2008 through the quarter ended October 31, 2010, and 18,750 became exercisable February 15, 2011. See Note (4) above.
(6)	Of these options, 750,000 became exercisable on October 14, 2011, 750,000 became exercisable on October 14, 2012 and 750,000 will become exercisable on October 14, 2013. See Note (4) above.
(7)	Of these options, 1,000,000 became exercisable on November 8, 2012, 1,000,000 will become exercisable on November 8, 2013 and 1,000,000 will become exercisable on November 8, 2014. See Note (4) above.
(8)	Of these options, 400,000 became exercisable on October 14, 2011, 400,000 became exercisable on October 14, 2012 and 400,000 will become exercisable on October 14, 2013.
(9)	Of these options, 700,000 became exercisable on November 8, 2012, 700,000 will become exercisable on November 8, 2013 and 700,000 will become exercisable on November 8, 2014.

DIRECTOR COMPENSATION

All of our non-employee directors earn a combination of cash compensation and awards of shares of our common stock. For fiscal 2012, each non-employee director (other than Mr. Berman) earned 6,000 shares of our common stock per quarter. Mr. Berman, earned $2,000 a month in shares of our common stock based on the average closing price of our common stock for the preceding month. Additionally, each non-employee director earned $2,000 for each Board meeting attended in person and $750 for each telephonic Board meeting. In addition, each member of a committee of the Board earned $2,000 per meeting attended in person held on days other than Board meeting days and $750 for each telephonic committee meeting.

On February 15, 2013 the Board of Directors elected to change its compensation policy. Beginning in fiscal 2013, non-employee directors will receive $100,000 in compensation, of which at least 50% must be in shares of our common stock. Each director will elect the dollar value of stock based compensation at the beginning of each fiscal year. For each year beginning in fiscal 2014 the share price used in determining the number of shares to be issued will be the average of the 30 preceding trading days prior to November 1 of each fiscal year beginning November 1, 2013. For the fiscal year ended October 31, 2013 all non-employee directors chose to receive all $100,000 in the form of our common stock priced at $.075 (the average closing price of our common stock in the 30 days prior to the February 15, 2013 decision date). Accordingly, each non-employee director will earn 1,333,333 shares of common stock during 2013. Additionally, for both fiscal 2012 and 2013, each non-employee director will receive 100,000 non-qualified stock options under our 2011 Omnibus Incentive Plan for Board or committee meetings attended in person and 50,000 non-qualified stock options under our 2011 Omnibus Incentive Plan for meetings attended by telephone. Stock options awarded for attendance.

The non-employee director cash compensation that was earned for the twelve months ended October 31, 2011 and 2012 was not paid. In March 2012, we issued to our non-employee directors, all earned but unissued shares earned through December 31, 2011. Non-employee director share compensation that was earned for the period from January 1, 2012 through October 31, 2012 remains unissued and unpaid.

Our employee director does not receive any compensation for his services as a director.

The table below summarizes the compensation that was earned by our non-employee directors for fiscal 2012. As none of our non-employee directors received option awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings or other compensation during fiscal 2012, we have omitted those columns from the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Roni A. Appel	$29,750	$2,412	(1)	$32,162
Dr. James Patton	34,000	2,412	(1)	36,412
Dr. Thomas McKearn	30,250	2,412	(1)	32,662
Richard Berman	8,750	24,000	(2)	32,750

(1)	Represents the grant date fair value of 6,000 shares of our common stock per quarter earned (but not paid or issued) multiplied by the closing price of our common stock on the last day of each quarter if the member attends at least 75% of the meetings annually.
(2)	Based on $24,000 of compensation in the form of shares of our common stock earned but not issued to date.

2004 Stock Option Plan

In November 2004, our Board of Directors adopted and our stockholders approved the 2004 Stock Option Plan, which we refer to as the 2004 plan. The 2004 plan provides for the grant of options to purchase up to 2,381,525 shares of our common stock to employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the Federal tax laws. Incentive stock options may be granted only to our employees, while non-qualified options may be issued, in addition to employees, to non-employee directors and consultants. As of February 25, 2013, all options to purchase shares of our common stock have been granted under the 2004 plan.

The 2004 plan is administered by “disinterested members” of our Board of Directors or the Compensation Committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of our common stock subject to a non-qualified option may be established by our Board of Directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option to the extent vested at termination, unless otherwise determined by our Board of Directors. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

All options under the 2004 plan were required to be granted within ten years from the effective date of the 2004 plan. The effective date of the 2004 plan was November 12, 2004. Subject to a number of exceptions, holders of incentive stock options granted under the 2004 plan cannot exercise these options more than ten years from the date of grant. Options granted under the 2004 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares. Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2004 plan.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our stockholders, no further awards may be made under the 2004 plan.

2005 Stock Option Plan

In June 2006 our Board of Directors adopted, and on June 6, 2006, our stockholders approved, the 2005 Stock Option Plan, which we refer to as the 2005 plan.

The 2005 plan provides for the grant of options to purchase up to 5,600,000 shares of our common stock to employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the Federal tax laws. Incentive stock options may be granted only to our employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to our employees. As of February 25, 2013, all options to purchase shares of our common stock have been granted under the 2005 plan.

The 2005 plan is administered by “disinterested members” of our Board of Directors or the Compensation Committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of our common stock subject to a non-qualified option may be established by our Board of Directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

Except when agreed to by our Board of Directors or the administrator of the 2005 plan, no stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option, unless otherwise determined by our Board of Directors. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

All options under the 2005 plan were required to be granted within ten years from the effective date of the 2005 plan. The effective date of the 2005 plan was January 1, 2005. Subject to a number of exceptions, holders of incentive stock options granted under the 2005 plan cannot exercise these options more than ten years from the date of grant. Options granted under the 2005 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2005 plan.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our stockholders, no further awards may be made under the 2005 plan.

2009 Stock Option Plan

Our Board of Directors adopted the 2009 Stock Option Plan effective July 21, 2009, and recommended that it be submitted to our stockholders for their approval at the next annual meeting. On April 23, 2010, our Board of Directors approved and adopted, and on June 1, 2010 our stockholders approved, the amended and restated 2009 Stock Option Plan, which we refer to as the 2009 plan. An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the Compensation Committee) are reserved for issuance upon the exercise of options granted under the 2009 plan. As of February 25, 2013, options to purchase 508,101 shares of our common stock are available for grant under the 2009 plan. However, due to the approval of the Advaxis, Inc. 2011 Omnibus Incentive Plan by our stockholders, on September 27, 2011, no further awards may be made under the 2009 plan (see below for details on the Advaxis Inc. 2011 Omnibus Incentive Plan).

The 2009 plan is to be administered by the Compensation Committee of our Board of Directors; provided, however, that except as otherwise expressly provided in the 2009 plan, our Board of Directors may exercise any power or authority granted to the Compensation Committee under the 2009 plan. Subject to the terms of the 2009 plan, the Compensation Committee is authorized to select eligible persons to receive options, determine the type, number and other terms and conditions of, and all other matters relating to, options, prescribe option agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 plan, construe and interpret the 2009 plan and option agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2009 plan.

The maximum number of shares of common stock to which options may be granted to any one individual under the 2009 plan is 6,000,000 (subject to adjustment by the Compensation Committee). The shares acquired upon exercise of options granted under the 2009 plan will be authorized and issued shares of our common stock. Our stockholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 2009 plan. If any option granted under the 2009 plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the 2009 plan.

The persons eligible to receive awards under the 2009 plan are the officers, directors, employees, consultants and other persons who provide services to us or any related entity. An employee on leave of absence may be considered as still in our or a related entity’s employ for purposes of eligibility for participation in the 2009 plan. All options granted under the 2009 plan must be evidenced by a written agreement. The agreement will contain such terms and conditions as the Compensation Committee shall prescribe, consistent with the 2009 plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted. For any option granted under the 2009 plan, the exercise price per share of common stock may be any price determined by the Compensation Committee; however, the exercise price per share of any incentive stock option may not be less than the fair market value of the common stock on the date such incentive stock option is granted.

The Compensation Committee may permit the exercise price of an option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the optionee for at least six (6) months (or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Compensation Committee (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their fair market value on the date the option is exercised.

No incentive stock option, and unless the prior written consent of our Compensation Committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the 2009 plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee.

The expiration date of an option under the 2009 plan will be determined by Compensation Committee at the time of grant, but in no event may such an option be exercisable after 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time in installments, as determined by our Compensation Committee. Our Compensation Committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option granted under the 2009 plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of us, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

Unless otherwise provided in the option agreement, the unexercised portion of any option granted under the 2009 plan shall automatically be terminated (a) three months after the date on which the optionee’s employment is terminated for any reason other than (i) cause (as defined in the 2009 plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee’s employment for cause; (c) one year after the date on which the optionee’s employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee’s employment is terminated by reason of optionee’s death, or if later, three months after the date of optionee’s death if death occurs during the one year period following the termination of the optionee’s employment by reason of mental or physical disability.

Unless earlier terminated by our board, the 2009 plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2009 plan, (b) termination of the 2009 plan by our board, or (c) the tenth anniversary of the effective date of the 2009 plan. Options outstanding upon expiration of the 2009 plan shall remain in effect until they have been exercised or terminated, or have expired.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our stockholders, no further awards may be made under the 2009 plan.

2011 Omnibus Incentive Plan

During any 12-month period, no participant in the 2011 Omnibus Incentive Plan may be granted (i) stock options or stock appreciation rights with respect to more than 4,000,000 shares of our common stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 4,000,000 shares of our common stock. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $2,500,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $2,000,000 multiplied by the number of full 12 month periods that are in the performance period.

The Committee, as defined below, is authorized to adjust the limitations described above and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

The persons eligible to receive awards under the 2011 Omnibus Incentive Plan are the officers, directors, employees, consultants and other persons who provide services to us on a full-time basis. The foregoing notwithstanding, only our full-time employees, or any of our parent corporations or subsidiary corporations, shall be eligible for purposes of receiving any incentive stock options.

The 2011 Omnibus Incentive Plan is to be administered by a committee designated by our Board of Directors consisting of not less than two directors (the “Committee”), provided, however, that except as otherwise expressly provided in the 2011 Omnibus Incentive Plan, our Board of Directors may exercise any power or authority granted to the Committee under the 2011 Incentive Plan. Subject to the terms of the 2011 Omnibus Incentive Plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements, and the rules and regulations for the administration of the 2011 Omnibus Incentive Plan, construe and interpret the 2011 Omnibus Incentive Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2011 Omnibus Incentive Plan.

The Committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price of stock options and the grant price for stock appreciation rights are determined by the Committee, provided that such exercise or grant price may not be less than 100% of the fair market value on the grant date. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the options and stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2011 Omnibus Incentive Plan to be paid in cash, shares, other awards or other property (including loans to participants).

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. An award of restricted stock units confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the specified number of shares of our common stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the Committee.

The Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2011 Omnibus Incentive Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

The Committee or our Board of Directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Committee determines the terms and conditions of such awards.

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by the Committee upon the grant of the performance award. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the company, as defined in the 2011 Omnibus Incentive Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control).

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Omnibus Incentive Plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 Omnibus Incentive Plan which might increase the cost of the 2011 Omnibus Incentive Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the 2011 Omnibus Incentive Plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the 2011 Omnibus Incentive Plan, (b) termination of the 2011 Omnibus Incentive Plan by our Board of Directors, or (c) the tenth anniversary of the effective date of the 2011 Omnibus Incentive Plan. Awards outstanding upon expiration of the 2011 Omnibus Incentive Plan shall remain in effect until they have been exercised or terminated, or have expired.

2011 Employee Stock Purchase Plan

Our Board of Directors adopted the Advaxis, Inc. 2011 Employee Stock Purchase Plan, which we refer to as the ESPP, on August 22, 2011, and our stockholders approved the ESPP on September 27, 2011. The ESPP initially became effective November 1, 2011. 5,000,000 shares of our common stock are reserved for issuance under the ESPP. On December 14, 2011, our Board of Directors approved an amendment to the ESPP effective as of October 31, 2011. The ESPP was amended to change the first offering date that our employees were eligible to participate in the ESPP from November 1, 2011 to December 30, 2011. As of February 25, 2013, approximately 4,454,000 shares of our common stock are available for grant under the ESPP.

The Compensation Committee of our Board of Directors administers the ESPP. The ESPP vests the Compensation Committee with the authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP; however, our Board of Directors may exercise that authority in lieu of the Compensation Committee. The ESPP is required to be administered in a manner consistent with Rule 16b-3 of the Exchange Act and subject to the provisions of Section 423 of the Internal Revenue Code (the “Code”).

Our employees that have been designated by our Board of Directors as eligible to participate in the ESPP are eligible to become participants if they have been employed by us or any of our subsidiaries for six months and are scheduled to work at least 20 hours per week and more than five months per calendar year. Individuals who satisfy these requirements after November 1, 2011, would be eligible to become participants on the February 1, May 1, August 1, or November 1, as the case may be, immediately following their completion of these eligibility requirements. These eligible employees may become participants in the ESPP by completing an enrollment agreement and filing it with us.

The ESPP generally is implemented through a series of 24-month-long offering periods, beginning on November 1 and ending on the October 31 that is 24 months later. Shares of our common stock are available for purchase under the ESPP on periodic exercise dates within each offering period. Exercise dates are the last business days in January, April, July and October during each offering period. On the first business day of each offering period (or if later, the first day within the offering period on which a participant becomes eligible to participate), a participant is granted the option to purchase shares of our common stock on the exercise dates within that offering period.

If the share price is ever lower on an exercise date than it was on the first business day of the offering period in which that exercise date falls, then the offering period in progress ends immediately after the close of trading on that exercise date, and a new offering period begins on the next February 1, May 1, August 1 or November 1, as the case may be, and extends for a new 24-month-long period ending on January 31, April 30, July 31 or October 31, as the case may be.

No participant is eligible for the grant of any option under the ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy our common stock that accrues at a rate that exceeds $25,000 (based on the fair market value of our common stock on the date the option is granted) for each calendar year in which such option is outstanding at any time. Finally, no participant may purchase more than 166,666 shares of our common stock on any one exercise date.

The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15%, of their compensation. A participant may change or terminate his or her payroll deductions at any time during an offering period, but may only begin payroll deductions on specified dates.

The exercise price per share at which shares are sold in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or, (ii) 85% of the fair market value of a share of our common stock on the exercise date. Unless otherwise determined by the Compensation Committee, the term fair market value is defined to mean the ratio of the value traded (the price of a share of our common stock multiplied by number of shares of common stock traded) to total volume traded over the 10-day period ending on the valuation date.

A participant may withdraw from participation in the ESPP at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the ESPP. All options granted to the participant under the ESPP, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. After a participant withdraws, or is treated as having withdrawn, the participant is not permitted to participate again in the ESPP until the next entry date that is at least six months after his or her date of withdrawal. In order to rejoin the ESPP, a former participant must submit a new enrollment agreement.

The ESPP will terminate following the last exercise date before 10th anniversary of its effective date, or if sooner, on the date on which all shares reserved for issuance under the ESPP have been sold. Additionally, our Board of Directors may terminate the ESPP earlier. Our Board of Directors or the Compensation Committee may amend the ESPP at any time, provided that no amendment may change any option in a way that adversely affects the rights of the holder of the option, no amendment may in any way cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Code, and no amendment may cause the ESPP to fail to comply with Rule 16b-3 under the Exchange Act. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, we will obtain stockholder approval of any such amendment.

5,000,000 shares of our common stock are reserved for issuance under the ESPP. That amount will be increased each year by the lowest of (i) 500,000 shares, (ii) one percent of all shares of common stock outstanding at the end of the previous year, or (iii) an amount determined by the board. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the ESPP.

The ESPP provides for appropriate adjustment of the number of shares of common stock for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2013 of:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers and current executive officers; and
•	all of our current directors and executive officers as a group.

As used in the table below and elsewhere in this prospectus, the term beneficial ownership with respect to our common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of our common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of our common stock) through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following April 30, 2013.

Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 573,468,866 shares of common stock outstanding as of April 30, 2013, adjusted as required by the rules promulgated by the SEC. Unless otherwise indicated, the address for each of the individuals and entities listed in this table is 305 College Road East, Princeton, New Jersey 08540.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class Beneficially Owned
Thomas A. Moore	29,592,367	(1)	4.99%
Roni A. Appel	8,894,557	(2)	1.5%
Richard Berman	3,483,031	(3)	*
Dr. James Patton	9,192,463	(4)	1.6%
Dr. Thomas McKearn	2,943,496	(5)	*
Dr. John Rothman	10,095,257	(6)	1.7%
Daniel J. O’Connor	5,060,813	(7)	*
Mark J. Rosenblum	4,174,002	(8)	*
All Current Directors and Executive Officers as a Group (7 people)	63,340,729	(9)	10.8%

*	Less than 1%.
(1)	Represents 10,842,367 issued shares of our common stock, options to purchase 8,900,000 shares of our common stock exercisable within 60 days and warrants to purchase 9,850,000 shares of our common stock exercisable within 60 days. However, it excludes warrants to purchase 1,214,611 shares of our common stock in addition to a promissory note currently convertible into 4,743,083 shares of our common stock, which are limited by a 4.99% beneficial ownership provision in the warrants and notes that would prohibit him from exercising any of such warrants or converting any such notes to the extent that upon such exercise or conversion he, together with his affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding (unless Mr. Moore provides us with 61 days' notice of the holders’ waiver of such provisions).
(2)	Represents 4,212,134 issued shares of our common stock, options to purchase 3,329,090 shares of our common stock exercisable within 60 days and 1,353,333 shares of our common stock earned but not yet issued.
(3)	Represents 1,666,667 issued shares of our common stock and 1,816,364 shares of our common stock earned but not yet issued.

(4)	Represents 2,940,576 issued shares of our common stock, options to purchase 1,106,586 shares of our common stock exercisable within 60 days, 2,286,665 shares earned but not yet issued, warrants to purchase 222,222 shares of our common stock exercisable within 60 days and a promissory note convertible into 2,636,414 shares of our common stock.
(5)	Represents 299,290 issued shares of our common stock, options to purchase 1,290,873 shares of our common stock exercisable within 60 days and 1,353,333 shares of our common stock earned but not yet issued.
(6)	Represents 275,775 issued shares of our common stock, options to purchase 7,810,000 shares of our common stock exercisable within 60 days and 2,009,482 shares of our common stock earned but not yet issued. On March 6, 2013, we announced the departure of Dr. John Rothman effective March 1, 2013. Dr. Rothman will continue to assist us as a consultant for a period of one year.
(7)	Represents options to purchase 1,083,333 shares of our common stock exercisable within 60 days, 1,118,844 shares earned but not yet issued, warrants to purchase 222,222 shares of our common stock exercisable within 60 days and a promissory note convertible into 2,636,414 shares of our common stock.
(8)	Represents 874,002 issued shares of our common stock and options to purchase 3,300,000 shares of our common stock exercisable within 60 days.
(9)	Represents an aggregate of 19,168,369 shares of our common stock, options to purchase 19,926,549 shares of our common stock exercisable within 60 days, warrants to purchase 10,294,444 shares of our common stock exercisable within 60 days, promissory notes convertible into 5,272,828 shares of our common stock and 8,678,539 shares of our common stock earned but not yet issued. Does not include shares beneficially owned by Dr. Petit, our Chief Scientific Officer, because he was appointed to his position after April 30, 2013. As of April 30, 2013, Dr. Petit beneficially owned 2,584,656 shares, representing 234,656 issued shares of our common stock and options to purchase 2,350,000 shares of our common stock exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

Thomas Moore

From time to time, Mr. Moore, our Chairman and Chief Executive Officer, has loaned our company operating funds, either pursuant to the Moore Notes (as defined below) or as an investor in other offerings by our company. The following summarizes any related party transactions with Mr. Moore since November 1, 2010 (the first day of our fiscal 2011 year).

On September 22, 2008, we entered into agreement to provide for the sale, from time to time, of senior promissory notes (the “Moore Notes”) to Mr. Moore, our Chairman and Chief Executive Officer, which promissory notes and agreement have subsequently been amended. Under the current terms of the Moore Notes (most recently amended and restated on March 17, 2011): (i) the promissory notes bear interest at the rate of 12% per annum and (ii) the maturity date is the earlier of the date of consummation of an equity financing in an amount of $6.0 million or more or the occurrence of any event of default as defined in the Moore Notes. As of October 31, 2011, we owed Mr. Moore approximately $408,000 in principal and interest under the Moore Notes.

On August 29, 2011, we entered into an exchange agreement with Mr. Moore, pursuant to which warrants to purchase up to an aggregate of 2,666,667 shares of our common stock, issued to Mr. Moore on or about October 17, 2007, and certain rights of Mr. Moore to receive additional warrants in the future under the September 22, 2008 purchase agreement for the Moore Notes, were exchanged for a warrant to purchase up to an aggregate of 7,674,512 shares of our common stock at an exercise price of $0.15 per share, which warrant expires on August 29, 2014.

On October 28, 2011, we entered into a note purchase agreement with Mr. Moore (and Mr. Rosenblum, as described below) and other accredited investors in connection with the private placement of an aggregate $2.3 million convertible promissory notes and warrants. We refer to this offering as the October 2011 offering. Accordingly, on October 31, 2011 we issued $470,588 of convertible promissory notes to Mr. Moore for a purchase price of $400,000, representing an original issue discount of 15%, which was paid for in exchange for the cancellation of $400,000.00 of outstanding indebtedness owed by us under the Moore Notes. We also issued Mr. Moore a warrant to purchase that number of shares of our common stock equal to 50% of the number of shares of our common stock issuable upon conversion of the $470,588 of convertible promissory notes, at an exercise price of $0.15 per share, which warrant expires on October 31, 2014.

As of October 31, 2011, we owed Mr. Moore an aggregate amount of approximately $879,000 in principal and interest under the Moore Notes and the convertible promissory notes issued in the October 2011 offering.

Effective May 14, 2012, we entered into a note purchase agreement with Mr. Moore (and Mr. O’Connor, as described below) and other accredited investors in connection with the private placement of an aggregate $953,333 convertible promissory notes and warrants. We refer to this offering as the May 2012 offering. Accordingly, on May 18, 2012, we issued $120,000 of convertible promissory notes to Mr. Moore for a purchase price of $90,000 in cash, representing an original issue discount of 25%. Mr. Moore paid $0.75 for each $1.00 of principal amount of note purchased. The $120,000 convertible note is currently convertible into shares of our common stock at $0.025287 per share and is subject to “full ratchet” anti-dilution protection upon certain equity issuances below the current $0.25287 conversion price per share (as may be further adjusted). We also issued Mr. Moore a warrant to purchase that number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the $120,000 convertible promissory notes, based on the original conversion price of $0.15 per share. The warrant had an original exercise price of $0.15 per share but was adjusted, pursuant to its terms, on December 1, 2012 to $0.085 per share. This warrant expires on May 18, 2017. We may redeem the $120,000 convertible promissory notes under certain circumstances. The $120,000 convertible promissory notes and warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Mr. Moore be entitled to convert any portion of the $120,000 convertible promissory notes or warrant, to the extent that after such conversion or exercise, as applicable, Mr. Moore (together with his affiliates) would beneficially own more than 4.99% of our outstanding shares of common stock as of such date. In June 2012, Mr. Moore exchanged the warrants received in this transaction for new warrants with different terms.

Effective May 14, 2012, we also entered into an exchange agreement with Mr. Moore, pursuant to which Mr. Moore received approximately 5.4 million shares of our common stock in exchange for (i) surrendering the convertible promissory notes (with a principal amount of $470,588) and warrants to purchase an aggregate of approximately 1,568,627 shares of our common stock that Mr. Moore acquired in the October 2011 offering, and (ii) amending the October 2011 note purchase agreement to terminate (x) Mr. Moore’s right to liquidated damages if we fail for any reason to satisfy the current public information requirement under Rule 144(c) promulgated under the Securities Act, (y) Mr. Moore’s right to participate in any proposed or intended issuance or sale or exchange of the our securities, and (z) the prohibition on our ability to effect, or enter into an agreement to effect, any issuance of our securities for cash consideration involving a variable rate transaction.

Effective June 8, 2012, we entered into an exchange agreement with Mr. Moore, pursuant to which warrants to purchase an aggregate of 11,064,611 shares of our common stock, issued to Mr. Moore between August 2007 and May 2012, were exchanged for new warrants to purchase the same amount of shares of our common stock. These new warrants have an exercise price of $0.15 and expire in August 2014. These new warrants were not able to be exercised by Mr. Moore until we amended our certificate of incorporation to increase the authorized number of shares of our common stock to permit exercise in full of the new warrants (which amendment was effected August 16, 2012). In connection with the warrant exchange, Mr. Moore also waived our obligation to keep reserved from our authorized and available shares of common stock, such number of shares of common stock necessary to effect the exercise or conversion, in full, of (i) the original warrants exchanged for these new warrants, and (ii) the convertible promissory note in the aggregate principal amount of $120,000 issued to Mr. Moore in the May 2012 offering.

Additionally, for the twelve months ended October 31, 2012, Mr. Moore loaned us $74,500 under the Moore Notes. We paid Mr. Moore $35,000 in principal on the Moore Notes. As of October 31, 2012 and October 31, 2011, respectively, we were not in default under the terms of the agreement relating to the Moore Notes. As of October 31, 2012, we owed Mr. Moore an aggregate amount of approximately $597,000 in principal and interest under the Moore Notes and the convertible promissory notes acquired in the May 2012 offering.

For the period from November 1, 2012 through April 15, 2013, Mr. Moore loaned us $11,200 under the Moore Notes. In that same period, we repaid Mr. Moore $85,700 in principal on the Moore Notes.

As of April 15, 2013, we owed Mr. Moore an aggregate amount of approximately $538,000 in principal and interest under the Moore Notes and the convertible promissory notes acquired in the May 2012 offering.

Mark Rosenblum

In connection with the October 2011 offering, we issued $58,823.53 of convertible promissory notes to an IRA account in the name of our Chief Financial Officer, Mark J. Rosenblum, for a purchase price of $50,000.00. Additionally, Mr. Rosenblum received a warrant to purchase that number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the $58,823.53 convertible promissory notes, at an exercise price of $0.15 per share, which expire on October 31, 2014. On May 18, 2012, Mr. Rosenblum exchanged his convertible promissory notes and warrant for 686,275 shares of our common stock.

James Patton

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our Board of Directors, a convertible promissory note in the principal amount of $66,667 for a purchase price of $50,000, representing an original issue discount of 25%. We refer to this as the “Patton Note.” Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note. The Patton Note is convertible into shares of our common stock at $0.025287 per share and is subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted). Additionally, Dr. Patton received a warrant to purchase that number of shares of our common stock equal to 50% of the number of shares of our common stock issuable upon conversion of the Patton Note, at an exercise price of $0.085 per share. This warrant expires on August 2, 2017 and may be exercised on a cashless basis in certain circumstances. The Patton Note matures on August 2, 2013. Each of the Patton Note and warrants issued to Dr. Patton limit his ability to convert or exercise, as applicable, to the extent that after such conversion or exercise, as the case may be, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of our outstanding shares of common stock as of such date.

Daniel O’Connor

In connection with the May 2012 offering, on May 18, 2012 we issued Mr. O’Connor, an executive of our company as of January 1, 2013, a convertible promissory note in the principal amount of $66,667 for a purchase price of $50,000, which represents an original issue discount of 25%. We refer to this note as the “O’Connor Note.” Mr. O’Connor paid $0.75 for each $1.00 of principal amount of the O’Connor Note. The O’Connor Note is convertible into shares of our common stock at $0.025287 per share and is subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted). Additionally, Mr. O’Connor received a warrant to purchase that number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the O’Connor Note, based on the original conversion price of $0.15 per share. The warrant had an original exercise price of $0.15 per share but was adjusted, pursuant to its terms, on December 1, 2012 to $0.085 per share. This warrant expires on May 18, 2017 and may be exercised on a cashless basis in certain circumstances. The O’Connor Note matures on May 18, 2013. We may redeem the O’Connor Note under certain circumstances. The O’Connor Note and warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Mr. O’Connor be entitled to convert any portion of the O’Connor Note or warrant, to the extent that after such conversion or exercise, as applicable, Mr. O’Connor (together with his affiliates) would beneficially own more than 4.99% of our outstanding shares of common stock as of such date.

DESCRIPTION OF SECURITIES

General

At the date hereof, we are authorized by our certificate of incorporation to issue an aggregate of 1,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of April 30, 2013, there were 573,468,866 shares of common stock, no shares of Series A preferred stock and 740 shares of Series B preferred stock outstanding. We have submitted a proposal to our stockholders to approve a reverse stock split at a ratio ranging from 1-for-70 to 1-for-200 of all the issued and outstanding shares of our common stock, the final ratio to be determined at the discretion of the Board of Directors to be implemented, if at all, at any time prior to the 2014 Annual Meeting of Stockholders. We have also submitted a proposal to our stockholders to approve a reduction in our authorized shares of common stock from 1,000,000,000 to 300,000,000 to be implemented after effectiveness of the reverse stock split.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the warrants is $ per share [[125%] of the public offering price of the common stock]. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing.  The warrants will be issued in registered form under a warrant agency agreement between     , as warrant agent and us.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each, a `Fundamental Transaction,' then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Representative’s Warrants

Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Preferred Stock

General

We are authorized to issue up to 5,000,000 shares of “blank check” preferred stock. Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as our board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that, subject to Federal securities laws and Delaware law, our board of directors alone, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of us without further action by the stockholders, and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others.

Our board of directors has designated 1,000 shares as Series A Preferred Stock, $0.001 par value per share and 2,500 shares as Series B Preferred Stock, $0.001 par value per share.

As of April 30, 2013, there were no shares of Series A Preferred Stock and 740 shares of Series B Preferred Stock were issued and outstanding.

Warrants

As of April 30, 2013 we had outstanding warrants to purchase an aggregate of 111,349,846 shares of common stock, with a weighted average exercise price of approximately $0.15 per share.

Registration Rights

Certain of our outstanding shares of common stock, shares of common stock issuable upon conversion of our convertible notes and shares of common stock issuable upon exercise of outstanding warrants are subject to demand or piggyback registration rights.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval; and
•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

Listing

The shares of our common stock are quoted on the OTC Bulletin Board under the symbol ADXS.OB. We have applied to list our common stock and warrants on The NASDAQ Capital Market under the symbols “ADXS” and “ADXSW,” respectively. On May 14, 2013, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.05.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated             , 2013 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and warrants described below, if they purchase any shares and warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters propose to offer the shares and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares and warrants to other securities dealers at such price less a concession of $       per share. If all of the shares and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

Discounts and Commissions.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option

Total
	Per Share	Per Warrant	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Non-accountable expense allowance (1%)	$	$	$	$
Proceeds, before expense, to us	$	$	$	$

We have paid an expense deposit of $15,000 to the representative for out-of-pocket-accountable expenses, which will be applied against the non- accountable expense allowance that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $15,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual, but no more than $15,000 in the aggregate; (b) all fees and disbursements of counsel for the underwriters incurred in clearing this offering with FINRA, up to $5,000 (excluding filing fees); (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) upon successfully completing this offering, $21,775 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (e) upon successfully completing this offering, up to $20,000 of the representative’s actual accountable road show expenses for the offering (less the $15,000 deposit).

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $    .

Overallotment Option.  We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of additional shares          and additional warrants (15% of the shares and warrants sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and warrants covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     and the total net proceeds, before expenses, to us will be $    .

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  We, our directors and executive officers and certain of our stockholders expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of three months from the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, except for certain exceptions and limitations.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative's Warrants.  We have agreed to issue to the representative warrants to purchase up to a total of shares of common stock (3% of the shares of common stock sold in this offering, excluding the over-allotment). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal.  Until eighteen months from the effective date of this offering the representative, or any subsidiary or successor, shall have a right of first refusal to act as lead underwriter for any public or private equity and public debt offerings greater than $5 million during such period.

Electronic Offer, Sale and Distribution of Securities.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.
•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the s securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market or on the OTC QB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);
(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock and warrants or distribution of any offer document relating to the common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock and warrants being declared null and void and in the liability of the entity transferring the common stock and warrants for any damages suffered by the investors.

Japan

The common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock and warrants is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Reed Smith LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

EXPERTS

Our financial statements included in this prospectus as of and for the periods ended October 31, 2012 (as indicated in its report) have been audited by Marcum LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern) and are included herein in reliance upon the authority as experts in giving said reports. The financial statements as of and for the fiscal year ended October 31, 2011 and for the cumulative period from March 1, 2002 (inception) to October 31, 2011 appearing in this prospectus and registration statement have been audited by McGladrey LLP (formerly McGladrey & Pullen, LLP), an independent registered public accounting firm, as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Change in Our Public Accounting Firm

On December 19, 2012, which we refer to as the Dismissal Date, we advised McGladrey LLP, that it was dismissed as our independent registered public accounting firm. Effective December 14, 2012, we engaged Marcum LLP, as our independent registered public accounting firm to audit our financial statements for the year ended October 31, 2012. The decision to dismiss McGladrey as our independent registered public accounting firm was approved by the Audit Committee of our Board of Directors.

The reports of McGladrey on our financial statements for the fiscal years of 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the fiscal years of 2011 and 2010, there have been no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction McGladrey, would have caused them to make reference thereto in their reports on the financial statements for such years.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission, or the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

ADVAXIS, INC.

FINANCIAL STATEMENTS

INDEX

Unaudited Interim Financial Statements
Balance Sheets as of January 31, 2013 (unaudited) and October 31, 2012	F-2
Statements of Operations for the three month periods ended January 31, 2013 and 2012 and the period March 1, 2002 (inception) to January 31, 2013 (unaudited)	F-3
Statements of Cash Flow for the three month periods ended January 31, 2013 and 2012 and the period March 1, 2002 (inception) to January 31, 2013 (unaudited)	F-4
Supplemental Disclosures of Cash Flow Information	F-5
Supplemental Disclosures of Noncash Investing and Financing Schedules	F-5
Notes to Unaudited Financial Statements	F-6
Audited Financial Statements
Reports of Independent Registered Public Accounting Firms	F-30
Balance Sheets as of October 31, 2012 and 2011	F-32
Statements of Operations for the years ended October 31, 2012 and 2011 and the cumulative period from March 1, 2002 (Inception) to October 31, 2011	F-33
Statements of Shareholders’ Equity (Deficiency) for the Period from March 1, 2002 (Inception) to October 31, 2012	F-34
Statements of Cash Flows for the years ended October 31, 2012 and 2011 and the cumulative period from March 1, 2002 (Inception) to October 31, 2012	F-37
Notes to the Financial Statements	F-39

ADVAXIS, INC.
(A Development Stage Company)
BALANCE SHEETS

	January 31, 2013 (unaudited)	October 31, 2012
ASSETS
Current Assets:
Cash	$100	$232
Prepaid Expenses	11,671	25,798
Other Current Assets	83,182	8,182
Deferred Expenses – current	874,187	860,293
Total Current Assets	969,140	894,505
Deferred expenses – long term	253,170	342,007
Property and Equipment (net of accumulated depreciation)	73,476	78,068
Intangible Assets (net of accumulated amortization)	2,418,762	2,413,755
Deferred Financing Cost (net of accumulated amortization)	37,233	49,024
Other Assets	38,438	38,438
TOTAL ASSETS	$3,790,219	$3,815,797
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$3,883,771	$5,155,797
Accrued expenses	1,050,841	1,367,412
Short term convertible notes and fair value of embedded derivative	2,190,205	2,089,099
Notes Payable – Officer	490,595	477,274
Notes payable – other	250,000	250,000
Total Current Liabilities	7,865,412	9,339,582
Deferred Rent	—	4,803
Long-term Convertible Note (less unamortized OID of $40,566)	403,438	—
Common Stock Warrant Liability	3,384,725	434,136
Total Liabilities	11,653,575	9,778,521
Shareholders’ Deficiency:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; Series B Preferred Stock; issued and outstanding 740 at January 31, 2013 and at October 31, 2012. Liquidation preference of $9,907,570	—	—
Common Stock – $0.001 par value; authorized 1,000,000,000 shares, issued and outstanding 493,415,628 at January 31, 2013 and 394,804,165 at October 31, 2012.	493,415	394,804
Additional Paid-In Capital	55,487,126	51,727,921
Promissory Note Receivable	(10,534,424)	(10,484,022)
Deficit accumulated during the development stage	(53,309,473)	(47,601,427)
Total Shareholders’ Deficiency	(7,863,356)	(5,962,724)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$3,790,219	$3,815,797

The accompanying notes are an integral part of these financial statements.

ADVAXIS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended January 31,		Period from March 1, 2002 (Inception) to January 31, 2013
	2013	2012
Revenue	$—	—	1,863,343
Operating Expenses
Research and Development Expenses	979,103	2,212,909	30,781,937
General and Administrative Expenses	1,201,951	1,031,392	28,070,461
Total Operating expenses	2,181,054	3,244,301	58,852,398
Loss from Operations	(2,181,054)	(3,244,301)	(56,989,055)
Other Income (expense):
Interest expense	(361,176)	(1,616,882)	(15,347,041)
Other Income (expense)	(19,898)	6,744	239,811
(Loss) Gain on note retirement	152,491	(697,642)	(840,451)
Net changes in fair value of common stock warrant liability and embedded derivative liability	(4,023,599)	839,750	17,018,697
Net Loss before benefit for income taxes	(6,433,236)	(4,712,331)	(55,918,039)
Income tax benefit	725,190	346,787	2,652,450
Net Loss	(5,708,046)	(4,365,544)	(53,265,589)
Dividends attributable to preferred shares	185,000	185,000	2,507,570
Net Loss applicable to Common Stock	$(5,893,046)	$(4,550,544)	$(55,773,159)
Net Loss per share, basic and diluted	$(.01)	$(.02)
Weighted average number of shares outstanding, basic and diluted	445,628,988	262,831,912

The accompanying notes are an integral part of these financial statements.

ADVAXIS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended January 31,		Period from March 1, 2002 (Inception) to January 31, 2013
	2013	2012
OPERATING ACTIVITIES
Net loss	$(5,708,046)	$(4,365,544)	$(53,265,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges to consultants and employees for options and stock	369,923	300,184	5,349,969
Amortization of deferred financing costs	15,291	14,825	354,115
Amortization of discount on convertible promissory notes	7,979	532,559	2,718,356
Impairment of intangible assets	—	—	26,087
Non-cash interest expense	328,187	1,060,699	11,822,199
(Gain) Loss on change in value of warrants and embedded derivative	4,023,599	(839,750)	(17,018,697)
Warrant Expense	3,274	—	767,634
Settlement Expense	131,965	—	396,965
Employee Stock Purchase Plan	5,481	—	23,782
Value of penalty shares issued	—	—	149,276
Depreciation expense	4,592	—	214,040
Amortization expense of intangibles	38,703	35,409	781,345
Write off of intangible assets	—	—	33,211
Interest Income	—	—	267
Loss (Gain) on note retirement	(152,491)	697,642	840,451
Changes in operating assets and liabilities:		—	—
Decrease (Increase) in prepaid expenses	14,128	23,389	(11,669)
(Increase) in other current assets	(75,000)	(80,961)	(83,182)
(Increase) in other assets	—	—	(132,271)
(Increase) decrease in deferred expenses	74,943	28,455	(619,629)
Increase (decrease) in accounts payable and accrued expenses	(225,360)	470,238	12,278,900
(Decrease) in deferred rent	(4,803)	(14,410)	—
Increase in interest payable	9,530	8,257	2,232
Net cash used in operating activities	(1,138,105)	(2,129,008)	(35,372,208)
INVESTING ACTIVITIES
Cash paid on acquisition of Great Expectations	—	—	(44,940)
Purchase of property and equipment	—	—	(241,937)
Cost of intangible assets	(43,709)	(126,375)	(3,264,354)
Net cash used in Investing Activities	(43,709)	(126,375)	(3,551,231)

The accompanying notes are an integral part of these financial statements.

	Three Months Ended January 31,		Period from March 1, 2002 (Inception) to January 31, 2013
	2013	2012
FINANCING ACTIVITIES
Proceeds from convertible notes	753,500	1,451,963	18,612,900
Repayment of convertible notes	—	(52,941)	(1,649,030)
Payment of deferred offering expenses	(3,500)	(28,500)	(117,500)
Cash paid for deferred financing costs	—	—	(584,493
Proceeds from notes payable	—	—	250,000
Proceeds from (Repayment of) Officer Loan	3,800	(35,000)	318,285
Net proceeds from issuance of Preferred Stock	—	—	8,610,499
Payment on cancellation of warrants	—	—	(600,000)
Proceeds from exercise of warrants	—	411,765	1,666,766
Net proceeds of issuance of common stock	427,882	—	12,416,112
Net cash provided by Financing Activities	1,181,682	1,747,287	38,923,539
Net increase (decrease) in cash	(132)	(508,096)	100
Cash at beginning of period	232	1,096,538	—
Cash at end of period	$100	$588,442	$100

Supplemental Disclosures of Cash Flow Information

	Three months ended January 31,		Period from March 1, 2002 (Inception) to January 31, 2013
	2013	2012
Cash paid for Interest	$188	$44,292	$788,205
Cash paid for Taxes	—	2,080	16,453

Supplemental Schedule of Non-cash Investing and Financing Activities

	Three months ended January 31,			Period from March 1, 2002 (Inception) to January 31, 2013
	2013		2012
Equipment acquired under notes payable		$—	$—	$45,580
Common stock issued to Founders		$—	$—	$40
Notes payable and accrued interest converted to Preferred Stock		$—	$—	$15,969
Stock dividend on Preferred Stock		$—	$—	$43,884
Accounts Payable from consultants settled with Common Stock		$—	$—	$51,978
Notes payable and embedded derivative liabilities converted to Common Stock		$765,599	$—	$9,407,969
Intangible assets acquired with notes payable		$—	$—	$360,000
Intangible assets acquired with common stock		$—	$—	$70,000
Debt discount in connection with recording the original value of the embedded derivative liability	$		$200,569	$6,473,385
Allocation of the original secured convertible debentures to warrants		$—	$—	$214,950
Allocation of the warrants on convertible notes as debt discount	$		$651,846	$2,710,406
Cancellation of Note Receivable in connection with Preferred Stock Redemption		$—	$(3,051,000)	$(3,051,000)
Note receivable in connection with exercise of warrants		$—	$1,795,500	$9,998,210
Warrants Issued in connection with issuance of Common Stock		$—	$—	$1,505,550
Warrants Issued in connection with issuance of Preferred Stock		$—	$—	$3,587,625

The accompanying notes are an integral part of these financial statements.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Advaxis Inc. (the “Company”) is a biotechnology company developing the next generation of immunotherapies for cancer and infectious diseases. The Company’s platform technology is designed to generate a comprehensive immune response by serving as its own adjuvant, directing antigen presentation, increasing tumor infiltrating killer T-cells, and decreasing Tregs/MDSCs in the tumor. Today, the Company has over fifteen distinct constructs in various stages of development, directly developed by the Company and through strategic collaborations.

Since the Company’s inception in 2002, it has focused its initial development efforts upon immunotherapies targeting cervical cancer, its predecessor condition, cervical intraepithelial neoplasia, head and neck cancer, breast cancer, prostate cancer, and other cancers and infectious diseases. Although no products have been commercialized to date, research and development and investment continue to be placed behind the pipeline and the advancement of this technology. Pipeline development entails risk and expense. It is anticipated that ongoing operational costs for the Company will continue to increase significantly due to several ongoing clinical trials in this fiscal year.

Liquidity and Financial Condition

The Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. These losses are expected to continue for an extended period of time. The Company intends to continue raising funds through the sale of both debt and equity in order to continue funding ongoing clinical trials. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. There is a working capital deficiency, a shareholders’ deficiency and recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to the carrying amount and classification of recorded assets and liabilities should the Company be unable to continue operations. Management’s plans are to continue to raise additional funds through the sales of debt or equity securities. Subsequent to January 31, 2013, the Company raised an aggregate of approximately $1.7 million in additional capital through the sale of equity securities and exercise of warrants.

The Company recognizes it will need to raise additional capital over and above the amount raised subsequent to January 31, 2013 in order to execute its business plan. There is no assurance that additional financing will be available when needed or that management will be able to obtain financing on terms acceptable to the Company or whether the Company will become profitable and generate positive operating cash flow. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily represent realizable or settlement values. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results of the interim period. The October 31, 2012 balance sheet is derived from the audited balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (the “Form 10-K”). These interim financial statements should be read in conjunction with the Company’s financial statements and notes for the fiscal year ended October 31, 2012 included in the Form 10-K. The Company believes these financial statements reflect

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION - (continued)

all adjustments and reclassifications that are necessary for a fair presentation of its financial position and results of operations for the periods presented.

Estimates

The preparation of financial statements in accordance with Generally Accepted Accounting Principles (GAAP) involves the use of estimates and assumptions that affect the recorded amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ substantially from these estimates. Significant estimates include the fair value and recoverability of the carrying value of intangible assets (patents and licenses), the fair value of options, the fair value of embedded conversion features, warrants and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from license fees and grants is recognized when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) services have been rendered, (iii) the contract price is fixed or determinable, and (iv) collection is reasonably assured. In licensing arrangements, delivery does not occur for revenue recognition purposes until the license term begins. Nonrefundable upfront fees received in exchange for products delivered or services performed that do not represent the culmination of a separate earnings process will be deferred and recognized over the term of the agreement using the straight line method or another method if it better represents the timing and pattern of performance. Since its inception, all of the Company’s revenues have been from multiple research grants. For the three months ended January 31, 2013 and 2012, the Company did not receive any revenue from such grants.

For revenue contracts that contain multiple elements, revenue arrangements with multiple deliverables are divided into separate units of accounting if the delivered item has value to the customer on a standalone basis and there is objective and reliable evidence of the fair value of the undelivered item.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of January 31, 2013 and 2012, the Company did not have any cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts (checking) that at times exceed federally insured limits.

Net Loss per Share

Basic net income or loss per common share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the periods. Diluted earnings per share give effect to dilutive options, warrants, convertible debt and other potential common stock outstanding during the period. Therefore, in the case of a net loss the impact of the potential common stock resulting from warrants, outstanding stock options and convertible debt are not included in the computation of diluted loss per share, as the effect would be anti-dilutive. In the case of net income the impact of the potential common stock resulting from these instruments that have intrinsic value are included in the diluted earnings per share. The table sets forth the number of potential shares of common stock that have been excluded from diluted net loss per share.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

	As of January 31,
	2013	2012
Warrants	125,154,408	140,976,812
Stock Options	44,287,424	45,057,424
Convertible Debt (using the if-converted method)	48,820,627	46,155,102
Total	218,262,459	232,189,338

Stock Based Compensation

The Company has an equity plan which allows for the granting of stock options to its employees, directors and consultants for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Stock-based compensation for directors is reflected in general and administrative expenses in the statements of operations. Stock-based compensation for employees and consultants could be reflected in research and development expenses or general and administrative expenses in the statements of operations.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used the Black Scholes valuation model which approximated the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” This ASU simplifies how entities test indefinite-lived intangible assets for impairment which improve consistency in impairment testing requirements among long-lived asset categories. These amended standards permit an assessment of qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. For assets in which this assessment concludes it is more likely than not that the fair value is more than its carrying value, these amended standards eliminate the requirement to perform quantitative impairment testing as outlined in the previously issued standards. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, early adoption is permitted. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

In February 2013, the FASB issued ASU No. 2013-02, “Reporting of Amounts Reclassified Out of Other Comprehensive Income”. ASU 2013-02 finalized the reporting for reclassifications out of accumulated other comprehensive income, which was previously deferred, as discussed below. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, they do require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. An entity is also required to present on the face of the financials where net income is reported or in the footnotes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. Other amounts need only be cross-referenced to other disclosures required that provide additional detail of these amounts. The amendments in this update are effective for reporting periods beginning after December 15, 2012. Early adoption is permitted.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will classify as income tax expense any interest and penalties. The Company has no material uncertain tax positions for any of the reporting periods presented. The Company files tax returns in U.S. federal and state jurisdictions, including New Jersey, and is subject to audit by tax authorities beginning with the year ended October 31, 2009.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	January 31, 2013 (Unaudited)	October 31, 2012
Laboratory Equipment	$287,518	$287,518
Accumulated Depreciation	(214,042)	(209,450)
Net Property and Equipment	$73,476	$78,068

Depreciation expense for the three months ended January 31, 2013 and 2012 and the period from March 1, 2002 (inception) to January 31, 2013 was $4,592, $0 and $214,042, respectively.

4. INTANGIBLE ASSETS

Under the Penn license agreements, the Company is billed actual patent expenses as they are passed through from Penn and are billed directly from our patent attorney. The following is a summary of intangible assets as of the end of the following fiscal periods:

	January 31, 2013 (Unaudited)	October 31, 2012
License	$651,992	$651,992
Patents	2,466,119	2,422,409
Total intangibles	3,118,111	3,074,401
Accumulated Amortization	(699,349)	(660,646)
Intangible Assets	$2,418,762	$2,413,755

The expirations of the existing patents range from 2014 to 2023 but the expirations can be extended based on market approval if granted and/or based on existing laws and regulations. Capitalized costs associated with patent applications that are abandoned without future value are charged to expense when the determination is made not to pursue the application. No patent applications with future value were abandoned or expired and charged to expense in the three months ended January 31, 2013 or 2012. Amortization expense for licensed technology and capitalized patent cost is included in general and administrative expenses and aggregated $38,703, $35,409 and $781,345 for the three months ended January 31, 2013 and 2012 and for the period from March 1, 2002 (inception) to January 31, 2013, respectively.

Estimated amortization expense for the next five years is as follows:

Year ended October 31,
2013	105,000
2014	140,000
2015	140,000
2016	140,000
2017	140,000

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

5. ACCRUED EXPENSES:

The following table represents the major components of accrued expenses:

	January 31, 2013 (Unaudited)	October 31, 2012
Salaries and other compensation	$604,980	$774,001
Clinical Trial	56,468	56,468
Vendors	77,512	77,512
Consultants	32,200	32,200
Financing costs	159,970	174,970
Legal	41,165	214,902
Interest Payable	55,046	28,859
Other	23,500	8,500
	$1,050,841	$1,367,412

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE

Convertible Notes payable consist of the following:

	January 31, 2013 (Unaudited)	October 31, 2012
October 2011 Note Financing	—	58,824
December 2011 Note Financing	—	131,928
May 2012 Note Financing	807,960	588,313
Bridge Notes	62,882	185,758
JMJ Financial	427,730	73,590
Hanover Holdings Note	280,034	362,791
Magna	—	333,086
Chris French	—	25,950
Asher	426,173	150,687
Yvonne Paterson	—	103,804
James Patton	185,426	78,909
Total Convertible Notes	2,190,205	2,093,640
Unamortized discount – Original Issue Discount (OID)	—	(4,541)
Current Portion of Convertible Notes	2,190,205	2,089,099

October 2011 Note Financing

The notes issued by the Company in the offering completed in October 2011, which we refer to as the October 2011 Notes, matured on October 31, 2012. At October 31, 2012, there was one remaining October 2011 Note with an outstanding principal balance of $58,824.

During the three months ended January 31, 2013, pursuant to the terms of an Assignment Agreement, the Company delivered a convertible note, which we refer to as the Second Magna Exchange Note, to Magna Group, LLC, an affiliate of Hanover, which we refer to as Magna, in an aggregate principal amount of $58,824, convertible into shares of common stock, which bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity.

During the three months ended January 31, 2013, the Company converted the $58,824 in principal into 2,277,992 shares of our common stock at conversion prices ranging from $0.025287 to $0.026017, recording

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE - (continued)

non-cash expense of approximately $70,000 to the loss on retirement account, on the statement of operations, for the difference between the amount of the principal converted and the fair value of the shares issued as a result of the conversion.

December 2011 Note Financing

At October 31, 2012, there was one remaining note that was issued by the Company in the offering completed in December 2011, which we refer to as the December 2011 Note, with an outstanding principal balance of $158,824, having an unamortized debt discount of $26,896.

During the three months ended January 31, 2013, pursuant to the terms of an Assignment Agreement, we delivered a convertible note to Magna in an aggregate principal amount of $170,589 (including the above $158,824 and a junior subordinated convertible promissory note in the amount of $11,765), convertible into shares of common stock, which bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity.

Accretion of the discount was $28,896 for the three months ended January 31, 2013, resulting in the December 2011 Note being recorded at its principal value of $158,824, on the balance sheet, prior to its assignment. During the three months ended January 31, 2013, the Company converted the $170,589 in principal into 6,110,944 shares of our common stock at a conversion price of $0.027915, recording non-cash expense of approximately $104,000 to the loss on retirement account, on the statement of operations, for the difference between the amount of principal converted and the fair value of the shares issued as a result of the conversion.

May 2012 Note Financings

Effective May 14, 2012, the Company entered into a Note Purchase Agreement, which we refer to as the May 2012 Notes, in which investors acquired $953,333 of our convertible promissory notes for an aggregate purchase price of approximately $715,000 in cash, representing an original issue discount of 25%. The May 2012 Notes are convertible into shares of our common stock at $0.15 per share. Additionally, investors received warrants, which the Company refers to as the May 2012 Warrants, to purchase such number of shares of our common stock equal to 50% of the number of shares of our common stock that would be issuable upon conversion of their May 2012 Notes at an exercise price of $0.15 per share. The May 2012 Notes mature on May 18, 2013. The Company may redeem the May 2012 Notes under certain circumstances. The May 2012 Warrants are exercisable at any time on or before May 18, 2017. The May 2012 Warrants may be exercised on a cashless basis under certain circumstances. As of January 31, 2013 the conversion price of the May 2012 Notes was $.0253 due to the anti-dilution provisions contained therein and the exercise price of the May 2012 Warrants was $.085 as a result of the price reset provisions contained therein.

The Company elected to apply the fair-value option to account for the May 2012 Notes and have recorded the May 2012 Notes at a fair value of $454,680 upon issuance. Unrealized losses on the mark-to-market of the May 2012 Notes which amounted to $681,383 for the period from the date of issuance or May, 14, 2012 through January 31, 2013 were recognized as a non-cash expense in the changes in fair value account on the statement of operations. Accretion of the discount, related to the original fair value of the associated warrants, was recognized through interest expense, amounting to $146,898 for the period from the date of issuance or May 14, 2012 through January 31, 2013.

In addition, as a result of the reset provisions discussed above, the May 2012 Warrants which have been recorded at a fair value of $291,400 on May 14, 2012, are being reflected as a warrant liability as of the date of issuance. At October 31, 2012, the warrant liability amounted to $112,487. As of January 31, 2013, the

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE - (continued)

warrant liability amounted to $193,327, which resulted in a non-cash expense of approximately $80,840 for the three months ended January 31, 2013 and was recorded in the changes in fair value account on the statement of operations.

During the three months ended January 31, 2013, the Company converted $475,000 in principal into 18,784,353 shares of our common stock at a conversion price of $0.025287, recording non-cash expense of approximately $25,000 to the loss on retirement account, on the operations, for the difference between the amount of the principal converted and the fair value of the shares issued as a result of the conversion.

As of January 31, 2013, approximately $478,000 in principal remained outstanding on the May 2012 Notes.

Junior Subordinated Convertible Promissory Notes

The Company refers to all Junior Subordinated Convertible Promissory Notes as “Bridge Notes”.

The Bridge Notes are convertible into shares of the Company’s common stock at a fixed exercise price. For every dollar invested in the Company’s Bridge Notes, each investor received warrant coverage ranging from approximately 23% to 75%, subject to adjustments upon the occurrence of certain events as more particularly described below and in the form of warrant. As of October 31, 2012, substantially all of the Bridge Warrants had an exercise price of $0.15 per share. The Bridge Notes may be prepaid in whole or in part at the option of the Company without penalty at any time prior to the maturity date. The warrants may be exercised on a cashless basis under certain circumstances.

As of October 31, 2012, the Company had approximately $186,000 in principal outstanding on its junior subordinated convertible promissory notes with maturity dates ranging to May 12, 2012.

During the three months ended January 31, 2013, pursuant to the terms of various Assignment Agreements, the Company delivered convertible notes to Magna in aggregate principal amounts of $170,589 (including $11,765 of junior subordinated convertible promissory notes plus the above December 2011 Note in the principal amount of $158,824) and $111,111(consisting of one junior subordinated convertible promissory note), convertible into shares of common stock, which bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity. The Company converted the exchange note, which we refer to as the Third Magna Exchange Note, in the principal amount of $111,111 into 4,280,090 shares of our common stock at a conversion price of $0.02596 per share, recording non-cash expense of approximately $106,000 to the loss on retirement account, on the statement of operations, for the difference between the amount of the principal converted and the fair value of the shares issued as a result of the conversion.

As of January 31, 2013, approximately $63,000 in principal remained outstanding on the junior unsubordinated convertible promissory notes, with maturity dates ranging to October 22, 2011. These notes are currently in default and are recorded as current liabilities on our balance sheet at January 31, 2013.

JMJ Financial

On August 27, 2012, in a private placement pursuant to a Note Purchase Agreement, we issued JMJ Financial a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the JMJ August 2012 Note. As of October 31, 2012, the JMJ August 2012 Note remained outstanding. Due to the conversion feature into a variable number of shares, the JMJ August 2012 Note is valued at fair value at each reporting period. As of October 31, 2012, the fair value of the JMJ August 2012 Note was $73,590.

During the three months ended January 31, 2013, the Company converted the JMJ August 2012 Note totaling $100,000 into 3,092,973 shares of our common stock. The Company recorded non-cash income of approximately $96,000 upon conversion. This non-cash income was recorded to the gain on retirement

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE - (continued)

account, on the statement of operations, representing the difference between the fair value of the JMJ August 2012 Note, as reported on the balance sheet, and the fair value of the shares issued as a result of the conversion.

On December 28, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial a one month convertible promissory note, which we refer to as the JMJ December 2012 Note, in the aggregate principal amount of $100,000 for a purchase price of $100,000. If repaid before January 31, 2013, the principal amount of the JMJ December 2012 Note would be $125,000. If the JMJ December 2012 Note was to be rolled into a future financing, the principal amount would be $115,000.

As of January 31, 2013, the JMJ December 2012 Note remained outstanding. The JMJ December 2012 Note is initially convertible at a per share conversion price equal to 70% of the lowest closing price in the 25 days prior to conversion. In recording the JMJ December 2012 Note, at fair value, as of January 31, 2013, the Company recorded non-cash expense of approximately $328,000. Due to the conversion feature into a variable number of shares the JMJ December 2012 Note is valued at fair value at each reporting period. As of January 31, 2013, the fair value of the JMJ December 2012 Note was $427,730. Because the JMJ December 2012 Note matures within one year, it has been classified as a current liability on the balance sheet as of January 31, 2013.

Hanover Holdings Notes

On September 19, 2012, in a private placement pursuant to a Note Purchase Agreement, the Company issued Hanover Holdings I, LLC, which the Company refers to as Hanover, a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which the Company refers to as the Initial Hanover PIPE Note. On October 19, 2012, in a private placement pursuant to a note purchase agreement, the Company issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which the Company refers to as the Second Hanover PIPE Note, which, together with the Initial Hanover PIPE Note the Company refers to as the Hanover PIPE Notes.

On December 6, 2012, in a private placement pursuant to a note purchase agreement, the Company issued Hanover a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which the Company refers to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share. On December 5, Hanover exchanged the Initial Hanover PIPE Notes for convertible notes in the form of the Hanover December 2012 Note in all material respects (other than date of issuance, exchange date, the maturity date of May 19, 2012 solely with respect to the exchanged Hanover PIPE Note issued in exchange for the Initial Hanover PIPE Note and the maturity date of June 19, 2013 solely with respect to the exchanged Hanover PIPE Note issued in exchange for the Second Hanover PIPE Note) that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which the Company refers to as the Exchanged Hanover PIPE Notes. In addition, on December 6, 2012, the Company issued Hanover a convertible promissory note in the aggregate principal amount of $100,000, which the Company refers to as the Hanover December 2012 Note. Each of the Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

Due to the fixed conversion price of $0.03, the Company reversed fair value adjustments taken in the period ended October 31, 2012 resulting in the Hanover PIPE Notes being recorded on the balance sheet at principal value. Then, the Company recorded beneficial conversion features in the aggregate principal amount

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE - (continued)

of $122,092 as a discount to these notes. Accretion of the discounts amounted to $37,125 for the three months ended January 31, 2013, resulting in Hanover Notes being recorded at $280,034 on the balance sheet as of January 31, 2012.

Magna Note

As of October 31, 2012, the Magna Exchange Note was recorded at a fair value of $333,086 on the balance sheet.

During the three months ended January 31, 2013, Magna converted the remaining approximately $300,000 in principal into 10,124,026 shares of our common stock at prices ranging from $0.0257 to $0.0331, resulting in non-cash expense for the period of approximately $44,000 resulting from the difference between the amount of principal converted and the fair value of the shares issued as a result of the conversion. As of January 31, 2013, the Magna Exchange Note had been converted in full.

Asher

On September 11, 2012, in a private placement pursuant to a Note Purchase Agreement, the Company issued Asher Enterprises, Inc, which it refers to as Asher, a convertible promissory note in the aggregate principal amount of $103,500, for a purchase price of $100,000, which it refers to as the Asher Note. The Asher Note bears interest at a rate of 8%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Asher Note. The Asher Note is convertible into shares of our common stock at a conversion price equal to 61% of the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Asher Note matures on June 13, 2013, nine months from its issuance date. The Asher Note may be converted by Asher, at its option, in whole or in part. The Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the Asher Note, to the extent that after such conversion, Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

Unrealized losses on the mark-to-market of the Asher Note which amounted to $47,187, for the period from the date of issuance were recorded as non-cash expense for the period ended October 31, 2012. Unrealized losses on the mark-to-market of the Asher Note for the three months ended January 31, 2013, amounted to $42,130.

On November 12, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher a convertible promissory note in the aggregate principal amount of $153,500, for a purchase price of $150,000, which we refer to as the Second Asher Note. The Second Asher Note bears interest at a rate of 8%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Second Asher Note. The Second Asher Note is convertible into shares of our common stock at a conversion price equal to 65% of the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Second Asher Note matures on June 13, 2013, nine months from its issuance date. The Second Asher Note may be converted by Asher, at its option, in whole or in part. The Second Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the Second Asher Note, to the extent that after such conversion, Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

Unrealized losses on the mark-to-market of the Second Asher Note which amounted to $79,856, for the period from the date of issuance were recorded as non-cash expense for the period ended January 31, 2013.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

6. SHORT-TERM CONVERTIBLE NOTES & FAIR VALUE OF EMBEDDED DERIVATIVE - (continued)

Chris French

During the three months ended January 31 2013, the Company converted principal of $25,000 of a note issued to Chris French plus accrued interest of approximately $633, into 565,847 shares of our common stock at a conversion price of $0.045 per share. In addition, the Company issued a warrant in the amount of 282,924 shares, which expires on October 26, 2015 and revalued the warrant liability, at January 31, 2013, with an exercise price of $0.045, resulting in non-cash expense of approximately $21,000 resulting from the difference between the fair value of the note as shown on the balance sheet plus accrued interest to-date and the fair value of the shares issued as a result of the conversion.

Yvonne Paterson

During the three months ended January 31 2013, the Company converted principal of $100,000 of a note issued to Yvonne Paterson plus accrued interest of approximately $2,532, into 2,263,389 shares of our common stock at a conversion price of $0.045 per share. In addition, the Company issued a warrant in the amount of 1,131,695 shares, which expires on October 26, 2015 and revalued the warrant liability, at January 31, 2013, with an exercise price of $0.045, resulting in non-cash expense of approximately $32,000 resulting from the difference between the fair value of the note as shown on the balance sheet plus accrued interest to-date and the fair value of the shares issued as a result of the conversion.

James Patton

On August 2, 2012, in a private placement pursuant to a Note Purchase Agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note, which we refer to as the Patton Note in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our common stock at a per share conversion price equal to $0.025287 and is subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted). Additionally, Dr. Patton received a warrant, which we refer to as the Patton Warrant, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patton Note at an exercise price of $0.085 per share. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

As of January 31, 2013, the Patton Warrants had a fair value of $14,044, resulting in non-cash expense of approximately $6,000 for the three months ended January 31, 2013 resulting from an increase in the Black-Scholes value of the warrant liability. In addition, unrealized losses on the mark-to-market of the note which amounted to approximately $103,000, for the three months ended January 31, 2013, were recorded as non-cash expense.

Accretion of the discount amounted to $3,355, for the three months ended January 31, 2013.

7. NOTES PAYABLE-OFFICER:

Moore Notes

The Company has agreed to sell senior promissory notes, which we refer to as the Moore Notes, to Mr. Moore, our chief executive officer, from time to time, under an agreement which we refer to as the Moore Agreement. The Moore Notes bear interest at the rate of 12% per annum. Currently, under the terms of the

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

7. NOTES PAYABLE-OFFICER: - (continued)

amended and restated Moore Notes, the maturity date is the earlier of (i) the date of consummation of an equity financing in an amount of $6.0 million or more or (ii) the occurrence of any event of default as defined in the Moore Notes. As of October 31, 2012, the Company owed Mr. Moore approximately $477,000 in principal and interest under the Moore Notes.

For the three months ended January 31, 2013, Mr. Moore loaned the Company $3,800 under the Moore Notes. The Company paid Mr. Moore no principal on the Moore Notes for the three months ended January 31, 2013. For the three months ended January 31, 2013 and 2012 as well as the period from inception, the Company recorded interest expense of $9,530, $8,257 and $309,552 respectively. As of January 31, 2013 and October 31, 2012, respectively, the Company was not in default under the terms of the Moore Agreement. The Company intends to repay Mr. Moore when funds are sufficiently available. As of January 31 2013, the Company owed Mr. Moore approximately $491,000 in principal and interest under the Moore Notes.

8. NOTES PAYABLE-OTHER:

JLSI, LLC

On July 21, 2012, the Company received $250,000 from JLSI, LLC in return for issuing a promissory note in the principal amount of $250,000, which bears interest at 33% per annum, compounded annually and which matured on December 31, 2012 (“July 2012 Note”). This note still remains outstanding. The Company has recorded approximately $37,000 in interest related to this promissory note, through December 31, 2012.

On March 10, 2013 the Company entered into an Exchange Agreement with JLSI, LLC to exchange the July 2012 Note in the principal amount of $250,000 plus interest of approximately $37,000 for common stock, par value $.001 per share. On December 31, 2012 the parties agreed to prepare the Exchange Agreement with a fixed conversion price of $.03 per share, the market closing price of the Company’s common stock on December 31,2012. The Company expects to issue 9,561,416 shares during the second fiscal quarter of 2013.

9. LONG-TERM CONVERTIBLE NOTE

Tonaquint Note

On December 13, 2012, the Company entered into an agreement, which the Company refers to as the Tonaquint Purchase Agreement, with Tonaquint, Inc., which the Company refers to as Tonaquint, whereby the Company issued Tonaquint a secured convertible promissory note for the initial principal sum of $890,000, which the Company refers to as the Tonaquint Note. The Tonaquint Note bears interest at a rate of 8% and is due 26 months after its issue date. The Tonaquint Note can be converted at a fixed price of $0.16 per share but is subject to reduction in the event that we issue shares below the conversion price of $0.16 after six months has elapsed after the date of the closing.

On the closing date, Tonaquint (i) funded $400,000 in cash, (ii) issued a secured note in the principal amount of $200,000, which the Company refers to as Note 1, and (iii) issued an additional secured note in the principal amount of $200,000, which the Company refers to as Note 2. Note 1 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) 8 months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions. Note 2 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) 10 months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions.

The Company has agreed to make installment payments on the Tonaquint Note beginning 6 months after closing in cash or in stock. If the Company chooses to make installment payments in stock, then such stock will be issued at a price per share equal to 80% of the average of the 5 lowest daily closing bid prices for the

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

9. LONG-TERM CONVERTIBLE NOTE - (continued)

common stock during the 20 consecutive trading days prior to the installment date. Tonaquint has the right to receive additional shares if the market price of our common stock is lower than the price per share of our common stock on the installment date.

As of January 31, 2013, the Tonaquint Note was recorded at $444,044, which reflects an Original Issue Discount (OID) discount of 9.1%, pursuant to the terms of the Tonaquint Note, or $44,004. A portion of the OID, in the amount of $3,538, was amortized to interest expense, leaving a remaining OID balance of $40,566, as of January 31, 2013. The Company recorded this note on the balance sheet at $403,438 ($444,004 less unamortized OID of $40,566).

10. DERIVATIVE INSTRUMENTS

Warrants

As of January 31, 2013, there were outstanding warrants to purchase 125,154,408 shares of our common stock with exercise prices ranging from $0.045 to $0.17 per share. Information on the outstanding warrants is as follows:

Type	Exercise Price		Amount	Expiration Date	Type of Financing
Exchange warrants-nonexercisable	$0.15		34,791,156	October 2014	July 2012 Warrant Exchanges
Common Stock Purchase Warrant	$0.15		3,578,949	May 2015	May 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15		1,453,553	October 2014 – October 2015	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15		2,213,234	January 2015 – January 2016	December 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.085		2,777,777	May 2017	May 2012 Convertible Debt Financing
Common Stock Purchase Warrant	$0.1399 – 0.17		25,400,659	January 2013 – April 2015	Bridge Notes
Common Stock Purchase Warrant	$0.15		46,956	N/A	Vendor & Other
Common Stock Purchase Warrant	$0.085 - 0.15		3,735,430	May 2014 – May 2017	Placement Agent – Convertible Debt Financing
Common Stock Purchase Warrant	0.045 – 0.085		1,919,764	October 2015 – August 2017	August – September 2012 Convertible Promissory Notes
Common Stock Purchase Warrant	0.15		23,676,930	December 2014	Tonaquint Promissory Note
	Subtotal:		99,594,408
Common Stock Purchase Warrant	TBD	(1)	25,560,000	April 2014	Preferred Stock Agreement (4/04/2011)
	Grand Total		125,154,408

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

10. DERIVATIVE INSTRUMENTS - (continued)

(1)	During December 2011, the Company unreserved for issuance shares related to the preferred stock warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

As of October 31, 2012, there were outstanding warrants to purchase 100,322,588 shares of our common stock with exercise prices ranging from $0.053 to $0.17 per share. Information on the outstanding warrants is as follows:

Type	Exercise Price		Amount	Expiration Date	Type of Financing
Exchange warrants-nonexercisable	$0.15		34,791,156	October 2014	July 2012 Warrant Exchanges
Common Stock Purchase Warrant	$0.15		3,578,949	May 2015	May 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15		1,453,553	October 2014 – October 2015	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15		2,213,234	January 2015 – January 2016	December 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15		2,777,777	May 2017	May 2012 Convertible Debt Financing
Common Stock Purchase Warrant	$0.1495 – 0.17		24,754,595	January 2013 – April 2015	Bridge Notes
Common Stock Purchase Warrant	$0.15		46,956	N/A	Vendor & Other
Common Stock Purchase Warrant	$0.15		3,735,430	May 2014 – May 2017	Placement Agent – Convertible Debt Financing
Common Stock Purchase Warrant	0.0530 – 0.15		1,410,938	October 2015 – August 2017	August – September 2012 Convertible Promissory Notes
	Subtotal:		74,762,588
Common Stock Purchase Warrant	TBD	(1)	25,560,000	April 2014	Preferred Stock Agreement (4/04/2011)
	Grand Total		100,322,588

(1)	During December 2011, the Company unreserved for issuance shares related to the preferred stock warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

At both January 31, 2013 and October 31, 2012, the Company had approximately 15.1 million of its outstanding warrants classified as equity (equity warrants). At issuance, equity warrants are recorded at their

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

10. DERIVATIVE INSTRUMENTS - (continued)

relative fair values, using the Relative Fair Value Method, in the shareholders’ equity section of the balance sheet. Its equity warrants can only be settled through the issuance of shares and are not subject to anti-dilution provisions.

As of January 31, 2013, the Company had approximately 110 million of its total 125.1 million outstanding warrants classified as liability warrants (common stock warrant liability). The fair value of the warrant liability, as of January 31, 2013 was approximately $3.4 million. At October 31, 2012, the Company had approximately 85.2 million of its total 100.3 million outstanding warrants classified as liability warrants (common stock warrant liability). The fair value of the warrant liability, as of October 31, 2012, was approximately $0.4 million. In fair valuing the warrant liability, at January 31, 2013 and 2012, the Company used the following inputs in its Black-Scholes Model (BSM Model):

	(Unaudited) January 31, 2013	October 31, 2012
Exercise Price:	$0.045 – 0.17	$0.053 – 0.17
Stock Price	0.072	0.045
Expected term:	84 – 1769 days	81 – 1736 days
Volatility %	87.77% – 180.89	66.51% – 146.78
Risk Free Rate:	.06% – .26	.09 – .56

Warrant Liability

As of January 31, 2013, the Company had approximately 110 million of its total approximately 125.1 million total warrants classified as liabilities (liability warrants). Of these 110 million liability warrants, approximately 75.2 million warrants are outstanding and 34.8 million warrants are exchange warrants — nonexercisable. The Company utilizes the BSM Model to calculate the fair value of these warrants at issuance and at each subsequent reporting date. For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the warrants at the reporting date. Approximately 14.0 million of our 110 million liability warrants are subject to anti-dilution provisions. A certain number of liability warrants contain a cash settlement provision in the event of a fundamental transaction (as defined in the common stock purchase warrant). Any changes in the fair value of the warrant liability (i.e.-the total fair value of all outstanding liability warrants at the balance sheet date) between reporting periods will be reported on the statement of operations.

As of January 31, 2013 and October 31, 2012, the fair value of the warrant liability was approximately $3.4 million and $434,000, respectively. For the three months ended January 31, 2013 and 2012, the Company reported expense of approximately $2.95 million and income of approximately $0.9 million, respectively, due to changes in the fair value of the warrant liability.

Exercise of Warrants

During the three months ended January 31, 2013, no warrants were exercised by investors. During the three months ended January 31, 2012, investors in the Company exercised 2,745,097 warrants at a price of $0.15 per share, resulting in total proceeds to the Company of approximately $412,000.

Warrants with Anti-Dilution Provisions

Some of our warrants (approximately 14.0 million) contain anti-dilution provisions originally set at $0.20 with a term of five years. As of January 31, 2013, these warrants had an exercise price of approximately $0.14. As of October 31, 2012, these warrants had an exercise price of approximately $0.15. If the Company

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

10. DERIVATIVE INSTRUMENTS - (continued)

issues any common stock, except for exempt issuances as defined in the warrant for consideration less than the exercise price then the exercise price and the amount of warrant shares available would be adjusted to a new price and amount of shares per the “weighted average” formula included in the warrant. The anti-dilution provision requires the Company to issue approximately 901,000 additional warrant shares; and the exercise price to be lowered to a de minimis amount ($0.1399). Any future financial offering or instrument issuance below the current exercise price will cause further anti-dilution and re-pricing provisions in approximately 14.0 million of our total outstanding warrants.

For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company utilized different exercise prices of $0.1399 and $0.10, weighting the possibility of warrants being exercised at $0.1399 between 40% and 50% and warrants being exercised at $0.10 between 60% and 50%.

As of January 31, 2013, there were outstanding warrants to purchase 90,363,252 shares of our common stock and exchange warrants-nonexercisable to purchase 34,791,156 shares of our common stock with exercise prices ranging from $0.045 to $0.17 per share.

11. STOCK OPTIONS:

The Company has one active stock and cash-based incentive plan, the 2011 Omnibus Incentive Plan, which we refer to as the Incentive Plan, pursuant to which the Company has granted stock options to executive officers, directors, employees and consultants. The Incentive Plan was adopted on August 22, 2011 and approved by the shareholders on September 27, 2011. An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved and available for delivery under the Incentive Plan. On August 13, 2012, at our annual meeting, shareholders ratified and approved an amendment to our Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan to 45,000,000. As of January 31, 2013, the Company had granted 17,120,000 options to employees and consultants, at an exercise price, of approximately $0.15.

The Incentive Plan supersedes all of the Company’s previous stock option plans, which include the 2004 Stock Option Plan, the 2005 Stock Option Plan and the 2009 Stock Option plan under which the Company had options to purchase 2,381,525, 5,444,000 and 19,341,899 shares of common stock. The terms and conditions of the options outstanding under these plans remain unchanged. As of January 31, 2013, the Company had outstanding options of 44,287,424.

Total compensation cost for our stock plans recognized in the statement of operations for the three months ended January 31, 2013 was approximately $263,000, of which approximately $110,000 was included in research and development expenses and approximately $153,000 was included in general and administrative expenses. For the three months ended January 31, 2012, total compensation cost for our stock plans recognized in the statement of operations was approximately $300,000 of which approximately $135,000 was included in research and development expenses and approximately $165,000 was included in general and administrative expenses, respectively.

The fair value of options granted for the three months ended January 31, 2013 and 2012 amounted to $0 and $2,539,792, respectively.

As of January 31, 2013, there was approximately $1,784,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a remaining average vesting period of 1.75 years.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

11. STOCK OPTIONS: - (continued)

A summary of changes in the stock option plan for three months ended January 31, 2013 is as follows:

	Number of Options	Weighted-Average Exercise Price
Outstanding at October 31, 2012:	44,807,424	$0.16
Granted	—	$0.15
Exercised	—	—
Expired	(520,000)	0.15
Outstanding at January 31, 2013	44,287,424	$0.16
Vested and Exercisable at January 31, 2013	31,411,086	$0.15

2011 Employee Stock Purchase Plan

Our board of directors adopted the Advaxis, Inc. 2011 Employee Stock Purchase Plan, which we refer to as the ESPP, on August 22, 2011, and our shareholders approved the ESPP on September 27, 2011. The ESPP allows employees to purchase common stock of the Company at an 85% discount to the market price on designated exercise dates. Employees were eligible to participate in the ESPP beginning December 30, 2011. 5,000,000 shares of our common stock are reserved for issuance under the ESPP.

During the three months ended January 31, 2013, approximately $8,769 was withheld from employees, on an after-tax basis, in order to purchase approximately 208,000 shares of our common stock in February 2013. During the three months ended January 31, 2012, approximately $2,200 was withheld from employees, on an after-tax basis, in order to purchase 15,862 shares of our common stock in February 2012.

12. COMMITMENTS AND CONTINGENCIES

University of Pennsylvania

On May 10, 2010, we entered into a second amendment to the Penn license agreement pursuant to which we acquired exclusive licenses for an additional 27 patent applications related to our proprietary Listeria vaccine technology. As part of this amendment we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, at an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and agreed to pay historical patent costs incurred by Penn at a cost of approximately $462,000. As of January 31, 2013, the Company owed Penn approximately $592,000 under all licensing agreements.

Numoda

On June 19, 2009 we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda Corporation, which we refer to as Numoda, a leading clinical trial and logistics management company, to oversee Phase II clinical activity with ADXS11-001 for the treatment of invasive cervical cancer and CIN. Numoda will be responsible globally for integrating oversight and logistical functions with the clinical research organizations, contract laboratories, academic laboratories and statistical groups involved. The scope of this agreement covers over three years and is estimated to cost approximately $12.2 million for both trials. Pursuant to the Master Agreement, the Company is permitted to pay a portion of outstanding charges to Numoda in the form of the Company’s common stock and during May 2010, the Company issued 3,500,000 shares of its common stock to an affiliate of Numoda in satisfaction of $350,000 in services rendered by Numoda to the Company under the Master Agreement. The Company has recorded deferred expenses on the balance sheet for this amount and amortizes this amount to expense over the life of the agreement. As the Company is billed by Numoda on a monthly basis, these costs are capitalized to deferred expenses. As the clinical trials progress in terms of patient enrollment and time, the Company reduces the deferred expense balance and recognizes clinical trials expense on the statement of operations. From inception through January 31, 2013, the Company has paid Numoda approximately $7.6 million.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

12. COMMITMENTS AND CONTINGENCIES - (continued)

As of January 31, 2013, the Company owed Numoda approximately $586,000, which is recorded in our Accounts Payable.

Numoda- Socius Stock Issuance

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim, which the Company refers to as the Order, in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim, which the Company refers to as the Stipulation, provide for the full and final settlement of Socius’s $2,888,860 claim against the Company ($1.8 million claim from Numoda plus approximately $1 million in transaction related costs) in connection with past due invoices relating to clinical trial services, which the Company refers to as the Claim. Socius purchased approximately $1.8 million of the Claim against us from Numoda Corporation.

Pursuant to the terms of the Order and the Stipulation, the Company issued and delivered to Socius an aggregate of 24,681,069 shares of our common stock for the entire Claim, which are subject to adjustment as described in the Stipulation. During the three months ended January 31, 2013, the Company recorded non-cash income of approximately $615,000 related to the issuance of stock to Socius in settlement of the Claim.

Office & Laboratory Lease

In April 2011, the Company entered into a Sublease Agreement and relocated the current offices and laboratory to an approximately 10,000 square foot leased facility in Princeton, NJ which approximate $21,000 per month plus utilities. Utility costs are estimated to be approximately $7,200 per month and are capped at approximately $10,700 per month. The Company made an initial payment of approximately $54,000 prior to entering the new facility. Approximately $38,000 of the initial $54,000 payment was for the security deposit and was recorded on the balance sheet as a long-term asset. The Sublease Agreement has a termination date of November 29, 2015. The Company expects its annual lease costs to approximate $337,000 per year (approximately $1.02 million in the aggregate) until the termination of this agreement in November 2015.

Other

Pursuant to a Clinical Research Service Agreement, executed in April 2005, the Company is obligated to pay Pharm — Olam International for service fees related to our Phase I clinical trial. As of January 31, 2013, the Company has an outstanding balance of $223,620 on this agreement.

Sale of Net Operating Losses (NOLs)

The Company may be eligible, from time to time, to receive cash from the sale of our Net Operating Losses under the State of New Jersey NOL Transfer Program. In December 2012, the Company received notification that it will receive a net cash amount of approximately $725,000 from the sale of our state NOLs and R&D tax credits for the periods ended October 31, 2010 and 2011. These proceeds were received in January 2013.

13. SHAREHOLDERS’ EQUITY

Equity Enhancement Program

On October 26, 2012, we entered into a Common Stock Purchase Agreement, which we refer to as the Hanover Purchase Agreement, with Hanover, which requires Hanover to purchase up to $10.0 million of shares of our common stock over the 24-month term following the effectiveness of the resale registration statement. The purchase price for such shares of common stock will be the higher of (i) the minimum price, which we refer to as the Floor Price, set forth in our notice electing to effect such issuance, and (ii) 90% of the arithmetic average of the five lowest closing sale prices of the common stock during the applicable ten trading day pricing period (or, if less, the arithmetic average of all trading days with closing sale prices in

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

13. SHAREHOLDERS’ EQUITY - (continued)

excess of the Floor Price), subject to adjustment. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable pricing period.

In consideration for Hanover’s execution and delivery of the Hanover Purchase Agreement, in connection with the execution and delivery of the Hanover Purchase Agreement, we have issued Hanover 3,500,000 Commitment Fee Shares in November 2012. The Company recognized non-cash expense of approximately $157,000 related to the issuance of the Commitment Fee Shares in the current period. We have also agreed to issue Hanover additional Maintenance Fee Shares of our common stock in the event that no shares of common stock have been purchased or sold pursuant to the Hanover Purchase Agreement during any calendar quarter during the 24 month term per the terms of the Hanover Purchase Agreement.

The Hanover Purchase Agreement provides for indemnification of Hanover and its affiliates in the event that we breach any of our representations and warranties under the Hanover Purchase Agreement.

In connection with the Hanover Purchase Agreement, on October 26, 2012, we entered into a registration rights agreement, which we refer to as the Hanover Registration Rights Agreement, with Hanover, and granted to Hanover certain registration rights related to the Commitment Fee Shares, the Maintenance Fee Shares, and the shares issuable under the Hanover Purchase Agreement. Under the Hanover Registration Rights Agreement, we filed with the SEC a registration statement for the purpose of registering the resale of the common stock issued to Hanover.

During the three months ended January 31, 2013, the Company sold 11,390,514 shares of our common stock for proceeds totaling $350,632.

Ironridge Settlement

On December 20, 2012, the Superior Court of the State of California for the County of Los Angeles Central District entered an Order for Approval of Stipulation for Settlement of Claims, which we refer to as the Order, in the matter titled Ironridge Global IV, Ltd. vs. Advaxis, Inc. The Order, together with the Stipulation for Settlement of Claims, which we refer to as the Stipulation, dated December 19, 2012, between us and Ironridge Global IV, Ltd., which we refer to as Ironridge, provides for full and final settlement of Ironridge’s $692,761 claim against us in connection with past due invoices relating to attorney fees, which Ironridge purchased pursuant to a Receivable Purchase Agreement, dated December 14, 2012, which we refer to as the Claim. Pursuant to the terms of the Order and the Stipulation, we are obligated to issue 33,389,663 shares of our common stock to settle the $692,761 owed. On December 21, 2012, we issued and delivered to Ironridge 45,000,000 shares of our common stock, par value $0.001 per share. Accordingly, Ironridge returned 11,610,337 shares of our common stock on January 30, 2013.

Series B Preferred Stock Financing

On July 19, 2010, the Company entered into a Series B Preferred Stock Purchase Agreement with Optimus (the “Series B Purchase Agreement”), pursuant to which Optimus agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $7.5 million of the Company’s newly authorized, non-convertible, redeemable Series B preferred stock (“Series B Preferred Stock”) at a price of $10,000 per share. Under the terms of the Series B Purchase Agreement, subject to the Company’s ability to maintain an effective registration statement for the Warrant Shares (as defined below), the Company may from time to time until July 19, 2013, present Optimus with a notice to purchase a specified amount of Series B Preferred Stock. Subject to satisfaction of certain closing conditions, Optimus is obligated to purchase such shares of Series B Preferred Stock on the 10th trading day after the date of the notice. The Company will determine, in its sole discretion, the timing and amount of Series B Preferred Stock to be purchased by Optimus, and may sell such shares in multiple tranches. Optimus will not be obligated to purchase the Series B Preferred Stock upon the Company’s notice (i) in the event the average closing sale

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

13. SHAREHOLDERS’ EQUITY - (continued)

price of the Company’s common stock during the nine trading days following delivery of such notice falls below 75% of the closing sale price of the Company’s common stock on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in the Company and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock. The Series B Preferred Stock is only redeemable at the option of the Company as set forth in the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock and not otherwise subject to redemption or repurchase by the Company in any circumstances.

Pursuant to the Series B Purchase Agreement, on July 19, 2010, the Company issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the Company’s common stock (the “Warrant Shares”), at an initial exercise price of $0.25 per share, subject to adjustment as described below. The warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Series B Purchase Agreement. On each tranche notice date, that portion of the warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date. On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date. The exercise price of the warrant may be paid (at the option of the affiliate of Optimus) in cash or by its issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by a specified portfolio of assets. However, such promissory note is not due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Series B Preferred Stock issued or outstanding. In addition, the Company redeemed two hundred twenty-six (226) shares of Series B Preferred Stock held by the Investor for an aggregate redemption price of $3,141,004 consisting of (i) cash in an amount of $76,622 and (ii) cancellation of certain promissory notes issued by an affiliate of the Investor to the Company in the aggregate amount of $3,051,000 and accrued interest of approximately $13,382. This resulted in a net promissory note receivable of $9,998,210 as of October 31, 2011. The Company also recorded $50,401 and $485,812 in accrued interest on the promissory notes through the three months ended January 31, 2013 and the twelve months ended October 31, 2012, respectively. The value of the Promissory Note and Interest Receivable was $10,534,424 and $10,484,022 as of January 31, 2013 and October 31, 2012, respectively. The promissory bears interest at 2 % per annum which is credited directly to capital.

On April 4, 2011, the Company and Optimus entered into an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010 between the Company and Optimus. Under the amendment Optimus remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share at a purchase price of $10,000 per share upon notice from the Company to the Investor, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

In order to satisfy certain conditions set forth in the Preferred Stock Purchase Agreement that would allow the Company to require the Investor to purchase the remaining shares of Series B Preferred Stock under the Preferred Stock Purchase Agreement, the Amendment provides that, among other things, the Company will issue to the Holder a three-year warrant (the “Additional Warrant”) to purchase up to an additional 25,560,000 shares of the Company’s common stock, at an initial exercise price of $0.15 per share, subject to adjustment as described below. The Additional Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Additional Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Additional Warrant). The Additional Warrant consists of and is exercisable in tranches, with a

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

13. SHAREHOLDERS’ EQUITY - (continued)

separate tranche being created upon each delivery of a tranche notice under the Preferred Stock Purchase Agreement. On each tranche notice date, that portion of the Additional Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date. On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Additional Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date. The exercise price of the Additional Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note (each, a “Promissory Note”), bearing interest at 2% per annum, and secured by specified portfolio of assets. However, no Promissory Note will be due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding. The Additional Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Additional Warrant) occurs and the Additional Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Additional Warrant (or any remaining portion thereof) without compensation, and the Additional Warrant will automatically be cancelled.

Holders of Series B preferred stock will be entitled to receive dividends, which will accrue in shares of Series B preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B preferred stock or upon the liquidation, dissolution or winding up of our company. In the event the company redeems all or a portion of any shares of the Series B Preferred Stock then held by Optimus, Optimus shall apply, and the Company may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of the Promissory Note from Optimus.

As of January 31, 2013, the Series B preferred stock had a liquidation preference of $9,907,570 comprised of $10,000 per share plus the total of the cumulative accrued dividends in the amount of $2,507,570. At October 31, 2012 the Series B preferred stock had a liquidation preference of $9,722,570 comprised of $10,000 per share plus the total of the cumulative accrued dividends in the amount of $2,322,570. During the three months ended January 31, 2013 and 2012 and the period from March 1, 2002 (date of inception) to January 31, 2013, the Company accrued dividends of $185,000, $185,000 and $2,507,570 respectively.

On April 4, 2011, the Company and the Holder also entered into an Amended and Restated Security Agreement to ensure that any Promissory Note issued upon exercise of the Additional Warrant will be entitled to the benefits of the security and collateral provisions of the Security Agreement dated as of July 19, 2010.

During the three months ended January 31, 2013 and 2012, the Company did not sell any preferred shares to Optimus.

As of both January 31, 2013 and October 31, 2012, the Company continued to have 284 shares of its Series B Preferred Stock available for sale to Optimus at a gross purchase price of $10,000.

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

14. FAIR VALUE

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii)knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities
•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The following table provides the liabilities carried at fair value measured on a recurring basis as of January 31, 2013:

January 31, 2013	Level 1	Level 2	Level 3	Total
Common stock warrant liability, warrants exercisable at $0.045 – $0.17 from October 2012 through December 2017	$—	$	$3,384,725	$3,384,725

January 31, 2013
Short term Convertible Notes Payable at fair value
May 2012 Notes	$—	$	$807,960	$807,960
Asher Notes – September & November 2012			$426,173	426,173
Patton Note			$185,426	$185,426
JMJ Financial			427,730	427,730
Short-term convertible Notes Payable at fair value				$1,847,289

October 31, 2012	Level 1	Level 2	Level 3	Total
Common stock warrant liability, warrants exercisable at $0.053 – $0.17 from October 2012 through August 2017	$—	$	$434,136	$434,136
Embedded Derivative Liability				—

October 31, 2012
Short term Convertible Notes Payable
May 2012 Notes	$—	$	$588,313	$588,313
Hanover PIPE Notes – September & October 2012			$362,791	362,791
Magna Exchange Note			$333,086	333,086
Asher Note			$150,687	150,687
French, Patton & Paterson Notes			$208,664	$208,664
Short-term convertible Notes and FV of Embedded Derivative				$1,643,541

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

14. FAIR VALUE - (continued)

Common stock warrant liability:

January 31, 2013 (Unaudited)
Beginning balance: October 31, 2012	$434,136
Issuance of common stock warrants	1,460,867
Reclassification of warrant liability to equity	—
Exchange of warrants	—
Issuance of additional warrants due to anti-dilution provisions	3,274
Change in fair value	1,486,448
Balance at January 31, 2013	$3,384,725

Convertible Note FV roll forward:

January 31, 2013 (Unaudited)
Beginning balance – October 31, 2012	1,643,541
Issuance of note	253,500
Transfer-out	(1,227,183)
Change in Fair Value of Note	1,177,431
Ending balance – January 31, 2013	1,847,289

15. SUBSEQUENT EVENTS

Sale of stock under the Equity Enhancement Program

Under the Hanover Purchase Agreement, the Company may require Hanover Holdings to purchase up to $10.0 million of our common stock over a 24 month period (See Footnote 12 — Shareholders’ Equity).

On February 12, 2013, the Company issued 8,000,000 shares of our common stock to Hanover Holdings in connection with the settlement of a draw down pursuant to the Hanover Purchase Agreement, at a price of approximately $0.0644 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We receive total net proceeds of $515,520 in connection with this draw down.

On March 1, 2013, the Company issued 12,000,000 shares of our common stock to Hanover in connection with the settlement of a draw down pursuant to the Purchase Agreement, at a price of approximately $0.095 per share. The per share price for such shares was established under the terms of the Purchase Agreement. The Company received total net proceeds of $1,134,000 in connection with this draw down.

Exercise of Warrants

On February 26, 2013, an accredited investor exercised 1,111,111 warrants at an exercise price of $0.085, resulting in net proceeds to the Company of $94,444.

Separation Agreement

On March 6, 2013, the Company announced the departure of Dr. John Rothman, the Company’s Executive Vice President of Clinical and Scientific Operations, effective March 1, 2013. On March 20, 2013, the Company entered into a Separation Agreement and General Release with Dr. Rothman, pursuant to which Dr. Rothman released the Company from all claims and agreed to continue to assist the Company as a consultant until February 28, 2014 in exchange for (i) being compensated on an hourly basis for certain project assignments as requested by the Company, (ii) receiving an aggregate of approximately $275,000, paid

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

15. SUBSEQUENT EVENTS - (continued)

in installments over the course of the one year consulting period, and (iii) all of the options to purchase shares of our common stock held by Dr. Rothman being fully vested with the exercise period of such options being extended until March 1, 2015.

Office & Laboratory Lease

In April 2011, the Company entered into a Sublease Agreement and relocated the current offices and laboratory to an approximately 10.000 square foot leased facility in Princeton, NJ. Costs approximate $21,000 per month plus utilities. Utility costs are estimated to be approximately $7,200 per month and are capped at approximately $10,700 per month.

On March 13, 2013, the Company entered into a modification of the Sublease Agreement whereby all unpaid accrued lease amounts and future lease amounts through June 30, 2013, which the Company estimated to be approximately $450,000, would be satisfied by a payment in total of $200,000, with $100,000 paid on March 13, 2013 and $100,000 payable upon the consummation of a future capital raising transaction by the Company. In addition, lease payments for the period July 1, 2013 through November 30, 2015 will be reduced to a total of $20,000 per month.

Tonaquint

On March 14, 2013, the Company issued 21,327,990 shares of our common stock resulting from the partial cashless exercise of the warrant issued to Tonaquint during the three months ended January 31, 2013 and paid the Company an accelerated payment of $200,000 owed to the Company under the original agreement. Accordingly, the Company will record an increase to Short-term convertible notes account during the second fiscal quarter of 2013.

Brio Claim

On March 22, 2013, we were notified that a lawsuit against Advaxis had been filed by Brio Capital L.P., which we refer to as Brio, in the Supreme Court of the State of New York, County of New York, titled Brio Capital L.P. v. Advaxis Inc., Case No. 651029/2013, which we refer to as the Action. The complaint in the Action alleges, among other things, that Advaxis breached the terms of certain warrants to purchase shares of our common stock that we originally issued to Brio on October 17, 2007 and on June 18, 2009, each at an initial exercise price of $0.20 per share, and that Brio has suffered damages as a result thereof. Brio’s complaint seeks (i) a preliminary and permanent injunction directing us to issue to Brio 2,717,777 shares of our common stock, along with the necessary corporate resolutions and legal opinions to enable Brio to sell such common stock publicly without restriction; and (ii) damages of at least $500,000 (in an amount to be determined at trial), along with interest, costs and attorneys’ fees related to the Action. We believe the Action is entirely without merit, and we intend to vigorously defend against the Action.

Subsequent events have been evaluated through the date that the financial statements were issued. All appropriate subsequent event disclosure, if any, has been made in the notes to the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders of
Advaxis, Inc.

We have audited the accompanying balance sheet of Advaxis, Inc. (a development stage company) (the “Company”) as of October 31, 2012, and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year then ended and for the cumulative period from March 1, 2002 (inception) to October 31, 2012. The financial statements for the period from March 1, 2002 (inception) through October 31, 2011 were audited by other auditors. The financial statements for the period from March 1, 2002 (inception) to October 31, 2011 include total revenues and net loss of $1,863,343 and $35,487,856, respectively. Our opinion on the statements of operations, shareholders’ equity (deficiency) and cash flows for the period from March 1, 2002 (inception) to October 31, 2012, insofar as it relates to amounts through October 31, 2011 is based solely on the report of the other auditors. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advaxis, Inc. (a development stage company), as of October 31, 2012, and the results of its operations and its cash flows for the year then ended and the cumulative period from March 1, 2002 (inception) to October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

New York, NY
February 13, 2013

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Advaxis, Inc.
Princeton, New Jersey

We have audited the accompanying balance sheet of Advaxis, Inc. as of October 31, 2011 and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the year then ended and for the cumulative period from March 1, 2002 (inception) to October 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advaxis, Inc. as of October 31, 2011 and the results of its operations and its cash flows for the year then ended and the cumulative period from March 1, 2002 (inception) to October 31, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP

New York, New York
January 26, 2012

ADVAXIS, INC.
(A Development Stage Company)

	October 31, 2012	October 31, 2011
ASSETS
Current Assets:
Cash	$232	$1,096,538
Other Current Receivable	—	477,788
Prepaid expenses	25,798	37,474
Other Current Assets	8,182	2,221
Deferred Expenses – current	860,293	—
Total Current Assets	894,505	1,614,021
Deferred expenses – long-term	342,007	1,380,103
Property and Equipment (net of accumulated depreciation)	78,068	—
Intangible Assets (net of accumulated amortization)	2,413,755	2,256,852
Deferred Financing Cost (net of accumulated amortization)	49,024	65,848
Other Assets	38,438	38,438
TOTAL ASSETS	$3,815,797	$5,355,262
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$5,155,797	$2,420,260
Accrued Expenses	1,367,412	2,976,334
Short-term Convertible Notes and fair value of embedded derivative	2,089,099	5,091,298
Notes payable – Officer (including interest payable)	477,274	408,069
Notes payable – other	250,000	—
Total Current Liabilities	9,339,582	10,895,961
Deferred Rent	4,803	62,441
Long-term Convertible Notes	—	570,802
Common Stock Warrant Liability	434,136	6,391,071
Total Liabilities	9,778,521	17,920,275
Commitments and Contingencies
Shareholders’ Deficiency:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; Series B Preferred Stock; issued and outstanding 740 at October 31, 2012 and 2011. Liquidation preference of $9,722,570
Common Stock – $0.001 par value; authorized 1,000,000,000 shares, issued and outstanding 394,804,165 in 2012 and 250,173,570 in 2011	394,804	250,173
Promissory Note and Interest Receivable	(10,484,022)	(10,283,510)
Additional Paid-In Capital	51,727,921	33,000,064
Deficit accumulated during the development stage	(47,601,427)	(35,531,740)
Total Shareholders’ Deficiency	(5,962,724)	(12,565,013)
TOTAL LIABILITIES & SHAREHOLDERS’ DEFICIENCY	$3,815,797	$5,355,262

The accompanying notes should be read in conjunction with the financial statements.

ADVAXIS, INC.
(A Development Stage Company)
Statement of Operations

	Year Ended October 31, 2012	Year Ended October 31, 2011	Period from March 1, 2002 (Inception) to October 31, 2012
Revenue	$—	$—	$1,863,343
Research & Development Expenses	6,646,094	8,078,901	29,802,834
General & Administrative Expenses	5,688,677	4,939,935	26,868,510
Total Operating expenses	12,334,771	13,018,836	56,671,344
Loss from Operations	(12,334,771)	(13,018,836)	(54,808,001)
Other Income (expense):
Interest expense	(4,536,528)	(4,698,983)	(14,985,865)
Other Income (Expense)	12,002	(78,911)	259,709
(Loss) on note retirement	(2,187,787)	(461,595)	(992,942)
Gain on change in fair value of common stock warrant liability and embedded derivative liability	6,630,610	9,763,113	21,042,296
Net Loss before income tax benefit	(12,416,474)	(8,495,212)	(49,484,803)
Income Tax Benefit	346,787	379,472	1,927,260
Net Loss	(12,069,687)	(8,115,740)	(47,557,543)
Dividends attributable to preferred shares	740,000	1,538,686	2,322,570
Net Loss applicable to Common Stock	$(12,809,687)	$(9,654,426)	$(49,880,113)
Net Loss per common share, basic and diluted	$(0.04)	$(0.04)
Weighted average number of common shares outstanding, basic and diluted	320,602,442	222,918,519

The accompanying notes should be read in conjunction with the financial statements.

ADVAXIS, INC.
(a development stage company)
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
Period from March 1, 2002 (inception) to October 31, 2012

	Preferred Stock		Common Stock		Promissory Note and Interest Receivable	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity (Deficiency)
	Number of Shares of Outstanding	Amount	Number of shares of outstanding	Amount
Preferred stock issued	3,418	$235,000						$235,000
Common Stock Issued			40,000	40		$(40)
Options granted to consultants & professionals						10,493		10,493
Net Loss							(166,936)	(166,936)
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(3,481)	(235,000)	15,557,723	15,558		219,442
Balance at December 31, 2002			15,597,723	$15,598		$229,895	(166,936)	78,557
Note payable converted into preferred stock	232	15,969						$15,969
Options granted to consultants and professionals						8,484		8,484
Net loss							(909,745)	(909,745)
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(232)	(15,969)				15,969
Balance at December 31, 2003			15,597,723	$15,598		$254,348	(1,076,681)	(806,735)
Stock dividend on preferred stock	638	43,884					(43,884)
Net loss							(538,076)	(538,076)
Options granted to consultants and professionals						5,315		5,315
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(638)	(43,884)				43,884
Balance at October 31, 2004			15,597,723	$15,598		$303,547	$(1,658,641)	$(1,339,496)
Common Stock issued to Placement Agent on re-capitalization			752,600	753		(753)
Effect of re-capitalization			752,600	753		(753)
Options granted to consultants and professionals						64,924		64,924
Conversion of Note payable to Common Stock			2,136,441	2,136		611,022		613,158
Issuance of Common Stock for cash, net of shares to Placement Agent			17,450,693	17,451		4,335,549		4,353,000
Issuance of common stock to consultants			586,970	587		166,190		166,777
Issuance of common stock in connection with the registration statement			409,401	408		117,090		117,498
Issuance costs						(329,673)		(329,673)
Net loss							(1,805,789)	(1,805,789)
Restatement to reflect re-capitalization on Nov. 12, 2004 including cash paid of $44,940						(88,824)		(88,824)
Balance at October 31, 2005			37,686,428	$37,686		$5,178,319	$(3,464,430)	$1,751,575
Options granted to consultants and professionals						172,831		172,831
Options granted to employees and directors						71,667		71,667
Conversion of debenture to Common Stock			1,766,902	1,767		298,233		300,000
Issuance of Common Stock to employees and directors			229,422	229		54,629		54,858
Issuance of common stock to consultants			556,240	557		139,114		139,674
Net loss							(6,197,744)	(6,197,744)
Balance at October 31, 2006			40,238,992	40,239		5,914,793	(9,662,173)	(3,707,141)
Common Stock issued			59,228,334	59,228		9,321,674		9,380,902
Offering Expenses						(2,243,535)		(2,243,535)
ptions granted to consultants and professionals						268,577		268,577
Options granted to employees and directors						222,501		222,501
Conversion of debenture to Common Stock			6,974,202	6,974		993,026		1,000,010
Issuance of Common Stock to employees and directors			416,448	416		73,384		73,800

The accompanying notes should be read in conjunction with the financial statements.

	Preferred Stock		Common Stock		Promissory Note and Interest Receivable	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity (Deficiency)
	Number of Shares of Outstanding	Amount	Number of shares of outstanding	Amount
Issuance of common stock to consultants			1,100,001	1,100		220,678		221,778
Warrants issued on conjunction with issuance of common stock						1,505,550		1,505,550
Net loss							(2,454,453)	(2,454,453)
Balance at October 31, 2007			107,957,977	$107,957		$16,276,648	$(12,116,626)	$4,267,979
Common Stock Penalty Shares			211,853	212		31,566	—	31,778
Offering Expenses						(78,013)		(78,013)
Options granted to consultants and professionals						(42,306)		(42,306)
Options granted to employees and directors						257,854		257,854
Issuance of Common Stock to employees and directors			995,844	996		85,005		86,001
Issuance of common stock to consultants			153,846	154		14,462		14,616
Warrants issued to consultant						39,198		39,198
Net loss							(5,416,418)	(5,416,418)
Balance at October 31, 2008			109,319,520	$109,319		$16,584,414	$(17,533,044)	$(839,311)
Common stock issued upon exercise of warrants			3,299,999	3,300		(3,300)		0
Warrants classified as a liability						(12,785,695)		(12,785,695)
Issuance of common Stock Warrants						(3,587,625)		(3,587,625)
Options granted to professionals and consultants						12,596		12,596
Options granted to employees and directors				0		467,304		467,304
Issuance of common stock to employees and directors			422,780	423		17,757		18,180
Issuance of common stock to consultants			2,595,944	2,596		49,383		51,979
Net Income							929,244	929,244
Balance at October 31, 2009			115,638,243	$115,638		$754,834	$(16,603,800)	$(15,733,328)
Preferred Stock issued	789	—				6,828,293		6,828,293
Common stock issued upon exercise of warrants			62,265,059	62,265	(10,659,710)	18,647,522		8,050,077
Options granted to employees and directors						455,166		455,166
Common stock issued upon conversion of Bridge Notes			15,413,960	15,414		3,306,677		3,322,091
Common stock issued to Numoda			3,500,000	3,500		591,500		595,000
Common stock issued to University of Pennsylvania			388,889	389		69,611		70,000
Common stock issued to employees and directors			750,000	750		114,750		115,500
Common stock issued to former employees			144,666	145		(145)		—
Issuance of common stock warrants						(7,693,230)		(7,865,520)
Net Loss							(10,812,200)	(10,812,200)
Balance at October 31, 2010	789	—	198,100,817	$198,101	$(10,659,710)	$23,074,978	$(27,416,000)	$(14,802,631)
Preferred Stock issued	177	—				1,676,554		1,676,554
Preferred Stock redeemed	(226)	—			3,051,000	(3,141,003)		(90,003)
Common stock issued upon exercise of warrants			22,986,244	22,986	(2,389,500)	5,782,511		3,415,997
Options granted to employees and directors						717,029		717,029
Options granted to consultants						28,197		28,197
Common stock issued upon conversion of Bridge Notes			9,513,210	9,513		1,809,204		1,818,717
Common stock issued upon exchange of warrants			5,840,748	5,841		1,528,124		1,533,965
Common stock issued upon conversion of May 2011 Notes			12,647,076	12,647		2,250,536		2,263,183
Common stock issued to former employee			752,142	752		80,779		81,531
Common stock issued to consultants			333,333	333		49,667		50,000
Reclassification of warrant liability to equity						36,982		36,982
Reclassification of Embedded Derivative Liability to Beneficial Conversion Feature						132,488		132,488

The accompanying notes should be read in conjunction with the financial statements.

	Preferred Stock		Common Stock		Promissory Note and Interest Receivable	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity (Deficiency)
	Number of Shares of Outstanding	Amount	Number of shares of outstanding	Amount
Interest on Optimus Notes Receivable						202,856		202,856
Reclassification of interest receivable to-date on Optimus notes					(285,300)			(285,300)
Issuance of common stock warrants						(1,228,838)		(1,228,838)
Net Loss							(8,115,740)	(8,115,740)
Balance at October 31, 2011	740		250,173,570	$250,173	(10,283,510)	33,000,064	(35,531,740)	(12,565,013)
Stock compensation to employees, directors and consultants						1,146,843		1,146,843
Issuance of shares upon conversion of convertible promissory notes			30,429,180	30,429		5,258,120		5,288,549
Fair value of equity warrants issued in connection with Rodman May 2012 Financing						279,807		279,807
Common stock issued upon exercise of warrants			2,745,097	2,745		409,019		411,765
Common stock issued upon exchange of warrants			1,597,112	1,597		221,999		223,596
Common stock issued upon conversion of JMJ Notes			8,325,927	8,326		657,715		666,041
Common stock issued to directors as earned stock compensation			999,632	1,000		31,558		32,558
Common stock issued to consultants			415,167	415		39,442		39,857
Issuance of shares to employees under ESPP Plan			207,077	207		18,094		18,301
Issuance of shares to investors as part of the May 2012 Debt for Equity Exchange			52,776,184	52,776		5,996,621		6,049,397
Interest on Optimus Notes Receivable					(200,512)	200,512		—
Issuance of shares under Numoda Stock Purchase Agreement			15,000,000	15,000		1,365,000		1,380,000
Issuance of shares under JMJ Settlement Agreement			8,076,923	8,077		1,061,923		1,070,000
Exchange of Platinum Bridge Note						260,705		260,705
Issuance of shares to Socius			24,058,296	24,059		1,780,501		1,804,559
Net Loss							(12,069,687)	(12,069,687)
Balance at October 31, 2012	740		394,804,165	$394,804	$(10,484,022)	$51,727,921	$(47,601,427)	$(5,962,724)

The accompanying notes should be read in conjunction with the financial statements.

ADVAXIS, INC.
(A Development Stage Company)
Statement of Cash Flows

	Year ended October 31, 2012	Year ended October 31, 2011	Period from March 1 2002 (Inception) to October 31, 2012
OPERATING ACTIVITIES
Net Loss	$(12,069,687)	$(8,115,740)	$(47,557,543)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges to consultants and employees for options and stock	1,146,843	795,226	4,980,046
Amortization of deferred financing costs	78,824	—	338,824
Amortization of discount on convertible promissory notes	1,553,984	482,507	2,710,377
Impairment of intangible assets	—	—	26,087
Non-cash interest expense	2,844,456	4,106,212	11,494,012
(Gain) Loss on change in value of warrants and embedded derivative	(6,630,610)	(9,763,113)	(21,042,296)
Warrant Expense	150	557,935	764,360
Settlement Expense	265,000	—	265,000
Employee Stock Purchase Plan Expense	18,301	—	18,301
Value of penalty shares issued	—	—	149,276
Depreciation expense	13,776	28,406	209,448
Amortization expense of intangibles	148,002	132,288	742,642
Write off of intangible assets		33,211	33,211
Interest Income	—	267	267
Loss on note retirement	2,187,787	461,595	992,942
Change in operating assets and liabilities:
(Increase) decrease in prepaid expenses	11,676	1,037	(25,797)
decrease in grant receivable	—	244,479	—
(Increase) in other current assets	(5,961)	(2,221)	(8,182)
(Increase) in other assets		(38,438)	(132,271)
(Increase) decrease in deferred expenses	177,803	(1,146,783)	(694,572)
Increase in accounts payable and accrued expenses	5,719,172	3,123,302	12,504,260
(Decrease) increase in interest payable	29,779	94,547	(7,298)
Increase in deferred rent	(57,637)	62,441	4,803
Net cash used in operating activities	(4,568,344)	(8,942,842)	(34,234,103)
INVESTING ACTIVITIES
Cash paid on acquisition of Great Expectations		—	(44,940)
Purchase of property and equipment	(91,844)	—	(241,937)
Cost of intangible assets	(304,905)	(296,358)	(3,220,645)
Net cash used in Investing Activities	(396,749)	(296,358)	(3,507,522)
FINANCING ACTIVITIES
Proceeds from convertible notes	3,282,463	8,351,423	17,859,400
Repayment of convertible notes	(52,941)	(169,739)	(1,649,030)
(Increase) decrease in deferred offering expenses	(62,000)	(52,000)	(114,000)
Cash paid for deferred financing costs	—	(25,000)	(584,493)
Proceeds from notes payable	250,000	—	250,000
Proceeds from Officer Loan	74,500	295,000	1,444,485
Repayment of Officer Loan	(35,000)	(600,000)	(1,130,000)
Deferred Investment Funds	—		—
Net proceeds of issuance of Preferred Stock	—	1,342,672	8,610,499
Payment on cancellation of Warrants	—	—	(600,000)
Proceeds from the exercise of warrants	411,765	1,085,001	1,666,766
Net proceeds of issuance of Common Stock		—	11,988,230
Net cash provided by Financing Activities	3,868,787	10,227,357	37,741,857
Net increase (decrease) in cash	(1,096,306)	988,157	232
Cash at beginning of period	1,096,538	108,381	—
Cash at end of period	$232	$1,096,538	$232

The accompanying notes should be read in conjunction with the financial statements.

Supplemental Disclosures of Cash Flow Information

	October 31,		Period from March 1, 2002 (Inception) to October 31, 2012
	2012	2011
Cash paid for Interest	$53,027	$148,392	$788,017

Supplemental Schedule of Noncash Investing and Financing Activities

	Twelve months ended October 31,		Period from March 1, 2002 (Inception) to October 31, 2012
	2012	2011
Equipment acquired under notes payable	$—	$—	$45,580
Common stock issued to Founders	$—	$—	$40
Notes payable and accrued interest converted to Preferred Stock	$—	$—	$15,969
Stock dividend on Preferred Stock	$—	$—	$43,884
Accounts Payable from vendors settled in Common Stock	$3,249,990	$—	$3,249,990
Accounts Payable from consultants settled with Common Stock	$62,275	$—	$114,253
Notes payable and embedded derivative liabilities converted to Common Stock	$9,324,971	$4,149,114	$15,160,221
Intangible assets acquired with notes payable	$—	$—	$360,000
Intangible assets acquired with common stock	$—	$—	$70,000
Debt discount in connection with recording the original value of the embedded derivative liability	$306,568	$3,505,605	$6,473,385
Allocation of the original secured convertible debentures to warrants	$—	$—	$214,950
Allocation of the warrants on convertible notes as debt discount	$571,207	$778,052	$3,001,806
Cancellation of Note Receivable in connection with Preferred Stock Redemption	$—	$(3,051,000)	$(3,051,000)
Note receivable in connection with exercise of warrants	$—	$2,389,500	$9,998,210
Common stock issued in exchange for warrants	$134,796	$—	$134,796
Warrants Issued in connection with issuance of Common Stock	$517,797	$—	$2,023,347
Warrants Issued in connection with issuance of Preferred Stock	$—	$—	$3,587,625

The accompanying notes should be read in conjunction with the financial statements.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Advaxis Inc. (the “Company”) is a biotechnology company developing the next generation of immunotherapies for cancer and infectious diseases. Its platform technology is designed to generate a comprehensive immune response by serving as its own adjuvant, directing antigen presentation, increasing tumor infiltrating killer T-cells, and decreasing Tregs/MDSCs in the tumor. Today, the Company has over fifteen distinct constructs in various stages of development, directly developed by the Company and through strategic collaborations.

Since the Company’s inception in 2002, it has focused its initial development efforts upon immunotherapies targeting cervical cancer, its predecessor condition, cervical intraepithelial neoplasia, head and neck cancer, breast cancer, prostate cancer, and other cancers and infectious diseases. Although no products have been commercialized to date, research and development and investment continue to be placed behind the pipeline and the advancement of this technology. Pipeline development entails risk and expense. It is anticipated that ongoing operational costs for the Company will continue to increase significantly due to several ongoing clinical trials in this fiscal year.

Basis of Presentation

The preparation of financial statements in accordance with Generally Accepted Accounting Principles (GAAP) involves the use of estimates and assumptions that affect the recorded amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ substantially from these estimates. Significant estimates include the fair value and recoverability of the carrying value of intangible assets (patents and licenses), the fair value of options, the fair value of embedded conversion features, warrants and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from estimates.

The Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets which raises substantial doubt about its ability to continue as a going concern. These losses are expected to continue for an extended period of time. The Company intends to continue raising funds through the sale of both debt and equity in order to continue funding ongoing clinical trials activity.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. There is a working capital deficiency, a shareholders’ deficiency and recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to the carrying amount and classification of recorded assets and liabilities should the Company be unable to continue operations. Management’s plans are to continue to raise additional funds through the sales of debt or equity securities. Subsequent to October 31, 2012, the Company successfully raised an aggregate of approximately $950,000 in additional capital through the sale of debt and equity securities.

The Company recognizes it will need to raise additional capital over and above the amount raised subsequent to October 31, 2012 in order to execute its business plan. There is no assurance that additional financing will be available when needed or that management will be able to obtain financing on terms acceptable to the Company and whether the Company will become profitable and generate positive operating cash flow. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION - (continued)

the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from license fees and grants is recognized when the following criteria are met; persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable, and collection is reasonably assured. In licensing arrangements, delivery does not occur for revenue recognition purposes until the license term begins. Nonrefundable upfront fees received in exchange for products delivered or services performed that do not represent the culmination of a separate earnings process will be deferred and recognized over the term of the agreement using the straight line method or another method if it better represents the timing and pattern of performance. Since its inception, all of the Company’s revenues have been from multiple research grants. For the years ended October 31, 2012 and 2011, the Company did not receive any revenue from such grants.

For revenue contracts that contain multiple elements, revenue arrangements with multiple deliverables are divided into separate units of accounting if the delivered item has value to the customer on a standalone basis and there is objective and reliable evidence of the fair value of the undelivered item.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of October 31, 2012 and 2011, the Company did not have any cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts (checking) that at times exceed federally insured limits.

Property and Equipment

Property and equipment consists of laboratory equipment and is stated at cost. Depreciation and amortization is provided for on the straight-line basis over the estimated useful lives of the respective asset ranging from 3 to 5 years. Expenditures for maintenance and repairs that do not materially extend the useful lives of the respective assets are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets primarily consist of legal and filing costs associated with obtaining patents and licenses and are amortized on a straight-line basis over their remaining useful lives which are estimated to be twenty years from the effective dates of the University of Pennsylvania (Penn) License Agreements, beginning in July 1, 2002. These legal and filing costs are invoiced to the Company through Penn and its patent attorneys.

Management has reviewed its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable and its carrying amount exceeds its fair value, which is based upon estimated undiscounted future cash flows. Net assets are recorded on the balance sheet for patents and licenses related to ADXS-HPV, ADXS-PSA and ADXS-HER2 and other products that are in development. However, if a competitor were to gain FDA approval for a treatment before us or if future

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

clinical trials fail to meet the targeted endpoints, the Company would likely record an impairment related to these assets. In addition, if an application is rejected or fails to be issued the Company would record an impairment of its estimated book value.

Deferred financing costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized using the straight-line method over the shorter of (a) the term of the related debt or (b) the expected conversion date of the debt into equity instruments, which approximates the effective interest method. The amortization of deferred financing costs is included as a component of other expenses in the accompanying statements of operations. At October 31, 2012 and 2011, accumulated amortization totaled $89,976 and $11,152, respectively.

Net Loss Per Share

Basic net income or loss per common share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the periods. Diluted earnings per share give effect to dilutive options, warrants, convertible debt and other potential common stock outstanding during the period. Therefore, in the case of a net loss the impact of the potential common stock resulting from warrants, outstanding stock options and convertible debt are not included in the computation of diluted loss per share, as the effect would be anti-dilutive. In the case of net income the impact of the potential common stock resulting from these instruments that have intrinsic value are included in the diluted earnings per share. The table sets forth the number of potential shares of common stock that have been excluded from diluted net loss per share. For 2012 and 2011, approximately 55 million warrants and 49.4 million warrants, respectively (excluding approximately $25.6 million warrants, held by an affiliate of Optimus) include anti-dilutive provisions to adjust the number and price of the warrants based on certain types of equity transactions.

	As of October 31,
	2012	2011
Warrants	100,322,588	137,841,857
Stock Options	44,807,424	27,317,424
Convertible Debt (using the if-converted method)	33,919,264	61,660,382
Total	179,049,276	226,819,663

Research and Development Expenses

Research and development costs are expensed as incurred and include but are not limited to clinical trial and related manufacturing costs, payroll and personnel expenses, lab expenses, facilities and related overhead costs.

Stock Based Compensation

The Company has an equity plan which allows for the granting of stock options to its employees, directors and consultants for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Stock-based compensation for directors is reflected in general and administrative expenses in the statements of operations. Stock-based compensation for employees and consultants could be reflected in research and development expenses or general and administrative expenses in the statements of operations.

Fair Value of financial instruments

The carrying amounts of financial instruments, including cash, receivables, accounts payable and accrued expenses approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Derivative Financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used the Black Scholes valuation model which approximated the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Debt discount and amortization of debt discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

Recent Accounting Pronouncements

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurements (ASC Topic 820). This ASU provides additional guidance on fair value disclosures. This guidance contains certain updates to the measurement guidance as well as enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for “Level 3” measurements including enhanced disclosure for: (1) the valuation processes used by the reporting entity; and (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. This guidance is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. Other than requiring additional disclosures on the Company’s “Level 3” disclosures, the adoption of this new guidance did not have a material impact on the Company’s consolidated results of operations and financial position.

In July 2012, the FASB issued ASU 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” This ASU simplifies how entities test indefinite-lived intangible assets for impairment which improve consistency in impairment testing requirements among long-lived asset categories. These amended standards permit an assessment of qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. For assets in which this assessment concludes it is more likely than not that the fair value is

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

more than its carrying value, these amended standards eliminate the requirement to perform quantitative impairment testing as outlined in the previously issued standards. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will classify as income tax expense any interest and penalties. The Company has no material uncertain tax positions for any of the reporting periods presented. The Company files tax returns in U.S. federal and state jurisdictions, including New Jersey, and are subject to audit by tax authorities beginning with the year ended October 31, 2009.

Reclassification

Certain accounts in the prior year financial statements have been reclassified, for comparative purposes, in order to conform with the presentation in the current year financial statements. These reclassifications have no effect on the previously reported net loss.

3. SHARE-BASED COMPENSATION EXPENSE

The Company adopted ASC 718 and used the modified prospective transition method, which requires the application of the accounting standard as of November 1, 2005, the first day of the Company’s fiscal year 2006. In accordance with the modified prospective transition method, the Company’s Financial Statements for prior periods were not restated to reflect, and do not include the impact of ASC 718. The Company began recognizing expense in an amount equal to the fair value of share-based payments (stock option awards) on their date of grant, over the requisite service period of the awards (usually the vesting period). Under the modified prospective method, compensation expense for the Company is recognized for all share based payments granted and vested on or after November 1, 2005 and all awards granted to employees prior to November 1, 2005 that were unvested on that date but vested in the period over the requisite service periods in the Company’s Statement of Operations. Prior to the adoption of the fair value method, the Company accounted for stock-based compensation to employees under the intrinsic value method of accounting set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Therefore, compensation expense related to employee stock options was not reflected in operating expenses in any period prior to the fiscal year of 2006 and prior period results have not been restated. Since the date of inception to October 31, 2005 had the Company adopted the fair value based method of accounting for stock-based employee compensation under the provisions of ASC 718, Stock

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

3. SHARE-BASED COMPENSATION EXPENSE - (continued)

Compensation expense would have totaled $328,176 and the effect on the Company’s net loss would have been as follows for the period March 1, 2002 (date of inception) to October 31, 2012:

March 1, 2002 (date of inception) to October 31, 2012
Net Loss as reported	$(47,557,543)
Add: Stock based option expense included in recorded net loss	89,217
Deduct stock option compensation expense determined under fair value based method	(328,176)
Adjusted Net Loss	$(47,796,502)

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	October 31, 2012	October 31, 2011
Laboratory Equipment	$287,518	$195,672
Accumulated Depreciation	(209,450)	(195,672)
Net Property and Equipment	$78,068	$—

Depreciation expense for the years ended October 31, 2012 and 2011 and the period from March 1, 2002 (inception) to October 31, 2012 was $13,776, $28,406 and $209,450, respectively.

5. INTANGIBLE ASSETS

Under the Penn license agreements we are billed actual patent expenses as they are passed through from Penn and or billed directly from our patent attorney. The following is a summary of intangible assets as of the end of the following fiscal periods:

	October 31, 2012	October 31, 2011
License	$651,992	$651,992
Patents	2,422,409	2,117,505
Total intangibles	3,074,401	2,769,497
Accumulated Amortization	(660,646)	(512,645)
Intangible Assets	$2,413,755	$2,256,852

The expirations of the existing patents range from 2014 to 2023 but the expirations can be extended based on market approval if granted and/or based on existing laws and regulations. Capitalized costs associated with patent applications that are abandoned without future value are charged to expense when the determination is made not to pursue the application. During the fiscal year ended October 31, 2011, the Company wrote off approximately $33,000 in capitalized patent costs related to four patent applications that had expired or were abandoned. No patent applications with future value were abandoned or expired and charged to expense in the current year. Amortization expense for licensed technology and capitalized patent cost is included in general and administrative expenses and aggregated $148,002, $132,288 and $742,642 for the years ended October 31, 2012 and 2011 and for the period from March 1, 2002 (inception) to October 31, 2012, respectively.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

5. INTANGIBLE ASSETS - (continued)

Estimated amortization expense for the next five years is as follows:

Year ended October 31,
2013	140,000
2014	140,000
2015	140,000
2016	140,000
2017	140,000

6. ACCRUED EXPENSES:

The following table represents the major components of accrued expenses:

	October 31, 2012	October 31, 2011
Salaries and other compensation	$774,001	$531,040
Clinical Trial	56,468	2,358,248
Vendors	77,512	—
Consultants	32,200	32,200
Financing costs	174,970	—
Legal	214,902	46,346
Interest Payable	28,859	—
Other	8,500	8,500
	$1,367,412	$2,976,334

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE

Convertible Notes payable consist of the following:

	October 31, 2012	October 31, 2011
May 2011 Note Financing	$—	$3,392,158
October 2011 Note Financing	58,824	1,341,738
December 2011 Note Financing	131,928	—
May 2012 Note Financing	588,313	—
Bridge Notes	185,758	711,701
JMJ Financial	73,590	570,802
Hanover Holdings Note	362,791	—
Magna	333,086	—
Chris French	25,950	—
Asher	150,687	—
Yvonne Paterson	103,804	—
James Patton	78,909	—
Total Convertible Notes	2,093,640	6,016,399
Unamortized discount	(4,541)	(1,300,345)
Derivative Liability	—	946,046
	2,089,099	5,662,100
Current Portion of Convertible Notes	2,089,099	5,091,298
Long-term Convertible Notes less current portion	$—	$570,802

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

May 2011 Note Financing

On May 9, 2011, we entered into a Note Purchase Agreement with certain accredited investors, whereby the investors acquired approximately $7.1 million of our convertible promissory notes, which we refer to as the May 2011 Notes, for an aggregate purchase price of approximately $6.0 million in a private placement.

The May 2011 Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of May 2011 Notes purchased at the closing on May 12, 2011. The May 2011 Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the May 2011 Note at an exercise price of $0.15 per share.

The May 2011 Notes mature on May 12, 2012. We may redeem the May 2011 Notes, at the option of the Company only, under certain circumstances. The warrants are exercisable at any time on or before May 12, 2014. The warrants may be exercised on a cashless basis under certain circumstances. To the extent an investor does not elect to convert its May 2011 Notes as described above, the principal amount not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The May 2011 Notes may be converted by the investors, at the option of such investor, in whole or in part. However, except as otherwise provided, only 85% of the initial principal amount of each May 2011 Note is convertible prior to maturity. The May 2011 Notes and warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the May 2011 Notes or exercise any of the warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

The Company evaluated the fair value of the embedded conversion option and warrants and recorded an aggregate charge of $4,905,842 at the date of issuance.

During the twelve months ended October 31, 2011, the Company converted approximately $1,897,000 in principal into 12,647,077 shares of the Company’s common stock at a conversion price of $0.15. During the twelve months ended October 31, 2012, the Company converted approximately $1,962,060 in principal into 13,080,393 shares of the Company’s common stock at a conversion price of $0.15, recording non-cash expense of approximately $ 318,000. In addition, the Company entered into exchange agreements with certain holders of an aggregate of approximately $3.2 million in remaining outstanding principal on the May 2011 Notes, pursuant to which such holders received an aggregate of approximately 37.6 million shares of Common Stock and warrants to purchase an aggregate of approximately 3.6 million shares of Common Stock in exchange for surrendering or converting the Existing May 2011 Notes and surrendering warrants to purchase an aggregate of approximately 22.4 million shares of Common Stock originally issued in the Prior Offerings. The Company recorded non-cash expense of approximately $1.3 million resulting from this exchange. As of October 31, 2012, there was no remaining principal outstanding under the May 2011 Notes.

Accretion of the discount was $1,788,718 and $3,117,123 for the years ended October 31, 2012 and 2011 respectively.

October 2011 Note Financing

On October 28, 2011, we entered into a Note Purchase Agreement, which we refer to as the October 2011 Notes, with certain accredited investors, including Thomas A. Moore, our Chairman and Chief Executive Officer, and Mark J. Rosenblum, our Chief Financial Officer, (Mr. Rosenblum acquired a note in the principal amount of approximately $59,000 for an aggregate purchase price of $50,000) whereby the investors acquired approximately $2.3 million of our convertible promissory notes, which we refer to as the Notes, for

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

an aggregate purchase price of approximately $2.0 million in a private placement, which we refer to as the October 2011 offering. The Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of Notes purchased at the closing of the October 2011 offering, which took place on October 31, 2011. The Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant, which we refer to as the Warrants, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Note at an exercise price of $0.15 per share. The Notes purchased in the October 2011 offering were paid for in cash or, with respect to Notes acquired by Mr. Moore, in exchange for the cancellation of $400,000 of outstanding indebtedness owed by us to Mr. Moore.

The Notes mature on October 31, 2012. Subsequent to October 31, 2012, the remaining outstanding note was assigned to Magna (see Footnote 16: Subsequent Events, Other Hanover-Related Transactions). We may redeem the Notes under certain circumstances. The Warrants are exercisable at any time on or before October 31, 2014. The Warrants may be exercised on a cashless basis under certain circumstances.

To the extent an investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The Notes may be converted by the investors, at the option of such investor, in whole or in part. However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible prior to maturity. The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the Notes or exercise any of the Warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

In connection with the October 2011 offering, we entered into a Registration Rights Agreement, dated as of October 28, 2011 with the investors. Pursuant to such agreement, we agreed with the investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the Notes and the exercise of the Warrants, and filed a registration statement to register the offering of the shares of our common stock issuable upon conversion of the Notes and the exercise of the Warrants which became effective on November 23, 2011.

The Company evaluated the fair value of the embedded conversion option and warrants and recorded an aggregate change of $987,439 at the date of issuance.

During the year ended October 31, 2012, the Company converted approximately $1.2 million in principal into 8,183,333 shares of the Company’s common stock at a conversion price of $0.15, recording non-cash expense of approximately $ 296,000. In addition, the Company entered into exchange agreements with certain holders of an aggregate of approximately $1.0 million in outstanding principal on the October 2011 Notes, pursuant to which such holders received an aggregate of approximately 12.1 million shares of Common Stock and warrants to purchase an aggregate of approximately 1.3 million shares of Common Stock in exchange for surrendering or converting the Existing October 2011 Notes and surrendering warrants to purchase an aggregate of approximately 6.0 million shares of Common Stock originally issued in the Prior Offerings. The Company recorded non-cash expense of approximately $530,000 resulting from this exchange.

Accretion of the discount was $984,733 and $2,705 for the years ended October 31, 2012 and 2011 respectively. The outstanding principal balance was $54,824 at October 31, 2012.

December 2011 Note Financing

On December 29, 2011, we entered into a Note Purchase Agreement, which we refer to as the December 2011 Notes, with certain accredited investors, whereby the investors acquired approximately

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

$1,232,000 million of our convertible promissory notes for an aggregate purchase price of approximately $1.0 million in a private placement, which we refer to as the December 2011 offering. The December 2011 Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of Notes purchased at the closing of the December 2011 offering. The Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant, which we refer to as the Warrants, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Note at an exercise price of $0.15 per share.

The Notes mature on January 9, 2013. We may redeem the Notes under certain circumstances. The Warrants are exercisable at any time on or before January 9, 2015. The Warrants may be exercised on a cashless basis under certain circumstances.

To the extent an investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The Notes may be converted by the investors, at the option of such investor, in whole or in part. However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible prior to maturity. The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the Notes or exercise any of the Warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

In connection with the December 2011 offering, we entered into a Registration Rights Agreement with the investors. Pursuant to such agreement, we agreed with the investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the Notes and the exercise of the Warrants, and agreed to file a registration statement to register the offering of the shares of our common stock issuable upon conversion of the Notes and the exercise of the Warrants. The registration statement was filed on January 27, 2012.

Rodman & Renshaw, LLC acted as the exclusive placement agent in connection with each of the May, October and December 2011 offerings and received compensation of cash placement fees equal to amounts ranging from 6% to 7% of the aggregate purchase price paid by investors and Warrants to purchase 3,328,625 shares of our common stock (approximately 4% of the shares of our common stock issuable upon conversion of all the Notes), which warrants are exercisable at $0.15 per share and shall expire on dates ranging from May 12, 2014 to January 9, 2015.

The Company evaluated the fair value of the embedded conversion option and warrants and recorded an aggregate charge of $586,376 at the date of issuance.

During the year ended October 31, 2012, the Company converted approximately $828,000 in principal into 5,516,666 shares of the Company’s common stock at a conversion price of $0.15, recording non-cash expense of approximately $ 205,000. In addition, the Company entered into exchange agreements with certain holders of an aggregate of approximately $215,000 in outstanding principal on the December 2011 Notes, pursuant to which such holders received an aggregate of approximately 2.5 million shares of Common Stock and warrants to purchase an aggregate of approximately 1.3 million shares of Common Stock in exchange for surrendering or converting the Existing December 2011 Notes and surrendering warrants to purchase an aggregate of approximately 2.9 million shares of Common Stock originally issued in the Prior Offerings. The Company recorded non-cash expense of approximately $100,000 resulting from this exchange. In October 2012, $31,284 of principal was assigned pursuant to the terms of an assignment agreement with Magna Group, LLC.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

Accretion of the discount was $559,480 for the year ended October 31, 2012. The outstanding principal balance, at October 31, 2012 was $158,824. On the balance sheet, the December 2011 Notes were recorded at $131,928 ($158,824 net of debt discount of $28,896). Subsequent to October, 31, 2012, the remaining outstanding note was assigned to Magna (see Footnote 16: Subsequent Events, Other Hanover-Related Transactions.)

May 2012 Note Financings

Effective May 14, 2012, we entered into a Note Purchase Agreement with certain accredited investors, whereby the investors acquired $953,333 of our convertible promissory notes for an aggregate purchase price of approximately $715,000 in cash which represented an original issue discount of 25%. The May 2012 Notes are convertible into shares of our common stock at $0.15 per share. Additionally, each investor received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the May 2012 Notes at an exercise price of $0.15 per share. The Notes and Warrants also provide that on December 1, 2012, solely to the extent the conversion price of the Notes or the exercise price of the Warrants, as applicable, is less than the “Market Price” (as defined in the Notes or the Warrants, as applicable), such conversion price or exercise price, as applicable, shall be reduced to such Market Price. The May 2012 Notes mature on May 18, 2013. We may redeem the May 2012 Notes under certain circumstances. The May 2012 Warrants are exercisable at any time on or before May 18, 2017. The May 2012 Warrants may be exercised on a cashless basis under certain circumstances and expire on May 18, 2017.

The Company elected to apply the fair-value option to account for the May 2012 notes and have recorded the May 2012 Notes at a fair value of $454,680 upon issuance. Unrealized losses on the mark-to-market of the notes which amounted to $133,634 for the period from the date of issuance or May, 14, 2012 through October 31, 2012 were recognized as a noncash expense.

In addition, as a result of the reset provisions discussed above, the warrants which have been recorded at a fair value of $291,400 on May 14, 2012 are being reflected as a warrant liability as of the date of issuance. As of October 31, 2012, the warrant liability amounted to $112,487 which resulted in a noncash income of approximately $178,913 for the year ended October 31, 2012.

Rodman & Renshaw, LLC acted as the exclusive placement agent in connection with the May 2012 offering and received compensation of a cash placement fee equal to 7% of the aggregate purchase price paid by investors (Rodman raised $400,000 of the total purchase price of $715,000) in the May 2012 offering amounting to $28,000 and warrants to purchase 355,556 shares of our common stock, which warrants are exercisable at $0.15 per share and shall expire on May 18, 2017.

Senior Convertible Promissory Notes

Effective June 18, 2009, the Company entered into a Note Purchase Agreement with certain accredited investors, pursuant to which such investors acquired senior convertible promissory notes of the Company. At July 31, 2011, the Company had one outstanding senior convertible promissory note with $88,824 in principal value and $26,471 in accrued interest remaining. On August 19, 2011, the Company issued 768,633 shares of common stock to this investor in full satisfaction of this senior convertible promissory note. As of October 31, 2011, the Company had no remaining senior convertible promissory notes outstanding.

Junior Subordinated Convertible Promissory Notes

We refer to all Junior Subordinated Convertible Promissory Notes as “Bridge Notes”.

The Bridge Notes are convertible into shares of the Company’s common stock at a fixed exercise price. For every dollar invested in our Bridge Notes, each Investor received warrant coverage ranging from approximately 23% to 75%, subject to adjustments upon the occurrence of certain events as more particularly described below and in the form of Warrant. As of October 31, 2012, substantially all of the Bridge Warrants

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

have an exercise price of $0.15 per share. The Bridge Notes may be prepaid in whole or in part at the option of the Company without penalty at any time prior to the Maturity Date. The warrants may be exercised on a cashless basis under certain circumstances.

During the twelve month period ended October 31, 2011, the Company reached agreement with ten investors, whose notes were to mature on dates ranging from December 31, 2010 to April 30, 2011, in the aggregate principal value of approximately $479,000 (included in the above aggregate principal value of $1,886,851) to exchange their original notes for new notes due on dates ranging from March 31, 2011 to August 2, 2011. In return for exchanging their notes, these investors received additional interest of $25,208 plus approximately 816,000 additional warrants, valued using the BSM model (which approximates the Lattice Model), at approximately $87,000.

During the twelve month period ended October 31, 2011, the Company reached agreement with three investors, whose notes were to mature on dates ranging between August 1 and October 31, 2011,in the aggregate principal value of approximately $318,000 (included in the above aggregate principal value of $1,886,851) to make partial repayments on their notes totaling $99,000 and exchanged the remaining principal on the original notes for new notes (with the same amount of principal) due on dates ranging from March 31, 2012 to May 31, 2012. These three investors also received approximately 730,000 additional warrants, at a fair value totaling approximately $80,000.

The Company accounted for two of these three note exchanges as substantial debt modifications under ASC 470-50: Debt Modifications and Extinguishments. Therefore, the Company recorded the present values of the principal on the new notes along with the fair value of the additional warrants issued and wrote off the remaining principal on the old notes. The Company then recorded a loss on exchange of approximately $22,000 (other income/(expense)) for the difference between (1) the sum of the remaining principal on the old notes and (2) the sum of the present values of the principal on the new notes and the fair value of the additional warrants. For the third investor, the Company recorded approximately $27,000 to equity (included in the above fair value of $80,000), representing the fair value of the additional warrants issued upon exchange of their note.

During the twelve month period ended October 31, 2011, the Company repaid approximately $530,000 in principal and interest. In addition, the Company converted approximately $1.3 million of principal and interest on these outstanding junior subordinated convertible promissory notes into 8,652,737 shares of the Company’s common stock at a conversion price of $0.15 per share.

As of October 31, 2011, the Company had approximately $756,000(in principal to be repaid to investors) in outstanding junior subordinated convertible promissory notes with Original Issue Discount (“OID”) amounts ranging from 10% to 15% and with maturity dates ranging from October 19, 2011 to May 12, 2012. These junior unsubordinated notes were recorded on the balance sheet, at October 31, 2011, at $711,701 (remaining principal of $756,000 net of debt discount of approximately $45,000).

During the year ended October 31, 2012, the Company entered into an exchange agreement with an accredited investor in which the investor exchanged a convertible promissory note in the aggregate principal amount of $300,000 for (i) a convertible promissory note in the aggregate principal amount $352,941 and in substantially the same form as the existing note except with a maturity date of June 30, 2012 and (ii) a warrant to purchase up to 2,352,940 shares of common stock at an exercise price of $0.15 per share. The warrants expire in February 2015. The Company recorded noncash expense of approximately $247,000 to the loss on note retirement account resulting from this exchange for the year ended October 31, 2012. In October 2012, this note was assigned to Magna (see Magna Note disclosure in this footnote).

During the year ended October 31, 2012, the Company paid approximately $53,000 in principal on its Bridge Notes. In addition, the Company converted approximately $169,000 of principal on these Bridge Notes

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

into 1,126,667 shares of the Company’s common stock at a conversion price of $0.15 per share. The Company recorded noncash expense of approximately $27,000 to the gain on note retirement account resulting from these conversions.

As of October 31, 2012, the Company had approximately $186,000 in principal outstanding on its junior subordinated convertible promissory notes with maturity dates ranging from October 19, 2011 to May 12, 2012.

JMJ Financial

On October 31, 2011, the Company held two notes from JMJ Financial in the aggregate principal amount of $660,000. These notes bear interest at a rate of 8% per annum. Due to the conversion feature into a variable number of shares, these notes are valued at fair value each reporting period. At October 31, 2011, the fair value of these notes was $570,802. These notes were classified as long-term convertible notes at October 31, 2011 as they had maturity dates in April 2014.

In November and December, 2011, the Company converted $500,000 of the aggregate principal amount of $660,000 into 3,600,000 shares of common stock. As a result, the Company recorded a noncash income of approximately $36,000 related to the conversion of these notes to equity.

On May 8, 2012, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with JMJ Financial which provides for (i) an additional borrowing by the Company of $500,000 from JMJ Financial on the principal amount outstanding under one of the notes issued by JMJ to the Company in April 2011, (ii) the cancellation of all of the outstanding notes issued by JMJ to the Company in April 2011, (iii) the cancellation of all of the outstanding notes issued by the Company to JMJ in April 2011, other than the portion of such notes for which JMJ has paid cash to the Company, (iv) a mutual release of any claims held by the Company or JMJ relating to an outstanding dispute and (v) the issuance by the Company of 4,000,000 newly issued shares of the Company’s common stock (the “ Settlement Shares ”) to JMJ as consideration for the cancellation of the notes and the release. As a result of the Settlement Agreement, no further payments will be made by either the Company or JMJ under the notes issued by each party in April 2011. The Company recorded noncash expense of approximately $805,000 for the issuance of the Settlement Shares to JMJ under the Settlement Agreement and recognition of a beneficial conversion feature, resulting from the issuance of shares.

During the year ended October 31, 2012, the Company converted the remaining notes outstanding totaling $660,000 into 4,725,927 shares of the Company’s common stock. The Company recorded noncash income of approximately $250,000 upon conversion.

On August 27, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial a one year convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000,. The August 2012 Note is initially convertible at a per share conversion price equal to $0.15. In addition, if the August 2012 Note is converted after November 30, 2012 and the market price of our common stock is less than $0.16 per share on the date of conversion, then the conversion price shall equal 95% of the arithmetic average of the three lowest closing trading prices for the common stock during the 15 trading day period ending on the latest complete trading day prior to the applicable conversion date. Pursuant to the terms of the August 2012 Note, we agreed to register with the SEC up to 3,250,000 shares of our common stock which may be issuable upon conversion of the August 2012 Note. These shares were registered on August 31, 2012.

On August 27, 2012, we entered into a settlement agreement with JMJ Financial pursuant to which we issued to JMJ Financial 4,076,923 shares of our common stock for the mutual release of any claims held by our company or JMJ Financial relating to our failure to file the registration statement related to the May 2012

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

issuance of 4,000,000 shares of our common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

As of October 31, 2012, the August 2012 Note remained outstanding. Due to the conversion feature into a variable number of shares this note is valued at fair value at each reporting period. As of October 31, 2012, the fair value of the note was $73,590. Because this note matures within one year, it has been classified as a current liability on the balance sheet at October 31, 2012.

Hanover Holdings Notes

On September 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the Initial Hanover PIPE Note. On October 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the Second Hanover PIPE Note, which, together with the Initial Hanover PIPE Note we refer to as the Hanover PIPE Notes. The Hanover PIPE Notes bear interest at a rate of 12%, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover PIPE Notes. The Hanover PIPE Notes are convertible into shares of our Common Stock at a conversion price equal to 65% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Hanover PIPE Notes mature eight months from their respective issuance dates. To the extent Hanover does not elect to convert the Hanover PIPE Notes as described above, the principal amount and interest of such Hanover PIPE Notes shall be payable in cash at maturity. The Hanover PIPE Notes may be converted at any time by Hanover, at its option, in whole or in part. The Hanover PIPE Notes include a limitation on conversion, which provides that at no time will Hanover be entitled to convert any portion of the Hanover PIPE Notes, to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Unrealized losses on the mark-to-market of the notes which amounted to $97,791, for the period from the dates of issuance (September 19 and October 19, 2012) were recorded as non-cash expense.

Magna note

In October 2012, pursuant to the terms of various Assignment Agreements, which we refer to as the Assignment Agreements, Magna Group, LLC, an affiliate of Hanover, which we refer to as Magna, acquired $400,076 in aggregate principal amount of our outstanding convertible notes from certain third parties and entered into agreements to acquire an additional $340,523 in aggregate principal amount of our outstanding convertible notes from other third parties. Pursuant to the terms of such Assignment Agreements, we delivered two convertible notes to Magna in an aggregate principal amount of $740,599, in anticipation of the closing of all of the transactions contemplated by such Assignment Agreements. On October 25, 2012, the convertible note in the aggregate principal amount of $617,723 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,076, convertible into shares of Common Stock, which we refer to as the Magna Exchange Note, to reflect such portion of the convertible notes actually issued as of October 25, 2012 pursuant to the Assignment Agreements, and the remaining convertible note in the aggregate principal amount of $122,876 previously delivered to Magna was returned to us and cancelled. The Magna Exchange Note bears interest at a rate of 6%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Magna Exchange Note. The Magna Exchange Note is convertible into shares of our Common Stock at a conversion price equal to 73% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the lowest complete trading day prior to the applicable conversion date. The Magna Exchange Note matures on October 17, 2013. To the extent Magna does not elect to convert the Magna Exchange Note as described

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

above, the principal amount and interest of the Magna Exchange Note shall be payable in cash at maturity. Upon the closing of the remaining transactions contemplated by such applicable Assignment Agreements, we are obligated to issue additional convertible notes in the form of the Magna Exchange Note with respect to the outstanding $340,523 in aggregate principal amount of convertible notes held by the third party signatories to the other Assignment Agreements, which we anticipate to occur during the fourth quarter of 2012.

The Magna Exchange Note may be converted at any time by Magna, at its option, in whole or in part. The Magna Exchange Note includes a limitation on conversion, which provides that at no time will Magna be entitled to convert any portion of the Magna Exchange Note, to the extent that after such conversion, Magna (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

As of October 31, 2012, Magna had converted approximately $0.1 million in principal into 2,522,119 shares of our common stock at prices ranging from $0.035624-$0.0412, which resulted in non-cash expense of approximately $13,500 for the period ended October 31, 2012. Unrealized losses on the mark-to-market of the note which amounted to $33,011, for the period from the date of issuance (October 17, 2012) were recorded as non-cash expense for the period ended October 31, 2012.

Asher

On September 11, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher Enterprises, Inc, which we refer to as Asher, a convertible promissory note in the aggregate principal amount of $103,500, for a purchase price of $100,000, which we refer to as the Asher Note. The Asher Note bears interest at a rate of 8%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Asher Note. The Asher Note is convertible into shares of our Common Stock at a conversion price equal to 61% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Asher Note matures on June 13, 2013, nine months from its issuance date. The Asher Note may be converted by Asher, at its option, in whole or in part. The Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the Asher Note, to the extent that after such conversion, Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Unrealized losses on the mark-to-market of the note which amounted to $47,187, for the period from the date of issuance (September 11, 2012) were recorded as non-cash expense for the period ended October 31, 2012.

Chris French

On September 27, 2012, in a private placement pursuant to a note purchase agreement, we issued our employee Christine French a convertible promissory note in the aggregate principal amount of $25,000, for a purchase price of $25,000, which we refer to as the French Note. The French Note bears interest at a rate of 12%, compounded annually. The French Note is convertible into shares of our Common Stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The French Note matures one month from its issuance date. Additionally, Ms. French will receive a warrant, which we refer to as the French Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Note and the French Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Ms. French be entitled to convert any portion of the French Note or French Warrant, to the extent

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

that after such conversion or exercise, as applicable, Ms. French (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

The warrants to be issued upon future conversion of the note were recorded as a warrant liability, at October 31, 2012, at a fair value of $4,565 at the date of issuance. Unrealized losses on the mark-to-market of the note which amounted to $5,515, for the period from the date of issuance (September 27, 2012) were recorded as non-cash expense for the period ended October 31, 2012.

Yvonne Paterson

On September 25, 2012, in a private placement pursuant to a note purchase agreement, we issued our affiliate Dr. Yvonne Paterson a convertible promissory note in the aggregate principal amount of $100,000, for a purchase price of $100,000, which we refer to as the Paterson Note. The Paterson Note bears interest at a rate of 12%, compounded annually. The Paterson Note is convertible into shares of our Common Stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Paterson Note matures one month from its issuance date. Additionally, Dr. Paterson will receive a warrant, which we refer to as the Paterson Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the Patterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Note and the Paterson Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Paterson be entitled to convert any portion of the Paterson Note or Paterson Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Paterson (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

The warrants to be issued upon future conversion of the note were recorded as a warrant liability, at October 31, 2012, at a fair value of $18,258 at the date of issuance. Unrealized losses on the mark-to-market of the note which amounted to $22,062, for the period from the date of issuance (September 27, 2012) were recorded as non-cash expense for the period ended October 31, 2012.

James Patton

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note, which we refer to as the Patton Note, in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our Common Stock at a per share conversion price equal to $0.15. Additionally, Dr. Patton received a warrant, which we refer to as the Patton Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the Patton Note at an exercise price of $0.15 per share. The Patton Note and Patton Warrant also provide that on December 1, 2012, solely to the extent the conversion price of the Patton Note or the exercise price of the Patton Warrant, as applicable, is less than the Market Price (as defined in the Patton Note or the Patton Warrant, as applicable), such conversion price or exercise price, as applicable, shall be reduced to such Market Price. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE NOTES & FV OF EMBEDDED DERIVATIVE - (continued)

Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

The warrants issued were recorded as a warrant liability, at the date of issuance, at a fair value of $13,311 at the date of issuance. The company recorded non-cash income from a decline in the fair value of the warrant liability, at October 31, 2012, of $5,200, Unrealized losses on the mark-to-market of the note which amounted to $38,944, for the period from the date of issuance (August 2, 2012) were recorded as non-cash expense for the period ended October 31, 2012.

Accretion of the discount amounted to $3,277, for the period ended October 31, 2012.

8. NOTES PAYABLE-OFFICER:

Moore Notes

The Company has agreed to sell senior promissory notes to Mr. Moore, our chief executive officer, from time to time (“the Moore Notes”). These notes bear interest at the rate of 12% per annum. Currently, under the terms of the amended and restated Moore Notes: (i) the maturity date is the earlier of the date of consummation of an equity financing in an amount of $6.0 million or more or the occurrence of any event of default as defined in the Moore Notes. As of October 31, 2011, the Company owed Mr. Moore, our chief executive officer, approximately $408,000 in principal and interest under the Moore Notes.

For the twelve months ended October 31, 2012, Mr. Moore loaned the Company $74,500 under the Moore Notes. The Company paid Mr. Moore $35,000 in principal on the Moore Notes. For the year ended October 31, 2012 and 2011 and the period from inception, the Company recorded interest expense of $29,69520 and $78,077 and $300,022 respectively. As of October 31, 2012 and October 31, 2011, respectively, the Company was not in default under the terms of the Moore Agreement. The Company intends to repay Mr. Moore when funds are sufficiently available. As of October 31, 2012, the Company owed Mr. Moore approximately $477,000 in principal and interest under the Moore Notes.

9. NOTES PAYABLE-OTHER:

On July 21, 2012, the Company received $250,000 from an accredited investor in return for issuing a promissory note in the principal amount of $250,000, which bears interest at 33% per annum, compounded annually and matures on December 31, 2012 (“July 2012 Note”). This note currently still remains outstanding. The Company has recorded approximately $23,000 in interest related to this promissory note, through October 31, 2012. We are currently negotiating conversion of this note into shares of common stock.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES

The table below lists the Company’s derivative instruments as of October 31, 2012 and 2011:

Description	Principal	Original Issue Discount	Warrant Liability	Embedded Derivative Liability
Total Valuation at October 31, 2010	$777,154	$21,937	$13,006,194	$81,028
Issuance of November 2010 Bridge Notes	931,579	96,579	391,076	150,156
Exchange of November 2010 Bridge Notes	17,175	17,175	86,963	9,389
Issuance of January 2011 Bridge Notes	452,941	57,941	173,808	41,024
Note Payoffs	(187,582)
Issuance of Warrants			35,523
Accreted Interest		(73,363)
Exercise of Warrants			(1,382,847)
Change in FV			(3,789,889)	(51,972)
Total Valuation at January 31, 2011	1,991,267	120,269	8,520,828	229,625
Issuance of Q2 2011 Bridge Notes	473,392	43,392	121,238	71,336
Issuance of Long-term Convertible Promissory Notes	626,400			—
Note Payoffs	(159,675)			(5,904)
Issuance of Warrants			2,990,520
Accreted Interest		(74,422)
Exercise of Warrants			(639,960)
Change in FV			4,915,676	763,523
Total Valuation at April 30, 2011	$2,931,384	$89,239	$15,908,302	$1,058,580
Issuance of Q3 2011 Bridge Notes	11,765	1,765	4,968	5,051
Issuance of May 2011 Notes	7,077,936	1,553,254	—	2,719,345
Note Payoffs	(26,316)			(8,860)
Additional warrants issued to Bridge Note holder			36,376
Exchange of Bridge Notes	8,033	8,033		2,656
Conversion of Bridge Notes	(1,164,947)			(381,209)
Conversion of May 2011 Notes	(671,500)			(166,980)
Exchanges/Exercises of October 2007 Warrants			(1,186,959)
Accreted Interest		(340,050)
Change in FV			(6,826,019)	(2,141,984)
Total Valuation at July 31, 2011	$8,166,355	1,312,241	7,936,668	1,086,599
Issuance of October 2011 Notes	2,326,471	459,396	—	396,818
Note Payoffs	(155,806)
Issuance of Long-term Convertible Promissory Notes	86,400
Conversion of Bridge Notes	(221,788)			(10,530)
Conversion of May 2011 Notes	(1,225,561)			(110,494)
Reclassification of Warrant liability to Equity			(186,908)
Exchange of Warrants			816,259
Accreted Interest		(471,290)
Change in FV			(2,174,948)	(416,347)
Total Valuation at October 31, 2011	$8,976,071	1,300,347	6,391,071	946,046
Issuance of December 2011 Notes	1,232,353	258,178	—	306,568
Conversion of Bridge Notes	(169,000)			—

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

Description	Principal	Original Issue Discount	Warrant Liability	Embedded Derivative Liability
Conversion of May 2011 Notes	(1,924,060)			(341,342)
Conversion of October 2011 Notes	(1,227,500)			(329,433)
Partial Note Repayments	(52,941)
Conversion of Long-term Convertible Promissory Notes	(540,000)
Exchange of Warrants			59,572
Accreted Interest		(532,559)
Change in FV			(923,052)	159,657
Total Valuation at January 31, 2012	$6,294,923	$1,025,966	$5,527,591	$741,496
Exchange of Bridge Notes	52,941		—
Conversion of May 2011 Notes	(38,000)			(5,016)
Conversion of December 2011 Notes	(827,500)			(160,677)
Exchange of Warrants			(134,796)
Accreted Interest		(569,419)
Change in FV			(2,302,707)	(438,054)
Total Valuation at April 30, 2012	$5,482,364	$456,547	$3,090,088	$137,749
Issuance of May 2012 Notes	953,333		291,400
Debt for Equity Exchange: May and October 2011, December 2011 Notes	(4,473,673)	(200,632)		(115,046)
Debt for Equity Exchange: Bridge Notes	(50,000)		(4,750)
July 2012 Exchange of Warrants			(407,501)
JMJ Settlement Agreement	540,000
JMJ Note Conversions	(712,800)
Accreted Interest		(229,392)
Change in FV			(1,703,252)	(20,567)
Total Valuation at July 31, 2012	$1,739,224	26,523	1,265,985	2,136
Issuance of Patton Note	66,667		13,311
Issuance of French Note	25,000		4,565
Issuance of Paterson Note	100,000		18,258
Issuance of Hanover September Note	132,500
Issuance of Asher Note	103,500
Issuance of Hanover October Note	132,500
Issuance of JMJ Note	100,000
Assignment of Notes to Magna	(384,264)
New Magna Note (result of above assignment)	400,075
Magna Conversions	(100,000)
Accreted Interest		(21,984)
Additional warrants issued due to investors due to anti-dilution provision			150
Change in FV			(868,133)	(2,136)
Total Valuation at October 31, 2012	$2,315,202	4,541	434,136	—

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

Warrants

As of October 31, 2012, there were outstanding warrants to purchase 100,322,588 shares of our common stock with exercise prices ranging from $0.053 to $0.17 per share. Information on the outstanding warrants is as follows:

Type	Exercise Price	Amount	Expiration Date	Type of Financing
Exchange warrants-nonexercisable	0.15	34,791,156	October 2014	July 2012 Warrant Exchanges
Common Stock Purchase Warrant	0.15	3,578,949	May 2015	May 2011 Convertible Debt Financing
Common Stock Purchase Warrant	0.15	1,453,553	October 2014 - October 2015	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	0.15	2,213,234	January 2015 - January 2016	December 2011 Convertible Debt Financing
Common Stock Purchase Warrant	0.15	2,777,777	May 2017	May 2012 Convertible Debt Financing
Common Stock Purchase Warrant	0.1495 - 0.17	24,754,595	January 2013 - April 2015	Bridge Notes
Common Stock Purchase Warrant	0.15	46,956	N/A	Vendor & Other
Common Stock Purchase Warrant	0.15	3,735,430	May 2014 - May 2017	Placement Agent – Convertible Debt Financing
Common Stock Purchase Warrant	0.0530 - 0.15	1,410,938	October 2015 - August 2017	August – September 2012 Convertible Promissory Notes
	Subtotal:	74,762,588
Common Stock Purchase Warrant	TBD(1)	25,560,000	April 2014	Preferred Stock Agreement (4/04/2011)
	Grand Total	100,322,588

(1)	During December 2011, the Company unreserved for issuance shares related to the preferred stock warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

As of October 31, 2011, there were outstanding warrants to purchase 137,841,857 shares of our common stock with exercise prices ranging from $0.15 to $0.1952 per share. Information on the outstanding warrants is as follows:

Type	Exercise Price	Amount	Expiration Date	Type of Financing
Common Stock Purchase Warrant	0.15	47,090,487	August – October 2012	2007 Securities Purchase Agreement
Common Stock Purchase Warrant	0.15	287,001	August 2012	August 2007 Notes
Common Stock Purchase Warrant	0.15	23,593,122	May 2014	May 2011 Convertible Debt Financing
Common Stock Purchase Warrant	0.15	7,754,902	October 2014	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	0.15 - $0.17	22,630,101	January 2013 – April 2015	Bridge Notes
Common Stock Purchase Warrant	0.15	7,674,512	August 2014	Executive Officer
Common Stock Purchase Warrant	0.15 - 0.1952	446,956	February 2012	Vendor & Other
Common Stock Purchase Warrant	0.15	2,804,776	May 2014 - November 2015	Placement Agent - Convertible Debt Financing
	Subtotal	112,281,857
Common Stock Purchase Warrant	TBD(1)	25,560,000	April 2014	Optimus Preferred Stock Agreement (4/04/2011)
	Grand Total	137,841,857

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

(1)	During December 2011, the Company unreserved for issuance shares related to the preferred stock warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

At October 31, 2012, the Company had approximately 15.1 million of its total 100.3 million outstanding warrants classified as equity (equity warrants). At October 31, 2011, the Company had approximately 36.8 million of its total 137.8 million outstanding warrants classified as equity (equity warrants). At issuance, equity warrants are recorded at their relative fair values, using the Relative Fair Value Method, in the stockholders equity section of the balance sheet. Our equity warrants can only be settled through the issuance of shares and are not subject to anti-dilution provisions.

At October 31, 2012, the Company had approximately 85.2 million of its total 100.3 million outstanding warrants classified as liability warrants (common stock warrant liability). The fair value of the warrant liability, as of October 31, 2012 was approximately $.4 million At October 31, 2011 the Company had approximately 101 million of its total 137.8 million outstanding warrants classified as liability warrants (common stock warrant liability). The fair value of the warrant liability, as of October 31, 2011, was approximately $6.39 million. In fair valuing the warrant liability, at October 31, 2012 and October 31, 2011, the Company used the following inputs in its BSM Model:

	10/31/2012	10/31/2011
Exercise Price:	0.053 - 0.17	0.15 - 0.17
Stock Price	0.045	0.141
Expected term:	81 - 1736 days	289 - 1219 days
Volatility %	66.51% - 146.78%	60.23% - 163.40%
Risk Free Rate:	.09% - .72%	.09 - .56%

Warrant Liability/Embedded Derivative Liability

Warrant Liability

As of October 31, 2012, the Company had approximately 85.2 million of its total approximately 100.3 million total warrants classified as liabilities (liability warrants). Of these 85.2 million liability warrants, approximately 50.4 million warrants are outstanding and 34.8 million warrants are exchange warrants —  nonexercisable. The Company utilizes the BSM Model to calculate the fair value of these warrants at issuance and at each subsequent reporting date. For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the warrants at the reporting date. Approximately 13.1 million of our 85.2 million liability warrants are subject to anti-dilution provisions. A certain number of liability warrants contain a cash settlement provision in the event of a fundamental transaction (as defined in the common stock purchase warrant). Any changes in the fair value of the warrant liability (i.e.-the total fair value of all outstanding liability warrants at the balance sheet date) between reporting periods will be reported on the statement of operations.

As of October 31, 2011, the Company had approximately 101 million of its total approximately 137.8 million total warrants classified as liabilities (liability warrants). The Company utilizes the BSM Model to calculate the fair value of these warrants at issuance and at each subsequent reporting date. For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the warrants at the reporting date. Approximately 49.4 million of our 101 million liability warrants are subject to anti-dilution provisions. A certain number of liability warrants contain a cash settlement provision in the event of a fundamental transaction (as defined in the common stock purchase warrant). Any changes in the fair value of the warrant liability (i.e.-the total fair value of all outstanding liability warrants at the balance sheet date) between reporting periods will be reported on the statement of operations.

At October 31, 2012 and 2011, the fair value of the warrant liability was approximately $434,000 and $6,391,000, respectively. For the twelve months ended October 31, 2012 and October 31, 2011, the Company reported income of approximately $6.4 million and $7.8 million, respectively, due to changes in the fair value of the warrant liability.

Exercise of Warrants

During the twelve months ended October 31, 2012, investors in the Company exercised 2,745,097 warrants at a price of $0.15 per share, resulting in total proceeds to the Company of approximately $412,000. During the twelve months ended October 31, 2011, the Company exercised 7,233,341 warrants at a price of $0.15 per share, resulting in total proceeds to the Company of $1,085,001.

2011 Warrant Exchange

In addition, in an effort to reduce the number of the warrants outstanding from the October 17, 2007 private placement by the Company, the Company has entered into exchange agreements with certain of the holders of such warrants pursuant to which such holders received shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and/or warrants to purchase shares of Common Stock in amounts that were determined in such negotiations.

During the twelve months ended October 31, 2012, the Company exchanged October 2007 warrants to purchase 4,791,337 shares of Common Stock for new warrants to purchase 6,388,449 shares of Common Stock. The new warrants issued pursuant to the exchanges are identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment. The Company recorded noncash expense of approximately $25,000 to the changes in fair value account resulting from this exchange. Subsequently, the Company exchanged these new warrants, in the amount of 6,388,449 for shares of our common stock in the amount of 1,597,112. The Company recorded noncash income of approximately $54,000 due to the changes in fair value at the date of exchange and a noncash expense of approximately $89,000 resulting from this exchange of warrants for shares of our common stock during the twelve months ended October 31, 2012.

July 2012 Warrant Exchange

On June 8, 2012, Thomas A. Moore, our Chief Executive Officer, waived our obligation to keep reserved from our authorized and available shares of common stock, such number of shares of our common stock necessary to effect the exercise or conversion, as applicable, in full, of (i) warrants to purchase an aggregate of 11,064,611 shares of our common stock and (ii) promissory notes convertible into 800,000 shares of our common stock. This waiver expired on August 16, 2012, the date that we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock.

On July 5, 2012, in consideration for the waiver described above, we entered into an exchange agreement with Mr. Moore, with an effective date of June 8, 2012, pursuant to which Mr. Moore surrendered warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock to us in exchange for receiving warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock that

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

were not exercisable and for which no shares of our common stock were reserved until we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. Mr. Moore also agreed pursuant to the exchange agreement not to convert the promissory notes convertible into 800,000 shares of our common stock until the Company filed on amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to its authorized shares of common stock. In addition, the warrants to be issued in the exchange have an extended expiration date of two years following issuance.

In July 2012, we entered into exchange agreements with certain additional holders of an additional 23,726,545 warrants to purchase shares of our common stock. Similar to Mr. Moore, these holders have surrendered warrants to purchase an aggregate of approximately 23,726,545 shares of our common stock to us in exchange for receiving warrants to purchase the same aggregate amount of our common stock. These warrant shares were not exercisable and no shares of our common stock were reserved until we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. In addition, warrants to be issued in the exchange have an extended expiration date of two years following issuance.

The Company recorded noncash income of approximately $408,000 as a result of these exchanges.

The Company has included the above exchanged warrants, aggregating to 34,791,156, in its total warrants of 100,322,588 as of October 31, 2012. These new warrants are expected to be issued by early 2013.

Expiration of Warrants

During the twelve months ended October 31, 2012, the Company had 15,869,507 warrants (“October 2007 warrants”), with anti-dilution provisions, and 400,000 warrants, with no such anti-dilution provisions, expire unexercised.

Warrants with anti-dilution provisions

Some of our warrants (approximately 13.1 million) contain anti-dilution provisions originally set at $0.20 with a term of five years. As of October 31, 2012 and 2011 these warrants had an exercise price of approximately $.15. If the Company issues any Common Stock, except for exempt issuances as defined in the Warrant for consideration less than the exercise price then the exercise price and the amount of warrant shares available would be adjusted to a new price and amount of shares per the “weighted average” formula included in the Warrant. During October 2012, the Company issued shares to an investor from the partial conversion of a convertible promissory note at a conversion price of $0.0356. The anti-dilution provision requires the Company to issue approximately 42,400 additional warrant shares; and the exercise price to be lowered a de minimis amount ($0.1495). Any future financial offering or instrument issuance below the current exercise price will cause further anti-dilution and re-pricing provisions in approximately 13.1 million of our total outstanding warrants.

For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company utilized different exercise prices of $0.1495 and $0.10, weighting the possibility of warrants being exercised at $0.1495 between 40% and 50% and warrants being exercised at $0.10 between 60% and 50%.

As of October 31, 2012, there were outstanding warrants to purchase 65,531,432 shares of our common stock and exchange warrants-nonexercisable to purchase 34,791,156 shares of our common stock with exercise prices ranging from $0.053 to $0.17 per share.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

10. DERIVATIVES - (continued)

Embedded Derivative Liability

The Company has convertible features (Embedded Derivatives) in its outstanding convertible promissory notes. The Embedded Derivatives are recorded as liabilities at issuance. These Embedded Derivatives are valued using the Black-Scholes Model (BSM Model) and are subject to revaluation at each reporting date. Any change in fair value between reporting periods will be reported on the statement of operations.

At October 31, 2012, the fair value of the Embedded Derivative Liability was $0 as the related notes were paid off, converted or reached maturity. For the twelve months ended October 31, 2012 and October 31, 2011, the Company reported income of approximately $400,000 and approximately $1.9 million, respectively, due to changes in the fair value of the Embedded Derivative Liability partially resulting from debt to equity exchanges during the period.

The fair value of the Warrants and Embedded Derivatives are estimated using an adjusted BSM model. The Company computes multiple valuations, each quarter, using the BSM model for each derivative instrument to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the derivative at the reporting date. As of October 31, 2012, the fair value of the Warrants and Embedded Derivatives was determined to be approximately $1.9 million and $0, respectively. As of October 31, 2011, the fair value of the Warrants and Embedded Derivatives was determined to be approximately $6.4 million and $946,000, respectively. We increased income approximately $6.0 million for net changes in the fair value of the common stock warrant liability and embedded derivative liability for the year ended October 31, 2012. We increased income approximately $9.8 million for net changes in the fair value of the common stock warrant liability and embedded derivative liability for year ended October 31, 2011.

11. STOCK OPTIONS:

The Company has one active stock and cash-based incentive plan, the 2011 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company has granted stock options to executive officers, directors, employees and consultants. The Incentive Plan was adopted on August 22, 2011 and approved by the stockholders on September 27, 2011. An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved and available for delivery under the 2011 Plan. On August 13, 2012, at our annual meeting, shareholders ratified and approved an amendment to our 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan to 45,000,000. At October 31, 2012, the Company had granted 17,540,000 options to employees and consultants, at an exercise price, of approximately $0.15.

The 2011 Plan supersedes all of the Company’s previous stock option plans, which include the 2004 Stock Option Plan, the 2005 Stock Option Plan and the 2009 Stock Option plan under which the Company had options to purchase 2,381,525, 5,444,000 and 19,441,899 shares of common stock. The terms and conditions of the options outstanding under these plans remain unchanged. As of October 31, 2012, the Company had outstanding options of 44,807,424.

Total compensation cost for our stock plans recognized in the statement of operations for the year ended October 31, 2012 was approximately $1.09 million, of which approximately $480,000 was included in research and development expenses and approximately $610,000 was included in general and administrative expenses. For the year ended October 31, 2011, total compensation cost for our stock plans recognized in the statement of operations was approximately $651,000 of which approximately $272,000 was included in research and development expenses and approximately $379,000 was included in general and administrative expenses, respectively.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

11. STOCK OPTIONS: - (continued)

The fair value of options granted for the years ended October 31, 2012 and 2011 amounted to $2,539,792 and $103,125, respectively.

As of October 31, 2012, there was approximately $2,047,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a remaining average vesting period of 2.0 years.

A summary of the grants, cancellations and expirations (none were exercised) of the Company’s outstanding options for the periods starting with October 31, 2010 through October 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life In Years	Aggregate Intrinsic Value
Outstanding as of October 31, 2010	26,467,424	0.16	7.4	415,967
Granted	850,000	0.12	9.2	15,200
Cancelled or Expired	—	—	—	—
Outstanding as of October 31, 2011	27,317,424	0.16	8.1	367,417
Granted	17,540,000	0.15	9.0	—
Cancelled or Expired	(50,000)	0.10	6.75	—
Outstanding as of October 31, 2012	44,807,424	0.16		—
Vested & Exercisable at October 31, 2012	29,278,169	$0.16	5.75	$—

The fair value of each option granted from the Company’s stock option plans during the years ended October 31, 2012 and 2011 was estimated on the date of grant using the Black-Scholes option-pricing model. Using this model, fair value is calculated based on assumptions with respect to (i) expected volatility of the Company’s Common Stock price, (ii) the periods of time over which employees and Board Directors are expected to hold their options prior to exercise (expected lives), (iii) expected dividend yield on the Company’s Common Stock, and (iv) risk-free interest rates, which are based on quoted U.S. Treasury rates for securities with maturities approximating the options’ expected lives. The Company used their own historical volatility in determining the volatility to be used. Expected lives are based on contractual terms given the early stage of the business and lack of intrinsic value. The expected dividend yield is zero as the Company has never paid dividends to common shareholders and does not currently anticipate paying any in the foreseeable future.

	Year Ended October 31, 2012	Year Ended October 31, 2011
Expected volatility	143.00%	150.44%
Expected Life	10.0 years	10.0 years
Dividend yield	0	0
Risk-free interest rate	2.10%	3.50%
Forfeiture Rate	4.4%	4.4%

2011 Employee Stock Purchase Plan

Our board of directors adopted the Advaxis, Inc. 2011 Employee Stock Purchase Plan, which we refer to as the ESPP, on August 22, 2011, and our stockholders approved the ESPP on September 27, 2011. The ESPP allows employees to purchase common stock of the Company at an 85% discount to the market price on designated exercise dates. Employees were eligible to participate in the ESPP beginning December 30, 2011. 5,000,000 shares of our common stock are reserved for issuance under the ESPP.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

11. STOCK OPTIONS: - (continued)

During the twelve months ended October 31, 2012 approximately $18,300 was withheld from employees, on an after-tax basis, in order to purchase an aggregate of 207,077 shares of our common stock. There was no such activity during the twelve months ended October 31, 2011 as the ESPP was not available.

12. COMMITMENTS AND CONTINGENCIES:

University of Pennsylvania

On May 10, 2010, we entered into a second amendment to the Penn license agreement pursuant to which we acquired exclusive licenses for an additional 27 patent applications related to our proprietary Listeria vaccine technology. As part of this amendment we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, at an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and agreed to pay historical patent costs incurred by the University of Pennsylvania at a cost of approximately $462,000. As of October 31, 2012, the Company owed the University of Pennsylvania approximately $517,000 under all licensing agreements.

Numoda

On June 19, 2009 we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda, a leading clinical trial and logistics management company, to oversee Phase II clinical activity with ADXS11-001 for the treatment of invasive cervical cancer and CIN. Numoda will be responsible globally for integrating oversight and logistical functions with the clinical research organizations, contract laboratories, academic laboratories and statistical groups involved. The scope of this agreement covers over three years and is estimated to cost approximately $12.2 million for both trials. Per the agreement, the Company is permitted to pay a portion of outstanding charges to Numoda in the form of the Company’s common stock and during May 2010, the Company issued 3,500,000 shares of its common stock to an affiliate of Numoda in satisfaction of $350,000 in services rendered by Numoda to the Company under the Master Agreement. The Company has recorded deferred expenses on the balance sheet for this amount and amortizes this amount to expense over the life of the agreement. As the Company is billed by Numoda on a monthly basis, these costs are capitalized to deferred expenses. As the clinical trials progress in terms of patient enrollment and time, the Company reduces the deferred expense balance and recognizes clinical trials expense on the statement of operations. From inception through October 31, 2012, the Company has paid Numoda approximately $7.4 million.

Numoda -Stock Purchase Agreement

On June 13, 2012, we entered into a stock purchase agreement with Numoda Corporation pursuant to which we issued to Numoda 15 million shares of our common stock, which we refer to as the AR Cancellation Shares, at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by us to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and us. In connection with such issuance, we registered the AR Cancellation Shares with the Securities and Exchange Commission. The Company recorded noncash income of approximately $869,000 as a result of this stock purchase agreement.

Numoda- Socius Stock Issuance

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim, which we refer to as the Order, in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim, which we refer to as the Stipulation, provide for the full and final settlement of Socius’s $2,888,860 claim against the Company ($1.8 million claim from Numoda plus approximately $1 million in transaction related costs) in connection with past due invoices relating to clinical trial services, which we refer to as the Claim. Socius purchased approximately $1.8 million of the Claim against us from Numoda Corporation.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES: - (continued)

Pursuant to the terms of the Order and the Stipulation, we issued and delivered to Socius an aggregate of 24,058,407 shares of our common stock for the entire Claim, which are subject to adjustment as described in the Stipulation. The Company recorded noncash income of approximately $618,000 related to the issuance of stock to Socius in settlement of the Claim.

As of October 31, 2012, the Company owed Numoda approximately $858,000, which is recorded in Accounts Payable at the balance sheet date.

Office & Laboratory Lease

In April 2011, the Company entered into a Sublease Agreement and relocated the current offices and laboratory to an approximately 10.000 square foot leased facility in Princeton, NJ. Costs approximate $21,000 per month plus utilities. Utility costs are estimated to be approximately $7,200 per month and are capped at approximately $10,700 per month. The Company made an initial payment of approximately $54,000 prior to entering the new facility. Approximately $38,000 of the initial $54,000 payment was for the security deposit and was recorded on the balance sheet as a long-term asset, The remaining $16,000 went towards our first month of rent. The agreement has a termination date of November 29, 2015. The Company expects its annual lease costs to approximate $337,000 per year (approximately $1.02 million in the aggregate) until the termination of this agreement in November 2015.

Other

Pursuant to a Clinical Research Service Agreement, executed in April 2005, the Company is obligated to pay Pharm — Olam International for service fees related to our Phase I clinical trial. As of October 31, 2012, the Company has an outstanding balance of $223,620 on this agreement.

Moore Employment Agreement and Option Agreements.  We are party to an employment agreement with Mr. Moore, dated as of August 21, 2007 (memorializing an oral agreement dated December 15, 2006), that provides that he will serve as our Chairman of the Board and Chief Executive Officer for an initial term of two years. For so long as Mr. Moore is employed by us, Mr. Moore is also entitled to nominate one additional person to serve on our board of directors. Following the initial term of employment, the agreement was renewed for a one year term, and is automatically renewable for additional successive one year terms, subject to our right and Mr. Moore’s right not to renew the agreement upon at least 90 days’ written notice prior to the expiration of any one year term.

Under the terms of the agreement, Mr. Moore was entitled to receive a base salary (currently $350,000 per year). This amount is subject to annual review for increases by our board of directors in its sole discretion. The agreement also provides that Mr. Moore is entitled to receive family health insurance at no cost to him. Mr. Moore’s employment agreement does not provide for the payment of a bonus.

We have also agreed to grant Mr. Moore 1,500,000 shares of our common stock if the price of common stock (adjusted for any splits) is equal to or greater than $0.40 for 40 consecutive business days. Pursuant to the terms of his employment agreement, all options will be awarded and vested upon a merger of the company which is a change of control or a sale of the company while Mr. Moore is employed. In addition, if Mr. Moore’s employment is terminated by us, Mr. Moore is entitled to receive severance payments equal to one year’s salary at the then current compensation level.

Mr. Moore has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 12 months thereafter under certain circumstances. In addition, Mr. Moore is subject to a non-solicitation provision for 12 months after termination of his employment.

Rothman Employment Agreement and Option Agreements.  We previously entered into an employment agreement with Dr. Rothman, Ph.D., dated as of March 7, 2005, that provided that he would serve as our

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES: - (continued)

Vice President of Clinical Development for an initial term of one year. While the employment agreement has expired and has not been formally renewed in accordance with the agreement, Dr. Rothman remains employed by us and is currently our Executive V.P. of Clinical and Scientific Operations. Dr. Rothman’s current salary is $305,000, consisting of $275,000 in cash and $30,000, payable in our common stock.

Dr. Rothman has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 18 months thereafter under certain circumstances. In addition, Dr. Rothman is subject to a non-solicitation provision for 18 months after termination of his employment.

13. INCOME TAXES:

The income tax provision (benefit) consists of the following:

	October 31, 2012	October 31, 2011
Federal
Current	$—	$—
Deferred	(9,974,596)	(1,292,094)
State and Local
Current	(346,787)	(379,472)
Deferred	(1,826,038)	(81,597)
Change in valuation allowance	11,800,634	1,373,691
Income tax provision (benefit)	$(346,787)	$(379,472)

The Company has U.S. federal net operating loss carryovers (NOLs) of approximately $55,127,000 and $32,485,000 at October 31, 2012 and 2011, respectively, available to offset taxable income through 2032. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company also has New Jersey State Net Operating Loss carry overs of $26,880,000 and $12,593,000, as of October 31, 2012 and October 31, 2011, respectively, available to offset future taxable income through 2032.

The Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

	Years Ended
	October 31, 2012	October 31, 2011
Deferred Tax Assets
Net operating loss carryovers	$21,162,237	$12,994,244
Stock-based compensation	1,907,607	1,474,016
Other deferred tax assets	957,982	48,470
Total deferred tax assets	$24,027,826	$14,516,730
Valuation allowance	(22,414,639)	(10,614,005)
Deferred tax asset, net of valuation allowance	$1,613,187	$3,902,725
Deferred Tax Liabilities
Valuation of warrants	—	(3,241,085)
Other deferred tax liabilities	(1,613,187)	(661,640)
Total deferred tax liabilities	$(1,613,187)	$(3,902,725)
Net deferred tax asset (liability)	$—	$—

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

13. INCOME TAXES: - (continued)

The expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense benefit as follows:

	Year ended October 31, 2012	Year ended October 31, 2011
US Federal statutory rate	(34.00)%	(34.00)%
State income tax, net of federal benefit	(5.9)
Fair value of common stock warrant liability	(15.0)
Deferred tax adjustment	(39.3)
Change in valuation allowance	97.8	16.9
Other permanent differences	(6.5)	12.6%
Income tax provision (benefit)	(2.9)%	(4.5)%

Sale of Net Operating Losses (NOLs)

The Company may be eligible, from time to time, to receive cash from the sale of our Net Operating Losses under the State of New Jersey NOL Transfer Program. In February 2011, the Company received a net cash amount of $379,742 from the sale of our state net operating losses (“NOLs”) through the year ending October 31, 2009. In January 2012, the Company received a net cash amount of $346,787 from the sale of our state NOLs for the periods through October 31, 2010. In December 2012, the Company received notification that it will receive a net cash amount of approximately $725,000 from the sale of our state NOLs and R&D tax credits for the periods ended October 31, 2010 and 2011. These proceeds were received in January 2013.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the deferred tax assets for each period because it is more likely than not that all of the deferred tax assets will not be realized. The change in valuation allowance for the years ended October 31, 2012 and 2011 is $11,800,634 and $1,373,691, respectively.

14. SHAREHOLDERS’ EQUITY:

Equity Enhancement Program

On October 26, 2012, we entered into a Common Stock Purchase Agreement, with Hanover Holdings I, LLC, a New York limited liability company,, requires Hanover to purchase up to $10.0 million of shares of our common stock over the 24-month term following the effectiveness of the resale registration statement. The purchase price for such shares of common stock will be the higher of (i) the minimum price, (Floor Price), set forth in our notice electing to effect such issuance, and (ii) 90% of the arithmetic average of the five lowest closing sale prices of the common stock during the applicable ten trading day pricing period (or, if less, the arithmetic average of all trading days with closing sale prices in excess of the Floor Price), subject to adjustment.. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable pricing period.

In consideration for Hanover’s execution and delivery of the Hanover Purchase Agreement, in connection with the execution and delivery of the Hanover Purchase Agreement, we have issued Hanover 3,500,000 Commitment Fee Shares. We have also agreed to issue Hanover additional Maintenance Fee Shares of our

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

14. SHAREHOLDERS’ EQUITY: - (continued)

common stock in the event that no shares of common stock have been purchased or sold pursuant to the Agreement during any calendar quarter during the 24 month term. The number of Maintenance Fee Shares to be delivered to Hanover, from time to time, with respect to any calendar quarter, will be equal to approximately $15,000 worth of shares of common stock at a 10% discount to market.

The Hanover Purchase Agreement provides for indemnification of Hanover and its affiliates in the event that Hanover certain events related to a breach by us of any of our representations and warranties under the Hanover Purchase Agreement.

In connection with the Hanover Purchase Agreement, on October 26, 2012, we entered into a registration rights agreement with Hanover, and granted to Hanover certain registration rights related to the Commitment Fee Shares, the Maintenance Fee Shares, and the shares issuable under the Hanover Purchase Agreement. Under the Hanover Registration Rights Agreement, we agreed to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the common stock issued to Hanover. the Securities. We agreed to file the initial registration statement with the SEC within 12 calendar days of the Hanover Purchase Agreement and to use our commercially reasonable efforts to cause such registration statement to be declared effective within 90 calendar days of the Hanover Purchase Agreement (120 calendar days if the registration statement is reviewed by the SEC).

Series B Preferred Stock Financing

On July 19, 2010, the Company entered into a Series B Preferred Stock Purchase Agreement with Optimus (the “Series B Purchase Agreement”), pursuant to which Optimus agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $7.5 million of the Company’s newly authorized, non-convertible, redeemable Series B preferred stock (“Series B Preferred Stock”) at a price of $10,000 per share. Under the terms of the Series B Purchase Agreement, subject to the Company’s ability to maintain an effective registration statement for the Warrant Shares (as defined below), the Company may from time to time until July 19, 2013, present Optimus with a notice to purchase a specified amount of Series B Preferred Stock. Subject to satisfaction of certain closing conditions, Optimus is obligated to purchase such shares of Series B Preferred Stock on the 10th trading day after the date of the notice. The Company will determine, in its sole discretion, the timing and amount of Series B Preferred Stock to be purchased by Optimus, and may sell such shares in multiple tranches. Optimus will not be obligated to purchase the Series B Preferred Stock upon the Company’s notice (i) in the event the average closing sale price of the Company’s common stock during the nine trading days following delivery of such notice falls below 75% of the closing sale price of the Company’s common stock on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in the Company and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock. The Series B Preferred Stock is only redeemable at the option of the Company as set forth in the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock and not otherwise subject to redemption or repurchase by the Company in any circumstances.

Pursuant to the Series B Purchase Agreement, on July 19, 2010, the Company issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the Company’s common stock (the “Warrant Shares”), at an initial exercise price of $0.25 per share, subject to adjustment as described below. The warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Series B Purchase Agreement. On each tranche notice date, that portion of the warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date. On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date. The exercise price of the warrant may be paid (at the option of the affiliate of Optimus) in cash or by its

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

14. SHAREHOLDERS’ EQUITY: - (continued)

issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by a specified portfolio of assets. However, such promissory note is not due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Series B Preferred Stock issued or outstanding. At various times through October 31, 2011, Optimus exercised 77,019,962 warrants, at prices ranging from $0.15 to $0.20, into shares of common stock and paid for such exercises with promissory notes totaling $13,049,210. In addition, the Company redeemed two hundred twenty-six (226) shares of Series B Preferred Stock held by the Investor for an aggregate redemption price of $3,141,004 consisting of (i) cash in an amount of $76,622 and (ii) cancellation of certain promissory notes issued by an affiliate of the Investor to the Company in the aggregate amount of $3,051,000 and accrued interest of approximately $13,382. This resulted in a net promissory note receivable of $9,998,210 as of October 31, 2011. The Company also recorded $485,812 and $285,300 in accrued interest on the promissory notes through October 31, 2012 and 2011, respectively. The value of the Promissory Note and Interest Receivable was $10,484,022 and $10,283,510 at October 31, 2012 and 2011, respectively. The promissory bears interest at 2 % per annum which is credited directly to capital.

On April 4, 2011, the Company and Optimus entered into an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010 between the Company and Optimus. Under the amendment Optimus remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”) at a purchase price of $10,000 per share upon notice from the Company to the Investor, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

In order to satisfy certain conditions set forth in the Purchase Agreement that would allow the Company to require the Investor to purchase the remaining shares of Series B Preferred Stock under the Purchase Agreement, the Amendment provides that, among other things, the Company will issue to the Holder a three-year warrant (the “Additional Warrant”) to purchase up to an additional 25,560,000 shares of the Company’s common stock, at an initial exercise price of $0.15 per share, subject to adjustment as described below. The Additional Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Additional Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Additional Warrant). The Additional Warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Purchase Agreement. On each tranche notice date, that portion of the Additional Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date. On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Additional Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date. The exercise price of the Additional Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note (each, a “Promissory Note”), bearing interest at 2% per annum, and secured by specified portfolio of assets. However, no Promissory Note will be due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding. The Additional Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Additional Warrant) occurs and the Additional Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Additional Warrant (or any remaining portion thereof) without compensation, and the Additional Warrant will automatically be cancelled.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

14. SHAREHOLDERS’ EQUITY: - (continued)

Holders of Series B preferred stock will be entitled to receive dividends, which will accrue in shares of Series B preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B preferred stock or upon the liquidation, dissolution or winding up of our company. In the event the company redeems all or a portion of any shares of the Series B Preferred Stock then held by Optimus, Optimus shall apply, and the Company may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of the Promissory Note from Optimus. At October 31, 2012 the Series B preferred stock had a liquidation preference of $9,722,570 comprised of $10,000 per share plus the total of the cumulative accrued dividends in the amount of $2,322,570. During the years ended October 31, 2012 and 2011 and the period from March 1, 2002 (date of inception) to October 31, 2012, the Company accrued dividends of $740,000, $1,538,686 and $2,322,570 respectively.

On April 4, 2011, the Company and the Holder also entered into an Amended and Restated Security Agreement to ensure that any Promissory Note issued upon exercise of the Additional Warrant will be entitled to the benefits of the security and collateral provisions of the Security Agreement dated as of July 19, 2010.

During the year ended October 31, 2011 the Company issued and sold 177 shares of non-convertible, redeemable Series B Preferred Stock to Optimus pursuant to the terms of a Preferred Stock Purchase. Prior to closing on the Preferred Stock purchase, the Company received $300,000 from Optimus in exchange for promissory notes (subsequently repaid at closing). The Company received gross proceeds of $1.47 million (net proceeds of $1.34 million) from this transaction.

In connection with these transactions, Optimus exercised 15,752,903 warrants at exercise prices ranging from $.15 to $.155. In addition, on April 4, 2011, under an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010, the Company issued Optimus a three-year warrant to purchase 25,560,000 shares of the Company’s common stock at an initial exercise price of $0.15. As of both October 31, 2011 and 2012 these 25,560,000 warrants remained outstanding. During December 2011, the Company unreserved for issuance shares related to the 25,560,000 preferred stock warrants.

As of both October 31, 2011 and 2012, the Company continued to have 284 shares of its Series B Preferred Stock available for sale to Optimus at a gross purchase price of $10,000.

15. FAIR VALUE

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii)knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities
•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

15. FAIR VALUE - (continued)

The following table provides the liabilities carried at fair value measured on a recurring basis as of October 31, 2012:

October 31, 2012	Level 1	Level 2	Level 3	Total
Common stock warrant liability, warrants exercisable at $0.053 – $0.17 from October 2012 through August 2017	$—	$	$434,136	$434,136
Embedded Derivative Liability				—

October 31, 2012
Short term Convertible Notes Payable
May 2012 Notes	$—	$	$588,313	$588,313
Hanover PIPE Notes – September & October 2012			$362,791	362,791
Magna Exchange Note			$333,086	333,086
Asher Note			$150,687	150,687
French, Patton & Paterson Notes			$208,664	$208,664
Other Short-term Notes Payable – not measured at fair value (net of debt discount of $4,541 related to unamortized OID)				371,968
Short-term convertible Notes and FV of Embedded Derivative				$2,015,509

October 31, 2011	Level 1	Level 2	Level 3	Total
Common stock warrant liability, warrants exercisable at $0.15 – $0.1952 from February 2011 through November 2015	$—	$	$6,391,071	$6,391,071
Embedded derivative liability, convertible at $0.15 from August 2011 through May 2012			$946,046	$946,046

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

15. FAIR VALUE - (continued)

The following table summarizes the changes in fair value of the Company's Level 3 financial instruments for the twelve months ended October 31, 2012 and October 31, 2011.

Common stock warrant liability:

	October 31, 2012	October 31, 2011
Beginning balance at October 31, 2011 and 2010	$6,391,071	$13,006,194
Issuance of common stock warrants	—	600,407
Exercises and Exchanges of warrants	59,572	(1,295,884)
Change in fair value	(923,052)	(3,789,889)
Balance at January 31, 2012 and 2011	$5,527,591	$8,520,828
Issuance of common stock warrants	—	3,111,758
Exercises of warrants	—	(639,960)
Exchanges of warrants	(134,796)	—
Change in fair value	(2,302,707)	4,915,676
Balance at April 30, 2012 and 2011	$3,090,088	$15,908,302
Issuance of common stock warrants	291,400	41,344
Reclassification of liabilities to equity	—
Debt for Equity Exchange: Bridge Notes	(4,750)	—
July Warrant Exchanges	(407,501)	—
Exercises and/or Exchanges of warrants	—	(1,186,959)
Change in fair value	(1,703,252)	(6,826,019)
Balance at July 31, 2012 and 2011	1,265,985	7,936,668
Issuance of common stock warrants	36,134	—
Reclassification of warrant liability to equity	—	(186,908)
Exchange of warrants	—	816,259
Issuance of additional warrants due to anti-dilution provisions	150	—
Change in fair value	(868,133)	(2,174,948)
Balance at October 31, 2012 and 2011	434,136	6,391,071
Embedded Derivative Liability

	October 31, 2012	October 31, 2011
Beginning balance at October 31, 2011 and 2010	$946,046	$81,028
Issuance of embedded derivatives associated with convertible notes	306,568	3,505,605
Note Conversions and Payoffs	(836,468)	(683,977)
Debt for Equity Exchange	(115,046)	(190,449
Change in fair value	(301,100)	(1,766,161
Ending balance	$—	$946,046

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

15. FAIR VALUE - (continued)

October 31, 2012
May 2012 Notes
Issuance of notes	687,000
Issuance of C/S warrants	(291,400)
Changes in fair value	192,713
$588,313

October 31, 2012
Hanover PIPE Notes
Issuance of notes	265,000
Changes in fair value	97,791
$362,791

October 31, 2012
Magna Exchange Note
Issuance of notes	400,075
Conversions to common stock	(100,000)
Changes in fair value	33,011
$333,086
Asher Note
Issuance of notes	103,500
Changes in fair value	47,187
$150,687

French, Patton & Paterson Notes
Issuance of notes	175,000
Issuance of warrants	(36,134)
Changes in fair value	69,798
$208,664

16. SUBSEQUENT EVENTS

Asher Note

On November 12, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher Enterprises, Inc, which we refer to as Asher, a convertible promissory note in the aggregate principal amount of $153,500 for a purchase price of $150,000, which we refer to as the November Asher Note. The November Asher Note bears interest at a rate of 8% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the November Asher Note. The November Asher Note is convertible into shares of our common stock at a conversion price equal to 65% of the arithmetic average of the four lowest closing trading prices for the common stock during the 20 trading day period ending on the latest complete trading day prior to the applicable conversion date. The November Asher Note matures on August 14, 2013, nine months from its issuance date. The November Asher Note may be converted by Asher, at its option, in whole or in part. The September Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the September Asher Note to the extent that after such conversion Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

16. SUBSEQUENT EVENTS - (continued)

Private Placements of Convertible Notes to Hanover

On December 6, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share. On December 5, Hanover exchanged the Initial Hanover PIPE Notes for convertible notes in the form of the Hanover December 2012 Note in all material respects (other than date of issuance, exchange date, the maturity date of May 19, 2012 solely with respect to the Exchanged Hanover PIPE Note issued in exchange for the Hanover September 2012 PIPE Note and the maturity date of June 19, 2013 solely with respect to the Exchanged Hanover PIPE Note issued in exchange for the Hanover October 2012 PIPE Note) that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which we refer to as the Exchanged Hanover PIPE Notes. Each of the Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

Other Hanover Related Transactions

During November and December, 2012, pursuant to the terms of various Assignment Agreements, we delivered convertible notes to Magna in an aggregate principal amount of $340,522, convertible into shares of common stock, which we refer to as the Magna Exchange Notes. The Magna Exchange Notes bear interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Second Magna Exchange Note. Prior to the date of this filing, all Magna Exchange Notes (including the $400K Magna note in Footnote 6) have been converted in full into 25,315,171 shares of our common stock in accordance with its terms and no longer remains outstanding.

Ironridge Settlement

On December 20, 2012, the Superior Court of the State of California for the County of Los Angeles —  Central District entered an Order for Approval of Stipulation for Settlement of Claims, which we refer to as the Order, in the matter titled Ironridge Global IV, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement of Claims, which we refer to as the Stipulation, dated December 19, 2012, between us and Ironridge Global IV, Ltd., which we refer to as Ironridge, provides for the full and final settlement of Ironridge’s $692,761 claim against us in connection with past due invoices relating to attorney fees, which Ironridge purchased pursuant to a Receivable Purchase Agreement, dated December 14, 2012, which we refer to as the Claim. Pursuant to the terms of the Order and the Stipulation, we are obligated to issue 33,389,663 shares of our common stock to settle the $692,761 owed. On December 21, 2012, we issued and delivered to Ironridge 45,000,000 shares of our common stock, par value $0.001 per share. Accordingly, Ironridge will return 11,610,337 shares of our common stock.

JMJ Note

On December 26, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial a convertible promissory note for a purchase price of $100,000, which we refer to as the December 2012 Note. If the December 2012 Note is repaid on or before January 31, 2013, we will pay JMJ Financial a principal amount of $125,000. If the December 2012 Note is rolled into a future financing, we will have to pay JMJ Financial a principal amount of $115,000. At the holder’s election, principal and interest can be converted at a conversion price equal to 70% of the lowest closing trading price for our common stock during the 25 trading day period ending on the latest complete trading day prior to the applicable conversion date.

ADVAXIS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

16. SUBSEQUENT EVENTS - (continued)

Sale of stock under the Equity Enhancement Program

Under the Hanover Purchase Agreement, the Company may require Hanover Holdings to purchase up to $10.0 million of our common stock over a 24 month period (See Footnote 13 — Shareholders’ Equity).

On December 31, 2012, we issued 6,990,514 shares of our common stock to Hanover Holdings in connection with the settlement of a draw down pursuant to the Hanover Purchase Agreement, at a price of approximately $0.0266 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We received total net proceeds of $185,975 in connection with this draw down.

On January 17, 2013, we issued 4,400,000 shares of our common stock to Hanover Holdings in connection with the settlement of a draw down pursuant to the Hanover Purchase Agreement, at a price of approximately $0.0374 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We received total net proceeds of $164,656.80 in connection with this draw down.

On February 12, 2013, we issued 8,000,000 shares of our common stock to Hanover Holdings in connection with the settlement of a draw down pursuant to the Hanover Purchase Agreement, at a price of approximately $0.0644 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. We receive total net proceeds of $515,520 in connection with this draw down.

Tonaquint Note

On December 13, 2012, we entered into an agreement, which we refer to as the Tonaquint Purchase Agreement, with Tonaquint, Inc., which we refer to as Tonaquint, whereby we issued Tonaquint a secured convertible promissory note for the initial principal sum of $890,000, which we refer to as the Tonaquint Note. The Tonaquint Note bears interest at a rate of 8% and is due 26 months after its issue date. The Tonaquint Note can be converted at a fixed price of $0.16 per share but is subject to reduction in the event that we issue shares below the conversion price of $0.16.

On the closing date, Tonaquint (i) funded us with $490,000 in cash, (ii) issued a secured mortgage note in the principal amount of $200,000, which we refer to as Mortgage Note 1, and (iii) issued an additional secured mortgage note in the principal amount of $200,000, which we refer to as Mortgage Note 2. Mortgage Note 1 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) 8 months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions. Mortgage Note 2 bears interest at a rate of 5% and is due on the earlier of (i) 60 days following the maturity date under the Tonaquint Note, and (ii) the later of (A) 10 months after the closing date under the Tonaquint Purchase Agreement and (B) satisfaction of certain payment conditions.

We have agreed to make installment payments on the Tonaquint Note beginning 6 months after closing in cash or in stock. If we choose to make installment payments in stock, then such stock will be issued at a price per share equal to 80% of the average of the 5 lowest daily closing bid prices for the common stock during the 20 consecutive trading days prior to the installment date. Tonaquint has the right to receive additional shares if the market price of our common stock is lower than the price per share of our common stock on the installment date.

Advaxis Clinical Pipeline					
Construct	Indication	Pre	Phase 1	Phase 2	Phase 3
ADXS-HPV	Cervical Cancer, India				
ADXS-HPV	Cervical Cancer, US, GOG				
ADXS-HPV	Head & Neck Cancer, CRUK				
ADXS-HPV	Anal Cancer, BrUOG				
ADXS-PSA	Prostate Cancer				
ADXS-cHER2	Canine Osteosarcoma				

ADVAXIS

Shares Common Stock

Warrants to Purchase	Shares of Common Stock

PROSPECTUS

Aegis Capital Corp

, 2013

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee, the NASDAQ listing fee and the FINRA filing fee:

SEC registration fee	$5,201.82
FINRA filing fee	$6,220.48
NASDAQ listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar’s fees and expenses	*
Printing and engraving expenses	*
Miscellaneous expense	*
Total	$11,422.30

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Delaware General Corporation Law.  The registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or
•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary as director. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the registrant, in addition to the circumstances in which a director is not personally liable as set forth in provision described in the preceding sentence, will not be liable to the fullest extent permitted by the amended DGCL.

Subsection (a) of Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation and Bylaws.  The registrant’s amended and restated certificate of incorporation contains provisions which provide that the registrant will indemnify the registrant’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time, the registrant is permitted or empowered to make such indemnification, and to the fullest extent permitted by law. The registrant may, in the sole discretion of its Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 of the DGCL to the extent the Board of Directors deems advisable, as permitted by Section 145 of the DGCL.

The registrant’s bylaws contain provisions which provide, among other things, that the registrant shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed (i) action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant; except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification under the provisions in the bylaws (unless ordered by a court) shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

Insurance Policies.  The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The registrant has directors and officer’s liability insurance in an amount not less than $5 million.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the registrant has issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that, except as set forth below, each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with the registrant, to information about the registrant.

On May 10, 2010, the registrant entered into a Stock Purchase Agreement with Numoda Capital Innovations, LLC (“Numoda”) pursuant to which the registrant agreed to issue 3,500,000 shares of its common stock to Numoda, at a price per share of $0.17, in satisfaction of $595,000 of services rendered to the registrant by Numoda Corporation. The registrant has agreed to register such shares of common stock within 120 days of May 10, 2010.

On May 10, 2010, the registrant and the University of Pennsylvania (“Penn”) entered into a Second Amendment Agreement to their 20-year exclusive worldwide license agreement. As part of this amendment the registrant exercised its option for the rights to seven additional patent dockets at an option exercise fee payable in the form of $35,000 in cash and $70,000 in shares of common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share).

On May 13, 2010, the registrant issued and sold 139 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement. The aggregate purchase price for the shares of Series A preferred stock was $1.39 million. In connection with such issuance, the registrant issued an additional three-year warrant to an affiliate of Optimus to purchase up to 2,818,000 shares of common stock at an exercise price of $0.18 per share, subject to customary anti-dilution adjustments.

On June 29, 2010, the registrant issued 750,000 shares of its common stock to its chief executive officer in satisfaction of certain conditions set forth in his employment agreement.

On July 19, 2010, the registrant entered into a preferred stock purchase agreement with Optimus, pursuant to which Optimus committed to purchase up to $7.5 million shares of the Series B preferred stock at a price of $10,000 per share of Series B preferred stock, subject to satisfaction of certain closing conditions, of which $2.84 million of Series B preferred stock remains available for purchase. At the time of the satisfaction of the conditions necessary to effect the commitment closing under the preferred stock purchase agreement, the registrant issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the registrant’s common stock, at an initial exercise price of $0.25 per share, subject to adjustment as provided in the warrant. The warrant will become exercisable on the earlier of (i) the date on which this registration statement becomes effective and (ii) the first date on which the shares of common stock underlying the warrant are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the warrant).

On July 19, 2010, the registrant issued 500 shares of Series B preferred stock to Optimus in exchange for 500 shares of Series A preferred stock. Such transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) thereof.

On August 13, 2010, the registrant issued and sold 124 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.24 million.

On September 28, 2010, the registrant issued and sold 165 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.65 million.

On October 14, 2010, the registrant issued options to certain of its officers, directors and employees to purchase up to an aggregate of 6,750,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan. The exercise price per share was $0.15. No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

In November 2010, the registrant issued in private placements to certain accredited investors convertible promissory notes of registrant in the aggregate principal face amount of $931,579, for an aggregate net purchase price of $835,000. In connection with the purchase of these notes, the registrant issued to such investors warrants to purchase an aggregate of 3,087,500 shares of its common stock, each at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On November 15, 2010, the registrant issued and sold 61 shares of Series B preferred stock to Optimus for an aggregate purchase price of $610,000.

On December 30, 2010, the registrant issued and sold 72 shares of Series B preferred stock to Optimus for an aggregate purchase price of $720,000.

In January and February 2011, the registrant issued in private placements to certain accredited investors, (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $452,941, for an aggregate net purchase price of $395,000 and (ii) warrants to purchase an aggregate of 1,642,500 shares of its common stock, each at an exercise price of $0.15 per share, subject to adjustments upon the occurrence of certain events.

From February 1, 2011 through March 15, 2011, the registrant issued in private placements to certain accredited investors (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $246,000, for an aggregate net purchase price of $225,000 and (ii) warrants to purchase 487,500 shares of our common stock at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On March 14, 2011, the registrant issued and sold 44 shares of Series B preferred stock to Optimus for an aggregate purchase price of $440,000.

On April 28, 2011, the registrant issued and sold to JMJ Financial, an accredited investor, an aggregate of $1,300,000 of its convertible promissory notes in return for the payment in cash of $580,000 and a secured and collateralized promissory note issued by JMJ Financial to the registrant in the principal amount of $800,000.

On May 12, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $7,077,936, for an aggregate purchase price of $6,016,250 and (ii) warrants to purchase an aggregate of 23,593,122 shares of its common stock, each at an exercise price of $0.15 per share. Also on May 12, 2011, the registrant issued warrants to purchase an aggregate of 1,887,448 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

From June 2011 through November 2011, the registrant has entered into exchange agreements with certain of the holders of the warrants outstanding from its October 17, 2007 private placement, including its Chief Executive Officer, Thomas A. Moore, pursuant to which such holders received shares of the registrant’s common stock and/or warrants to purchase shares of the registrant’s common stock in amounts that were determined in such negotiations. As of December 6, 2012, the registrant has exchanged October 2007 warrants to purchase 39,690,911 shares of its common stock in return for 7,437,857 shares of its common stock and new warrants to purchase 21,040,303 shares of its common stock. The new warrants issued pursuant to the exchanges are substantially identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment rights.

On October 31, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $2,326,471, for an aggregate purchase price of $1,977,500 and (ii) warrants to purchase an aggregate of 8,620,977 shares of its common stock, each at an exercise price of $0.15 per share. The convertible promissory notes purchased in this offering were paid for in cash or, with respect to the convertible promissory notes acquired by including its Chief Executive Officer, Thomas A. Moore, in exchange for the cancellation of $400,000.00 of outstanding indebtedness owed by the registrant. Also on October 31, 2011, the registrant issued warrants to purchase an aggregate of 866,078 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On January 9, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $ $1,232,353, for an aggregate purchase price of $1,047,500 and (ii) warrants to purchase an aggregate of 4,107,842 shares of its common stock, each at an exercise price of $0.15 per share. Also on January 9, 2012, the registrant issued warrants to purchase an aggregate of 575,098 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On May 8, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,000,000 newly issued shares of its common stock to JMJ Financial as consideration for the cancellation of certain notes and a release.

Effective May 14, 2012, the registrant entered into exchange agreements with certain holders of an aggregate of approximately $4.5 million of outstanding principal amount of convertible promissory notes, which we refer to as the existing notes, originally issued either on May 12, 2011, October 31, 2011 or January 9, 2012, pursuant to which such holders received (i) an aggregate of approximately 52.2 million shares of registrant’s common stock, and (ii) warrants to purchase an aggregate of approximately 5.8 million shares of registrant’s common stock in exchange for (i) surrendering or converting the existing notes and surrendering warrants to purchase an aggregate of approximately 31.3 million shares of the registrant’s common stock originally issued in the prior offerings, and (ii) amending the note purchase agreements between us and the holders of the existing notes, dated as of May 9, 2011, October 28, 2011 or December 29, 2011.

On May 18, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $953,333, for an aggregate purchase price of $715,000 at a conversion price of $0.025287 per share as of December 6, 2012 and (ii) warrants to purchase an aggregate of 3,533,333 shares of its common stock at an exercise price of $0.15 per share. The convertible promissory notes purchased in this offering were paid for in cash. Also on May 18, 2012, the registrant issued warrants to purchase an aggregate of 231,112 shares of its common stock to Rodman & Renshaw, LLC and 124,444 were issued to certain employees of Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On June 13, 2012, the registrant entered into a stock purchase agreement with Numoda Corporation (“Numoda”), pursuant to which the registrant agreed to issue to Numoda 15 million shares of its common stock at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by the registrant to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and the registrant.

On July 6, 9, 10, 12, 13, 19, 20 and 23, 2012, the registrant entered into exchange agreements with certain holders of warrants, including its Chief Executive Officer, Thomas A. Moore on July 5, pursuant to which holders surrendered warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock to the registrant in exchange for receiving warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock that were not exercisable and for which no shares of the registrant’s common stock were reserved until August 16, 2012, when the registrant filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to its authorized shares of common stock. In addition, certain of the warrants received in the exchange have an extended expiration date which is two years following the date the registrant obtained stockholder approval to increase its authorized shares of common stock and filed an amendment to its certificate of incorporation.

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim (the “Order”), in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim (the “Stipulation”), provide for the full and final settlement of Socius’s $2,888,860 claim against the registrant in connection with past due invoices relating to clinical trial services (the “Claim”). Socius purchased the Claim against the registrant from Numoda Corporation. Pursuant to the terms of the Order and the Stipulation, the registrant issued and delivered to Socius 11,111,000 shares of the registrant’s common stock, par value $0.001 per share, for one-half of the Claim and will issue and deliver a number of shares of common stock for the remaining half of the Claim on the twenty-first trading day following the issuance of the 11,111,000 shares, subject to adjustment.

On August 2, 2012, the registrant issued and sold to Dr. James Patton, a member of its board of directors, a convertible promissory note in the principal face amount of $66,667 for a purchase price of $50,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price of $0.15 per share.

On August 27, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,076,923 shares of its common stock to JMJ Financial for the mutual release of any claims held by the registrant or JMJ Financial relating to the registrant’s failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of the registrant’s common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

On August 27, 2012, the registrant issued and sold to JMJ Financial a convertible promissory note in the aggregate principal face amount of $100,000, for an aggregate purchase price of $100,000. On December 5, 2012, the registrant issued 3,092,973 shares of common stock in full satisfaction of this convertible promissory note.

On September 11, 2012, the registrant issued and sold to Asher Enterprises, Inc. (“Asher”) a convertible promissory note in the aggregate principal face amount of $103,500, for an aggregate purchase price of $100,000. On March 25, 2013, March 28, 2013 and April 2, 2013, the registrant issued 570,342, 573,614 and 910,899 shares of common stock, respectively, to Asher under the convertible promissory note for a value of $30,000, $30,000 and $43,500, respectively.

On September 19, 2012, the registrant issued and sold to Hanover Holdings I, LLC, a New York limited liability company (“Hanover”), a convertible promissory note in the aggregate principal face amount of $132,500, for an aggregate purchase price of $132,500 (the “September 2012 Hanover PIPE Note”). On March 28, 2013, the registrant issued 4, 416,667 shares of common stock to Hanover under the convertible promissory note for a value of $132, 500.

On September 25, 2012, the registrant issued and sold to its affiliate Dr. Yvonne Paterson a convertible promissory note in the principal face amount of $100,000 for a purchase price of $100,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price equal to the conversion price then in effect.

On September 27, 2012, the registrant issued and sold to its employee Christine French a convertible promissory note in the principal face amount of $25,000 for a purchase price of $25,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price equal to the conversion price then in effect.

On October 19, 2012, the registrant issued and sold to Hanover a convertible promissory note in the aggregate principal face amount of $132,500, for an aggregate purchase price of $132,500 (the “October 2012 Hanover PIPE Note”). On April 19, 2013, the registrant issued 4, 416,667 shares of common stock to Hanover under the convertible promissory note for a value of $132, 500.

In October 2012, the registrant delivered two convertible notes to Magna Group, LLC (“Magna”) in an aggregate principal amount of $740,598.74. On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to the registrant and canceled.

On October 26, 2012, the registrant entered into common stock purchase agreement (the “Hanover Purchase Agreement”) with Hanover, pursuant to which Hanover committed to purchase up to $10.0 million shares of the registrant’s common stock, subject to certain customary conditions, over the 24-month term. In connection with the execution and delivery of the Hanover Purchase Agreement, the registrant issued to Hanover 3,500,000 shares of its common stock and agreed to issue up to 1,800,000 additional shares of its common stock during any full calendar quarter during the term of the Hanover Purchase Agreement, if no shares of common stock were purchased or sold because the registrant did not deliver a notice electing to effect such issuance to Hanover.

On November 12, 2012, the registrant issued and sold to Asher a convertible promissory note in the aggregate principal face amount of $153,500, for an aggregate purchase price of $153,500.

On November 14, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $58,823.53.

On November 23, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $111,111.11.

On December 5, 2012, Hanover exchanged the September 2012 Hanover Pipe Note and the October 2012 Hanover Pipe Note for notes that are convertible into shares of our common stock at a conversion price of $0.03 per share.

On December 6, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $170,588.22.

On December 6, 2012, the registrant issued and sold to Hanover a convertible promissory note in the aggregate principal face amount of $100,000, for an aggregate purchase price of $100,000.

On February 12, 2013, the registrant issued 8,000,000 shares of common stock to Hanover Holdings in connection with the settlement of a draw down pursuant to the Hanover Purchase Agreement, at a price of approximately $0.0644 per share. The per share price for such shares was established under the terms of the Hanover Purchase Agreement. Total net proceeds of $515,520 were received in connection with this draw down.

On March 1, 2013, the registrant issued 12,000,000 shares of our common stock to Hanover in connection with the settlement of a draw down pursuant to the Purchase Agreement, at a price of approximately $0.095 per share. The per share price for such shares was established under the terms of the Purchase Agreement. Total net proceeds of $1,134,000 were received in connection with this draw down.

On March 14, 2013, registrant issued 21,327,990 shares of our common stock resulting from the partial cashless exercise of the warrant issued to Tonaquint Inc. during the three months ended January 31, 2013.

On April 15, 2013, in partial settlement of a lawsuit against registrant filed by Brio Capital L.P., the registrant issued 2,717,777 shares of common stock and provided certain corporate resolutions and legal opinions necessary to enable Brio Capital L.P. to sell such common stock publicly without restriction.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
2.1	Agreement Plan and Merger of Advaxis, Inc. (a Colorado corporation) and Advaxis, Inc. (a Delaware corporation). Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.
3.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Annex C to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.
3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed with the SEC on September 13, 2006.
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 17, 2012.
4.1	Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on October 23, 2007.
4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock of the registrant, dated September 24, 2009. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.
4.3	Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock of the registrant, dated July 19, 2010. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
4.4	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.
4.5	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series A Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.
4.6	Form of Common Stock Purchase Warrant, issued in the junior bridge financing. Incorporated by reference to Exhibit 4.12 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.
4.7	Form of Amended and Restated Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.
4.8	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.
4.9	Form of Additional Common Stock Purchase Warrant issued to Optimus CG II Ltd. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 14, 2010.
4.10	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
4.11	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 12, 2010.
4.12	Warrant to Purchase Common Stock issued to Optimus CG II Ltd. pursuant to Amendment No. 1 to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

Exhibit Number	Description of Exhibit
4.13	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.
4.14	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.
4.15	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.
4.16	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.
4.17	Form of Common Stock Purchase Warrant issued pursuant to the Exchange Agreements, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
4.18	Form of Common Stock Purchase Warrant issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
4.19	Form of Common Stock Purchase Warrant issued to Dr. James Patton. Incorporated by reference to Exhibit 4.23 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.
4.20	Form of Secured Promissory Note issued pursuant to the Securities Purchase Agreement, dated as of December 13, 2012, by and between Advaxis, Inc. and Tonaquint, Inc. Incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed with the SEC on March 25, 2013.
4.21	Form of Warrant to Purchase Shares of Common Stock issued pursuant to the Securities Purchase Agreement, dated as of December 13, 2012, by and between Advaxis, Inc. and Tonaquint, Inc. Incorporated by reference to Exhibit 4.2 to Quarterly Report on Form 10-Q filed with the SEC on March 25, 2013.
4.22*	Form of Warrant Agency Agreement by and between Advaxis, Inc. and [ ] and Form of Warrant Certificate.
4.23*	Form of Representative’s Warrant.
5.1*	Opinion of Reed Smith LLP.
10.1	Registration Rights Agreement between the registrant and the parties to the SPA, dated as of October 17, 2007. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 23, 2007.
10.2	Share Exchange and Reorganization Agreement, dated as of August 25, 2004, by and among the registrant, Advaxis and the shareholders of Advaxis. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.
10.3	2004 Stock Option Plan of the registrant. Incorporated by reference to Exhibit 4.1 to Report on Form S-8 filed with the SEC on December 1, 2005.
10.4	2005 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.
10.5	License Agreement, between University of Pennsylvania and the registrant dated as of June 17, 2002, as Amended and Restated on February 13, 2007. Incorporated by reference to Exhibit 10.11 to Annual Report on Form 10-KSB filed with the SEC on February 13, 2007.
10.6	Sponsored Research Agreement dated November 1, 2006 by and between University of Pennsylvania (Dr. Paterson Principal Investigator) and the registrant. Incorporated by reference to Exhibit 10.44 to Annual Report on 10-KSB filed with the SEC on February 13, 2007.

Exhibit Number	Description of Exhibit
10.7	Non-Exclusive License and Bailment, dated as of March 17, 2004, between The Regents of the University of California and Advaxis, Inc. Incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.8	Consultancy Agreement, dated as of January 22, 2005, by and between Dr. Yvonne Paterson and Advaxis, Inc. Incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.9	Agreement, dated July 7, 2003, by and between Cobra Biomanufacturing PLC and Advaxis, Inc. Incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.10	Letter Agreement, dated February 10, 2005, by and between Richard Berman and the registrant. Incorporated by reference to Exhibit 10.23 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.11	Employment Agreement, dated February 8, 2005, by and between Vafa Shahabi and the registrant. Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.12	Employment Agreement, dated March 1, 2005, by and between John Rothman and the registrant. Incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 2 filed on April 8, 2005 to Registration Statement on Form SB-2/A (File No. 333-122504).
10.13	Royalty Agreement, dated as of May 11, 2003, by and between Cobra Bio-Manufacturing PLC and the registrant. Incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.14	Employment Agreement dated August 21, 2007 between the registrant and Thomas Moore. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on August 27, 2007.
10.15	Note Purchase Agreement, dated September 22, 2008 by and between Thomas A. Moore and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 30, 2008.
10.16	Technical/Quality Agreement dated May 6, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.57 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.
10.17	Master Service Agreement dated April 7, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.58 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.
10.18	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.
10.19	Form of Senior Secured Convertible Note. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on June 19, 2009.
10.20	Form of Senior Promissory Note as amended, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on June 19, 2009.
10.21	Form of Amended and Restated Senior Promissory Note, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K filed with the SEC on February 19, 2010.
10.22	Amended and Restated 2009 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on April 30, 2010.

Exhibit Number	Description of Exhibit
10.23	Second Amendment to the Amended and Restated Patent License Agreement between the registrant and the University of Pennsylvania dated as of May 10, 2010. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 3, 2010.
10.24	Series B Preferred Stock Purchase Agreement dated July 19, 2010 by and between Optimus Capital Partners, LLC and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
10.25	Form of Amended and Restated Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit G to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
10.26	Form of Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit H to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
10.27	Amended and Restated Senior Promissory Note, dated March 17, 2011, between the registrant and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on March 17, 2011.
10.28	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated April 4, 2011 by and between Optimus Life Sciences Capital Partners, LLC, Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.
10.29	Form of Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Appendix 2 to the Warrant included as Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.
10.30	Amended and Restated Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on April 7, 2011.
10.31	Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Amendment to Current Report on Form 8-K/A filed with the SEC on May 12, 2011.
10.32	Form of Registration Rights Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.
10.33	2011 Omnibus Incentive Plan of registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on August 29, 2011.
10.34	2011 Employee Stock Purchase Plan. Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on August 29, 2011.
10.35	Exchange and Amendment Agreement, dated as of August 29, 2011, by and between Advaxis, Inc. and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.
10.36	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.
10.37	Form of Note Purchase Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

Exhibit Number	Description of Exhibit
10.38	Form of Registration Rights Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.
10.39	Amendment No. 1 to the Advaxis, Inc. 2011 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 20, 2011.
10.40	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.
10.41	Form of Note Purchase Agreement, dated as of December 29, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.
10.42	Form of Registration Rights Agreement, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.
10.43	Form of Exchange Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
10.44	Form of Amendment, Consent and Waiver Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
10.45	Form of Convertible Promissory Note issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
10.46	Form of Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
10.47	Form of Registration Rights Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on May 18, 2012.
10.48	Stock Purchase Agreement, dated as of June 13, 2012, by and between Advaxis, Inc. and Numoda Corporation. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 14, 2012.
10.49	Amendment No. 1, dated as of March 26, 2007, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.
10.50	Master Agreement, dated June 19, 2009, by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.
10.51	Form of Project Agreement by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.
10.52	Clinical Trial Services Agreement, dated December 13, 2009, by and between the Gynecologic Oncology Group and Advaxis, Inc. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

Exhibit Number	Description of Exhibit
10.53	Amendment No. 3, dated as of December 12, 2011, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.
10.54	Exchange Agreement, dated as of July 5, 2012, by and between Advaxis, Inc. and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 11, 2012.
10.55	Agreed Order Granting Joint Expedited Motion for Order Approving Settlement of Claim entered by the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, dated July 24, 2012. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 25, 2012.
10.56	Stipulation for Settlement of Claim between Socius CG II, Ltd. and Advaxis, Inc., dated July 23, 2012. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on July 25, 2012.
10.57	Amendment No. 1 to 2011 Omnibus Incentive Plan of registrant. Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on July 19, 2012.
10.58	Promissory Note issued to JLSI, LLC on July 21, 2012. Incorporated by reference to Exhibit 10.111 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.
10.59	Form of Convertible Promissory Note issued to Dr. James Patton. Incorporated by reference to Exhibit 10.112 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.
10.60	Form of Convertible Promissory Note issued to JMJ Financial on August 27, 2012. Incorporated by reference to Exhibit 10.113 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.
10.61	Form of Note Purchase Agreement by and between Advaxis, Inc. and Dr. James Patton. Incorporated by reference to Exhibit 10.114 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.
10.62	Common Stock Purchase Agreement by and between Advaxis, Inc. and Hanover Holdings I, LLC, dated as of October 26, 2012. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 31, 2012.
10.63	Registration Rights Agreement by and between Advaxis, Inc. and Hanover Holdings I, LLC, dated as of October 26, 2012. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 31, 2012.
10.64	Order for Approval of Stipulation for Settlement of Claims entered by the Superior Court of the State of California for the County of Los Angeles – Central District, dated December 20, 2012. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 28, 2012.
10.65	Stipulation for Settlement of Claims between Ironridge Global IV, Ltd. and Advaxis, Inc., dated December 19, 2012. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on December 28, 2012.
10.66	Form of Securities Purchase Agreement, dated as of December 13, 2012, by and between Advaxis, Inc. and Tonaquint, Inc. Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the SEC on March 25, 2013.
10.67	Form of Security Agreement, dated as of December 13, 2012, by Advaxis, Inc. in favor of Tonaquint, Inc. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the SEC on March 25, 2013.

Exhibit Number	Description of Exhibit
10.68	Separation Agreement and General Release dated March 20, 2013 between Advaxis, Inc. and John Rothman. Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the SEC on March 25, 2013.
10.69	Convertible Promissory Note issued to JMJ Financial on April 26, 2013. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on May 8, 2013.
14.1	Code of Business Conduct and Ethics dated November 12, 2004. Incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.
23.1	Consent of Marcum LLP
23.2	Consent of McGladrey LLP
23.3	Consent of Reed Smith LLP (See Exhibit 5.1 above).
24.1	Power of Attorney (Included in the signature page of this Registration Statement).

*	To be filed by amendment.
(b)	Financial Statement Schedules. See page F-1.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) (ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton, State of New Jersey, on May 15, 2013.

ADVAXIS, INC.
By: /s/ Thomas A. Moore Name: Thomas A. Moore Title: Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned officers and directors of Advaxis, Inc., a Delaware corporation, hereby severally constitute and appoint Thomas A. Moore and Mark J. Rosenblum, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Thomas A. Moore Thomas A. Moore	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 15, 2013
/s/ Mark J. Rosenblum Mark J. Rosenblum	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Accounting Officer)	May 15, 2013
/s/ Roni A. Appel Roni A. Appel	Director	May 15, 2013
/s/ Dr. Thomas McKearn Dr. Thomas McKearn	Director	May 15, 2013
/s/ Dr. James Patton Dr. James Patton	Director	May 15, 2013
/s/ Richard Berman Richard Berman	Director	May 15, 2013